Variable Life Account B
Aetna Life Insurance and Annuity Company
151 Farmington Avenue
Hartford, Connecticut 06156
800-334-7586


Prospectus Dated January 16, 1998
Flexible Premium Variable Life Insurance Policy on the Lives of Two Insureds


The Policy offered in connection with this Prospectus is the AetnaVest Estate Protector II Policy, a flexible premium variable life insurance policy on the lives of two Insureds (the "Policy") issued and underwritten by Aetna Life Insurance and Annuity Company (the "Company"). The Policy is intended to provide life insurance and pay a benefit, as described in this Prospectus, upon surrender, maturity or Second Death. The Policy is designed to allow flexible premium payments, Policy Loans, Partial Surrenders, a choice of two Death Benefit Options and account values that may be invested on either a fixed or variable or a combination of fixed and variable basis. Net Premiums may be allocated to Variable Life Account B, and/or the Fixed Account, or both Accounts. The Variable Options of Variable Life Account B support the benefits provided by the variable portion of the Policy. The Fund Account Value in each Variable Option is not guaranteed and will vary with the investment performance of the associated Fund. Net Premiums allocated to the Fixed Account will accumulate at rates of interest We determine. Such rates will not be less than 4% a year. Net Premiums allocated to Variable Life Account B must be allocated to one or more of the Variable Options We make available. Sufficient premiums must be paid to continue the Policy in force or to qualify for the Guaranteed Death Benefit. Premium reminder notices will be sent for Planned Premiums and for premiums required to continue the Policy in force. The Policy may be reinstated.


The Policy has a free look period during which You may return the Policy or rescind an increase in the Specified Amount. (See Right of Policy Examination)


This Prospectus also describes the Variable Options used to fund the Policy through Variable Life Account B (the "Separate Account"). The Variable Options are:

[bullet] Aetna Variable Fund                      [bullet] Janus Aspen Balanced Portfolio
[bullet] Aetna Income Shares                      [bullet] Janus Aspen Growth Portfolio
[bullet] Aetna Investment Advisers Fund, Inc.     [bullet] Janus Aspen Worldwide Growth Portfolio
[bullet] Aetna Variable Encore Fund               [bullet] Oppenheimer Global Securities Fund
[bullet] Aetna Ascent Variable Portfolio          [bullet] Oppenheimer Strategic Bond Fund
[bullet] Aetna Crossroads Variable Portfolio      [bullet] Portfolio Partners, Inc. MFS Emerging Equities Portfolio
[bullet] Aetna Legacy Variable Portfolio          [bullet] Portfolio Partners, Inc. MFS Research Growth Portfolio
[bullet] Aetna Variable Index Plus Portfolio      [bullet] Portfolio Partners, Inc. MFS Value Equity Portfolio
[bullet] Fidelity VIP Equity-Income Portfolio     [bullet] Portfolio Partners, Inc. Scudder International Growth Portfolio
[bullet] Fidelity VIP II Contrafund Portfolio     [bullet] Portfolio Partners, Inc. T. Rowe Price Growth Equity Portfolio
[bullet] Janus Aspen Aggressive Growth Portfolio


Unless specifically mentioned, this Prospectus only describes the Variable Options.


Not all Funds may be available under all Policies or in all jurisdictions. The Statement of Additional Information ("SAI") for any of the Funds may be obtained by calling (800) 334-7586.

Replacing existing insurance or supplementing an existing flexible premium variable life insurance policy with the Policy may not be to your advantage.

THIS PROSPECTUS IS VALID ONLY WHEN ACCOMPANIED BY THE CURRENT PROSPECTUSES OF THE FUNDS. BOTH THIS PROSPECTUS AND THE UNDERLYING FUND PROSPECTUSES SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.


THIS PROSPECTUS AND OTHER INFORMATION ABOUT VARIABLE LIFE ACCOUNT B REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION CAN BE FOUND IN THE SEC'S WEB SITE AT http://www.sec.gov.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




Table of Contents


Definitions   ...................................................  iv
Policy Summary   ................................................   1
The Separate Account   ..........................................   1
Charges & Fees   ................................................   2
  Charges & Fees Assessed Against Premium   .....................   2
  Charges & Fees Assessed Against the Total Account Value  ......   2
  Charges & Fees Assessed Against the Separate Account  .........   3
  Charges Assessed Against the Underlying Funds   ...............   4
  Charges Deducted Upon Surrender  ..............................   5
Allocation of Premiums    .......................................   6
  The Funds   ...................................................   6
  Investment Advisers of the Funds    ...........................   8
  Mixed and Shared Funding; Conflicts of Interest    ............   8
  Fund Additions, Deletions or Substitutions   ..................   8
  Fixed Account  ................................................   8
Policy Choices   ................................................   9
  Premium Payments  .............................................   9
  Guaranteed Death Benefit   ....................................  10
  No Lapse Coverage    ..........................................  10
  Death Benefit Options   .......................................  11
  Transfers and Allocations to Funding Options    ...............  11
  Telephone Transfers  ..........................................  11
  Automated Transfers (Dollar Cost Averaging)  ..................  12
Policy Values    ................................................  12
  Total Account Value  ..........................................  12
  Accumulation Unit Value    ....................................  13
  Maturity Value    .............................................  13
  Surrender Value   .............................................  13
Policy Rights    ................................................  13
  Full Surrenders   .............................................  13
  Partial Surrenders   ..........................................  14
  Paid-Up Nonforfeiture Option  .................................  14
  Grace Period   ................................................  14
  Reinstatement of a Lapsed Policy    ...........................  15
  Coverage Beyond Maturity   ....................................  15
  Right to Defer Payment  .......................................  15

  Policy Loans  ............................................................   15
  Policy Changes   .........................................................   16
  Right of Policy Examination  .............................................   17
  Supplemental Benefits  ...................................................   17
Death Benefit   ............................................................   18
Policy Settlement  .........................................................   18
  Settlement Options  ......................................................   19
The Company  ...............................................................   19
Directors & Officers  ......................................................   20
Additional Information   ...................................................   22
  Reports to Policyowners   ................................................   22
  Right to Instruct Voting of Fund Shares  .................................   22
  Disregard of Voting Instructions   .......................................   22
  State Regulation .........................................................   23
  Legal Matters ............................................................   23
  The Registration Statement   .............................................   23
  Distribution of the Policy   .............................................   23
  Independent Auditors   ...................................................   24
  Year 2000 ................................................................   24
Tax Matters  ...............................................................   24
  General ..................................................................   24
  Federal Tax Status of the Company  .......................................   24
  Life Insurance Qualification .............................................   24
  General Rules ............................................................   25
  Modified Endowment Contracts .............................................   25
  Diversification Standards ................................................   26
  Investor Control .........................................................   26
  Other Tax Considerations  ................................................   27
Miscellaneous Policy Provisions   ..........................................   27
  The Policy ...............................................................   27
  Payment of Benefits ......................................................   27
  Suicide and Incontestability .............................................   27
  Protection of Proceeds ...................................................   28
  Nonparticipation .........................................................   28
  Changes in Owner and Beneficiary; Assignment   ...........................   28
  Misstatement as to Age and/or Sex  .......................................   28
  Performance Reporting and Advertising ....................................   29
  Illustrations of Death Benefit, Total Account Values and Surrender Values    29
Financial Statements of the Separate Account  ..............................  S-1
Financial Statements of the Company  .......................................  F-1


THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT BE LAWFULLY MADE. NO DEALER, SALESMAN OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.

THE PURPOSE OF THIS VARIABLE LIFE INSURANCE POLICY IS TO PROVIDE INSURANCE PROTECTION. LIFE INSURANCE IS A LONG-TERM INVESTMENT. POLICYOWNERS SHOULD CONSIDER THEIR NEED FOR INSURANCE COVERAGE AND THE POLICY'S LONG-TERM INVESTMENT POTENTIAL. NO CLAIM IS MADE THAT THE POLICY IS ANY WAY SIMILAR OR COMPARABLE TO AN INVESTMENT IN A MUTUAL FUND.

Definitions

Accumulation Unit: A unit used to measure the value of the Policyowner's interest in each applicable Variable Option. An Accumulation Unit is used to calculate the value of the variable portion of the Policy before the election of a Settlement Option.

Additional Premiums: Any premiums paid in addition to Planned Premiums.

Amount at Risk: The Death Benefit divided by 1.0032737, minus the Total Account Value on that date before computing the monthly deductions for the Cost of Insurance for this Policy.

Annuitant: A person who receives annuity payments.

Annuity: A series of payments for life or for a definite period.

Attained Age: Issue Age of the Insured increased by the number of Policy Years elapsed.

Basic Monthly Premium: The amount of premium to assure that the Policy remains in force for a period of at least 5 Policy Years beginning on the Issue Date or the Issue Date of an Increase even if the Surrender Value is insufficient to satisfy the current Monthly Deduction.

Company: Aetna Life Insurance and Annuity Company.

Cost of Insurance: A charge related to the Company's expected mortality cost for Your basic insurance coverage under the Policy, not including any supplemental benefit provision that You may elect through a Policy rider. It is equal to the Amount at Risk multiplied by a monthly Cost of Insurance rate.

Death Benefit: The amount described in the Policy Choices section which is payable on the date of the Second Death, subject to all provisions contained in the Policy.

Death Benefit Options: Either of the two methods for determining the Death Benefit.

Fixed Account: A non-variable funding option available on the Policy that guarantees a minimum interest rate of 4% per year.

Fixed Account Value: The non-loaned portion of the Policy's Total Account Value attributable to the non-variable portion of the Policy. The Fixed Account Value is part of the general assets of the Company.

Full Surrender: A Policy right whereby You may terminate the Policy in exchange for payment of its Full Surrender Value.

Full Surrender Value: Equals the Total Account Value on the date of surrender less any Surrender Charge, less the Loan Account Value and less any accrued interest.

Fund(s): One or more of the underlying variable funding options available under the Policy (as described in this Prospectus). Each of the Funds is an open-end management investment company (mutual fund) whose shares are purchased by the Separate Account to fund the benefits provided by the policy.

Grace Period: The 61-day period beginning on the Monthly Deduction Day on which the Policy's Surrender Value is insufficient to cover the current Monthly Deduction. The Policy will lapse without value at the end of the 61-day period unless a sufficient payment is received by the Company.

Guaranteed Death Benefit: A provision of the Policy which assures that the Policy will stay in force, even if the Total Account Value is insufficient to cover the current Monthly Deductions. The Guaranteed Death Benefit is available to the younger Insured's Attained Age 100.

Guaranteed Death Benefit Premium: The amount of premium that must be paid to assure that the Policy remains in force until the younger Insured's Attained Age 100.

Home Office: The Company's principal executive offices at 151 Farmington Avenue, Hartford, Connecticut 06156.

Insureds: The two persons on whose lives the Policy is issued.

Issue Age: The age of each Insured on his/her birthday nearest to the Policy's Issue Date.

Issue Date: The effective date on which coverage begins under the Policy.

Loan Account Value: The sum of all unpaid Policy Loans. The amount necessary to repay Policy Loans in full is the Loan Account Value plus any accrued interest.

Loan Value: Is 90% of the sum of the Fixed Account Value and the Separate Account Value.

Maturity Date: The Policy Anniversary on which the younger Insured reaches Attained Age 100.

Maturity Value: The Total Account Value on the Maturity Date, less the amount necessary to repay any Policy Loans in full, including interest.

Monthly Deduction: A charge assessed against the Total Account Value which includes the Cost of Insurance, a monthly administrative charge and any charges for supplemental benefit riders. Monthly Deductions begin on the Issue Date and occur on each Monthly Deduction Day thereafter.

Monthly Deduction Day: The first Monthly Deduction Day is the Issue Date. Monthly Deduction Days occur each month thereafter on the same day as the Issue Date.

Net Premium: The Net Premium is equal to the amount of the premium paid less the deduction for Premium Load.

Net Single Premium: The amount required to purchase a guaranteed benefit assuming the Policy's Total Account Value is allocated to the Fixed Account, using the Insureds' Attained Ages and premium classes. The Net Single Premium is determined using guaranteed interest of 4% per year and guaranteed maximum Cost of Insurance rates.

Partial Surrenders: The amount You can receive in cash by surrendering a part of the Policy.

Planned Premiums: Premiums We agree to bill.

Policy: The life insurance contract described in this Prospectus, under which flexible premium payments are permitted and the Death Benefit may and Total Account Values will vary with the investment performance of the Fund(s).

Policy Loan: The amount received by borrowing from the Total Account Value.

Policyowner: The person or persons having rights to the benefits under the Policy; referred to as "You".

Policy Year/Policy Anniversary: The first Policy Year is the 12 month period beginning on the Issue Date. Your Policy Anniversary is equal to the Issue Date plus 1 Year, 2 Years, etc.

Premium Loads: A charge assessed against the premium to cover certain expenses associated with start-up and maintenance costs of the Policy.

Second Death: Death of the Surviving Insured.

SEC: Securities and Exchange Commission.

Separate Account: A separate account established by Aetna Life Insurance and Annuity Company for the purpose of funding the Policy: Variable Life Account B.

Separate Account Value: The portion of the Policy's Total Account Value attributable to the variable portion of the Policy.

Settlement Option(s): The method by which payment may be made to a beneficiary due from a Death Benefit or upon the Full Surrender of the Policy.

Specified Amount: The amount chosen by the Policyowner at application and used in determining the Death Benefit. It may be increased or decreased as described in this Prospectus.

Surrender Charge: An amount retained by the Company upon the Full or Partial Surrender of the Policy.

Surrender Value: The amount You can receive in cash by surrendering the Policy.

Surviving Insured: The Insured living after the first death.

Total Account Value: The sum of the Fixed Account Value, the Separate Account Value and the Loan Account Value.

Valuation Date: The date and time at which the Accumulation Unit Value of a variable investment option is calculated. Currently, this calculation occurs after the close of business of the New York Stock Exchange on any normal business day, Monday through Friday, that the New York Stock Exchange is open.

Valuation Period: The period of time from when the Company determines the Accumulation Unit Value of a variable investment option until the next time it determines such unit value. Currently, the calculation occurs after the close of business of the New York Stock Exchange on any normal business day, Monday through Friday, that the New York Stock Exchange is open.

Variable Account Value: The Accumulation Unit Value for a Variable Option multiplied by the number of Accumulation Units for that Variable Option credited to the Policy.

Variable Option: One or more of the variable funding options available under the Policy (as described in this Prospectus).

We, Our, Us, Company: Aetna Life Insurance and Annuity Company, its successors, or assigns.

Written Request: A request in writing, in a form satisfactory to Us and received by Us at the Home Office.

Policy Summary

The Policy offered in connection with this Prospectus is a flexible premium variable life insurance policy issued on the lives of two Insureds. The Policy is intended to provide life insurance and pay a benefit (subject to adjustment under the Policy's Age and/or Sex, Suicide and Incontestability, and Grace Period provisions) upon surrender, maturity or Second Death. The Policy is designed to allow flexible premium payments, Policy Loans, Partial Surrenders, a choice of two Death Benefit Options and account values that may be either fixed or variable or a combination of fixed and variable.

Charges and fees will be assessed against premium payments, the Total Account Value, the Separate Account, the underlying Funds and upon surrender. These charges and fees are described within this Prospectus.

You must purchase Your variable life insurance policy from a registered representative. The Policy, the initial application on the Insureds, any subsequent applications and any riders constitute the entire contract.

At the time of application, You must choose a Death Benefit Option, decide on the amount of premium We agree to bill and determine how to allocate Net Premiums. You may elect to supplement the benefits afforded by the Policy through the addition of riders We make available.

The proceeds payable upon the Second Death are based on the Death Benefit Option chosen. Under Option 1 the Death Benefit would be the greater of the Specified Amount or a percentage of the Total Account Value. Under Option 2, the Death Benefit would be the greater of the Specified Amount plus the Total Account Value on the date of death or a percentage of the Total Account Value.

Although the Policy is designed to allow flexible premiums, sufficient premiums must be paid to continue the Policy in force to the Maturity Date or to qualify for a Guaranteed Death Benefit. Premium reminder notices will be sent for Planned Premiums and for premiums required to continue the Policy. Should Your Policy lapse, it may be reinstated.

Net Premiums may be allocated to the Separate Account, the Fixed Account or both Accounts. Net Premiums allocated to the Separate Account must be allocated to one or more Variable Options and allocations must be in whole percentages. The variable portion of the Policy is supported by the Variable Options you choose and will vary with the investment performance of the associated Fund. Net Premiums allocated to the Fixed Account will accumulate at rates of interest We determine. Such rates will not be less than 4% a year.

The Separate Account

The Separate Account established for the purpose of providing Variable Options to fund the Policy is Variable Life Account B. Amounts allocated to the Separate Account are invested in the Funds. Each of the Funds is an open-end management investment company (mutual fund) whose shares are purchased by the Separate Account to fund the benefits provided by the Policy. The Funds currently available under the Separate Account, including their investment objectives and their investment advisers, are described in this Prospectus. Complete descriptions of the Funds' investment objectives and restrictions and other material information relating to an investment in the Funds are contained in the prospectuses for each of the Funds which are delivered with this Prospectus.

Variable Life Account B was established pursuant to a June 18, 1986, resolution of the Board of Directors of the Company. Under Connecticut Insurance Law, the income, gains or losses of the Separate Account is credited without regard to the other income, gains or losses of the Company. These assets are held for the Company's variable life insurance policies. Any and all distributions made by the Funds with respect to shares held by the Separate Account will be reinvested in additional shares at net asset value. The assets maintained in the Separate Account will not be charged with any liabilities arising out of any other business conducted by the Company. The Company is, however, responsible for meeting the obligations of the Policy to the Policyowner.

No stock certificates are issued to the Separate Account for shares of the Funds held in the Separate Account. Ownership of Fund shares is documented on the books and records of the Funds and of the Company for the Separate Account.


The Separate Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940 and meets the definition of separate account under the federal securities laws. Such registration does not involve any approval or disapproval by the Commission of the Separate Account or the Company's management or investment practices or policies. The Company does not guarantee the Separate Account's investment performance.

Charges & Fees

Charges & Fees Assessed Against Premium

Premium Load


Before a premium is allocated to the Policy's Total Account Value, a percentage of the premium is deducted to cover certain expenses associated with start-up and maintenance costs of the Policy. These expenses include a current sales load of 4.65% up to the Guaranteed Death Benefit Premium and 1.65% of the excess (never to exceed 6.65% of all premiums), a current 2.1% state premium tax charge and a current 1.25% federal income tax charge. The state premium tax charge reimburses the Company for taxes it pays to states and municipalities in which the Policy is sold. The amount of tax assessed by a state or municipality may be more or less than the charge. The federal income tax charge reimburses the Company for its increased federal tax liability under the federal tax laws. The Company has determined that these state and federal tax charges are reasonable in relation to its tax liability, but subject to state law, reserves the right to increase these tax charges due to changes in the state or federal tax laws that increase the Company's tax liability. The total current Premium Load is equal to 8.00% up to the Guaranteed Death Benefit Premium and 5% of the excess.


Charges & Fees Assessed Against the Total Account Value
Charges and fees assessed against the Total Account Value will be deducted from the Separate Account Value and the Fixed Account Value in the same proportion that these values bear to the sum of the Fixed Account Value and the Separate Account Value on the date of the deduction. This is accomplished by liquidating Accumulation Units and withdrawing the value of the liquidated Accumulation Units from each Variable Option in the same proportion as their respective values have to the sum of Your Fixed Account and Separate Account Values. (See Accumulation Units)

Transfers within Accounts
You may transfer all or part of each Fund to any other Fund or to the Fixed Account Value at any time. We reserve the right to charge an administrative fee of $25 for each transfer over 12 transfers per year and limit the number of Funds you may elect over the lifetime of the Policy to 17.

Monthly Deductions
The Monthly Deduction includes the Cost of Insurance, a Policy fee, a monthly administrative expense charge and any charges for Supplementary Benefits. Monthly Deductions begin on the Issue Date, even if the Issue Date is earlier than the date the application is signed, and occur on each Monthly Deduction Day thereafter. If the Policy's issuance is delayed due to underwriting requirements, the charges will not be assessed until the underwriting is complete and the application for the Policy is approved. (See Premium Payments)

Cost of Insurance
The Cost of Insurance charge is related to the Company's expected mortality cost for Your basic insurance coverage under the Policy, not including any supplemental benefit provisions that You may elect through a Policy rider. The Cost of Insurance charge is equal to the Amount at Risk multiplied by a monthly Cost of Insurance rate. The Cost of Insurance rate is variable and is based on both Insureds' issue ages, sex (where permitted by law), number of Policy Years elapsed and premium class. Because the Total Account Value and, under certain circumstances, the Death Benefit of the Policy may vary from month to month, the Cost of Insurance charge may also vary on each Monthly Deduction Day. In addition, You should note that the Cost of Insurance charge is related to the difference between the Death Benefit payable under the Policy and the Total Account Value of the Policy. An increase in the Total Account Value or a decrease in the Death Benefit may result in a smaller Cost of Insurance charge while a decrease in the Total Account Value or an increase in the Death Benefit may result in a larger cost of insurance charge.

The Cost of Insurance rate for standard risks will not exceed those based on the 1980 Commissioners Standard Ordinary Mortality Tables (1980 Tables). Substandard risks will have monthly deductions based on Cost of Insurance rates which may be higher than those set forth in the 1980 Tables. A table of guaranteed maximum Cost of Insurance rates per $1,000 of the Amount at Risk will be included in each Policy. The Monthly Cost of Insurance rates may be adjusted by Us from time to time. Adjustments will be on a class basis and will be based on Our estimates for future factors such as mortality, investment income, expenses, and the length of time Policies stay in force. Any adjustments will be made on a nondiscriminatory basis.

Policy Fee and Monthly Administrative Expense Charge


The Monthly Deduction amount also includes a current Policy fee of $32.50 a month during the first Policy Year and $7.50 a month during subsequent Policy Years (We reserve the right to charge $39.00 a month during the first Policy Year and $14 a month during subsequent Policy Years). The Monthly Deduction amount also includes a current administrative expense charge of $0.08 a month per $1,000 of Specified Amount up to a maximum of $400 for Policy Years 1 through 5 and $0.05 a month per $1,000 of Specified Amount up to a maximum of $250 for Policy Years 6 through 10. Separate and identical administrative expense charges, durations and maximums apply to any increase in Specified Amount, but the charges and maximums are based on the number of years from the date of increase. We reserve the right to charge $0.08 a month per $1,000 of Specified Amount up to maximums of $400 for the basic administrative expense charge and $400 for increases regardless of the numbers of Policy Years or years from date of increase. These charges are for items such as underwriting and issuance, premium billing and collection, policy value calculation, confirmations and periodic reports.


Charges for Supplemental Benefits

If You elect any supplemental benefits through adding riders to the Policy, a supplemental benefits charge will be included in the Monthly Deduction amount. The amount of the charge will vary depending upon the actual supplemental benefits selected and is described on each applicable Policy rider.

Charges & Fees Assessed Against the Separate Account

Mortality and Expense Risk Charge
A mortality and expense risk charge will be deducted from the Separate Account Value to compensate the Company for the aggregate mortality and expense risks assumed in connection with the Policy. The mortality risk assumed by the Company is that Insureds, as a group, may live for a shorter period of time than estimated and that the Company will, therefore, pay a Death Benefit before collecting a sufficient Cost of Insurance charge. The expense risk assumed is that expenses incurred in issuing and administering the Policies and operating the Separate Account will be greater than the administrative charges estimated for such expenses.

The mortality and expense risk charge will be deducted daily and currently equals an annual rate of 0.65% of the average daily net assets of the Separate Account during Policy Years 1 through 10 or, if later, until the younger Insured's Attained Age 65, 0.25% beginning in Policy Year 11 or, if later, at the younger Insured's Attained Age 65, and 0.00% beginning in Policy Year 21 or, if later, at the younger Insured's Attained Age 75. The Company reserves the right to increase or decrease the mortality and expense risk charge if it believes that circumstances have changed so that current charges are no longer appropriate. However, in no event will the charge exceed 0.90% of average daily net assets on an annual basis.


The Separate Account is not subject to any taxes. However, if taxes are assessed against the Separate Account, We reserve the right to assess taxes against the Separate Account Value.


Charges Assessed Against the Underlying Funds

The following table illustrates the investment advisory fees, other expenses and total expenses paid by each of the Funds as a percentage of average net assets based on figures for the year ended December 31, 1996, unless otherwise noted:


                                                                    Investment
                                                                 Advisory Fees(1)     Other Expenses     Total Fund
                                                                  (after expense      (after expense       Annual
                                                                  reimbursement)      reimbursement)      Expenses
Aetna Variable Fund(2)                                                0.50%               0.06%            0.56%
Aetna Income Shares(2)                                                0.40%               0.08%            0.48%
Aetna Variable Encore Fund(2)                                         0.25%               0.10%            0.35%
Aetna Investment Advisers Fund, Inc.(2)                               0.50%               0.08%            0.58%
Aetna Ascent Variable Portfolio(2)                                    0.60%               0.15%            0.75%
Aetna Crossroads Variable Portfolio(2)                                0.60%               0.15%            0.75%
Aetna Legacy Variable Portfolio(2)                                    0.60%               0.15%            0.75%
Aetna Variable Index Plus Portfolio(2)                                0.35%               0.15%            0.50%
Fidelity VIP Equity-Income Portfolio(3)                               0.51%               0.07%            0.58%
Fidelity VIP II Contrafund Portfolio(3)                               0.61%               0.13%            0.74%
Janus Aspen Aggressive Growth Portfolio(4)                            0.72%               0.04%            0.76%
Janus Aspen Balanced Portfolio(4)                                     0.79%               0.15%            0.94%
Janus Aspen Growth Portfolio(4)                                       0.65%               0.04%            0.69%
Janus Aspen Worldwide Growth Portfolio(4)                             0.66%               0.14%            0.80%
Oppenheimer Global Securities Fund                                    0.73%               0.08%            0.81%
Oppenheimer Strategic Bond Fund                                       0.75%               0.10%            0.85%
Portfolio Partners, Inc. MFS Emerging Equities Portfolio(5)           0.70%(6)            0.13%            0.83%
Portfolio Partners, Inc. MFS Research Growth Portfolio(5)             0.70%(6)            0.15%            0.85%
Portfolio Partners, Inc. MFS Value Equity Portfolio(5)                0.65%               0.25%            0.90%
Portfolio Partners, Inc. Scudder International Growth Portfolio(5)    0.80%               0.20%            1.00%
Portfolio Partners, Inc. T. Rowe Price Growth Equity Portfolio(5)     0.60%               0.15%            0.75%


(1) Certain of the unaffiliated Fund advisers reimburse the Company for administrative costs incurred in connection with administering the Funds as variable funding options under the Policy. These reimbursements are paid out of the investment advisory fees and are not charged to investors.

(2) The Company provides administrative services to the Fund and assumes the Fund's ordinary recurring direct costs under an Administrative Services Agreement. The new Administrative Services Agreement became effective on May 1, 1996 for Aetna Variable Fund, Aetna Income Shares, Aetna Variable Encore Fund, Aetna Investment Advisers Fund, Inc., Aetna Ascent Variable Portfolio, Aetna Crossroads Variable Portfolio, and Aetna Legacy Variable Portfolio. Therefore, for these Funds the "Other Expenses" shown are not based on actual figures for the year ended December 31, 1996, but reflect the fee payable under that Agreement. The Administrative Services Agreement was in effect for Aetna Variable Index Plus Portfolio since its inception.

    Effective August 1, 1996, Investment Advisory Fees were increased for Aetna Variable Fund, Aetna Income Shares, Aetna Investment Advisers Fund, Inc., Aetna Ascent Variable Portfolio, Aetna Crossroads Variable Portfolio, and Aetna Legacy Variable Portfolio. The Advisory Fees shown above are not based on actual figures for the year ended December 31, 1996, but reflect the increased Investment Advisory Fees.

(3) A portion of the brokerage commissions that certain funds pay was used to reduce expenses. In addition, certain funds have entered into arrangements with their custodian and transfer agent whereby interest earned on uninvested cash balances was used to reduce custodian and transfer agent expenses. Including these reductions, the total operating expenses would have been 0.56% for Equity Income Portfolio and 0.71% for Contrafund Portfolio.

(4) The fees and expenses shown above are based on gross expenses of the Shares before expense offset arrangements for the fiscal year ended December 31, 1996. The information for each Portfolio is net of fee waivers or reductions from Janus Capital. Fee reductions for the Aggressive Growth, Balanced, Growth, and Worldwide Growth Portfolios reduce the management fee to the level of the corresponding Janus retail fund. Other waivers, if applicable, are first applied against the management fee and then against other expenses. Without such waivers or reductions, the Management Fee, Other Expenses and Total Fund Annual Expenses would have been 0.79%, 0.04% and 0.63% for Aggressive Growth Portfolio; 0.92%, 0.15% and 1.07% for Balanced Portfolio; 0.79%, 0.04% and 0.83% for Growth Portfolio; and
    0.77%, 0.14% and 0.91% for Worldwide Growth Portfolio, respectively. Janus Capital may modify or terminate the waivers or reductions at any time upon at least 30 days' notice to the Portfolio's Board of Trustees.


(5) Each Portfolio's aggregate expenses are limited to the advisory and administrative fees disclosed above through April 30, 1999. Without these limitations, the aggregate expenses for the current portfolio are estimated to be as follows: .87% for the MFS Emerging Equities Portfolio; .92% for the MFS Research Growth Portfolio; .90% for the MFS Value Equity Portfolio; 1.00% for the Scudder International Growth Portfolio; and .79% for the T. Rowe Price Growth Equity Portfolio.


(6) The advisory fee is .70% of the first $500 million in assets and .65% on the excess.

For further details on each Fund's expenses please refer to that Fund's prospectus. Additional copies of each Fund's prospectus and the Statement of Additional Information for each Fund may be obtained free of charge by calling
(800)-334-7586.

Charges Deducted Upon Surrender
If, during the first 20 Policy Years, the Policy is totally surrendered or lapses, or a Partial Surrender reduces the Specified Amount, a Surrender Charge will be deducted from the Total Account Value. This charge is imposed in part to recoup distribution expenses and in part to recover certain first year administrative costs. The maximum Surrender Charges are included in each Policy and are in compliance with each state's nonforfeiture law.

The maximum Surrender Charge, as specified in the Policy, is based on the Specified Amount. It also depends on the Issue Age, risk classification and, in most states, sex of the Insureds.

If You increase the Specified Amount, a new Surrender Charge will be applicable, in addition to the then existing Surrender Charge. This charge will be effective on the Issue Date for the increase and remain in effect for twenty years. Supplemental Policy Specifications will be sent to You once the change is complete and will reflect the maximum additional Surrender Charge in the Table of Maximum Surrender Charges.

Any decrease in the Specified Amount will not reduce the original or any additional Surrender Charge.

Surrender Charges on Full and Partial Surrenders
All applicable Surrender Charges are imposed on Full surrenders.

A proportional percentage of all Surrender Charges is imposed on Partial Surrenders. The proportional percentage is the amount of the net Partial Surrender divided by the sum of the Separate Account Value and the Fixed Account Value less full Surrender Charges. When a Partial Surrender is made, any applicable remaining Surrender Charges will be reduced in the same proportion. A transaction charge of $25 may be made against the Separate Account for each Partial Surrender. (See Partial Surrenders)

Allocation of Premiums

You may allocate all or a part of Your Net Premiums to the Funds currently available through the Separate Account in connection with the Policy and/or You may allocate all or a part of Your Net Premiums to the Fixed Account.

The Funds

The Separate Account currently invests in shares of the Funds listed below. Net Premiums applied to the Separate Account will be invested in the Funds in accordance with the selection made by the Policyowner. Funds may be added or withdrawn as permitted by applicable law. We reserve the right to limit the total number of Funds You may elect to 17 over the lifetime of the Policy. Shares of the Funds are not sold directly to the general public. Each of the Funds is available only through the purchase of variable annuities or variable life insurance policies. (See Mixed and Shared Funding)

The investment results of the Funds, whose investment objectives are described below, are likely to differ significantly. There is no assurance that any of the Funds will achieve their respective investment objectives. Investment in some of the Funds involves special risks, which are described in their respective prospectuses. You should read the prospectuses for the Funds and consider carefully, and on a continuing basis, which Fund or combination of Funds is best suited to Your long-term investment objectives. Except where otherwise noted, all of the Funds are diversified, as defined in the Investment Company Act of 1940.

[bullet] Aetna Variable Fund seeks to maximize total return through investments in a diversified portfolio of common stocks and securities convertible into common stocks.(1)

[bullet] Aetna Income Shares seeks to maximize total return, consistent with reasonable risk, through investments in a diversified portfolio consisting primarily of debt securities.(1)

[bullet] Aetna Variable Encore Fund seeks to provide high current return, consistent with preservation of capital and liquidity, through investment in high-quality money market instruments. An investment in this Fund is neither insured nor guaranteed by the U.S. Government.(1)

[bullet] Aetna Investment Advisers Fund, Inc. is a manged Fund which seeks to maximize investment return consistent with reasonable safety of principal by investing in one or more of the following asset classes: stocks, bonds and cash equivalents based on the Company's judgment of which of those sectors or mix thereof offers the best investment prospects.(1)

[bullet] Aetna Generation Portfolios, Inc.--Aetna Ascent Variable Portfolio seeks to provide capital appreciation by allocating its investments among equities and fixed income securities. Aetna Ascent is managed for investors who generally have an investment horizon exceeding 15 years, and who have a high level of risk tolerance. See the Fund's prospectus for a discussion of the risks involved.(1)

[bullet] Aetna Generation Portfolios, Inc.--Aetna Crossroads Variable Portfolio seeks to provide total return (i.e., income and capital appreciation, both realized and unrealized) by allocating its investments among equities and fixed income securities. Aetna Crossroads is managed for investors who generally have an investment horizon exceeding 10 years and who have a moderate level of risk tolerance. (1)

[bullet] Aetna Generation Portfolios, Inc.--Aetna Legacy Variable Portfolio seeks to provide total return consistent with preservation of capital by allocating its investments among equities and fixed income securities. Aetna Legacy is managed for investors who generally have an investment horizon exceeding five years and who have a low level of risk tolerance.(1)

[bullet] Aetna Variable Portfolios, Inc.--Aetna Variable Index Plus Portfolio seeks to outperform the total return performance of publicly traded common stocks represented by the S&P 500.(1)

[bullet] Fidelity Investments' Variable Insurance Products Fund--Equity-Income
         Portfolio seeks reasonable income by investing primarily in income-producing equity securities. In choosing these securities, the Fund will also consider the potential for capital appreciation.(2)

[bullet] Fidelity Investments' Variable Insurance Products Fund II--Contrafund
         Portfolio seeks maximum total return over the long term by investing its assets mainly in equity securities of companies that are undervalued or out-of-favor.(2)

[bullet] Janus Aspen Series--Aggressive Growth Portfolio is a non-diversified portfolio that seeks long-term growth of capital. The Portfolio pursues its investment objective by normally investing at least 50% of its equity assets in securities issued by medium sized companies. Medium-sized companies are those whose market capitalizations fall within the range of companies in the S&P MidCap 400 Index, which as of December 30, 1996 included companies with capitalizations between approximately $192 million and $6.5 billion, but which is expected to change on a regular basis.(3)

[bullet] Janus Aspen Series--Balanced Portfolio seeks long-term capital growth consistent with preservation of capital and balanced by current income. The Portfolio pursues its investment objective by, under normal circumstances, investing 40%-60% of its assets in securities selected primarily for their growth potential and 40%-60% of its assets in securities selected primarily for their income potential.(3)

[bullet] Janus Aspen Series--Growth Portfolio seeks long-term growth of capital consistent with the preservation of capital. The Portfolio pursues its investment objective by investing in common stocks of a large number of issuers of any size.(3)


[bullet] Janus Aspen Series--Worldwide Growth Portfolio seeks long-term growth of capital consistent with the preservation of capital. The Portfolio pursues its investment objective primarily through investments in common stocks of foreign and domestic issuers.(3)

[bullet] Oppenheimer Global Securities Fund seeks long-term capital appreciation by investing a substantial portion of its assets in securities of foreign issuers, "growth-type" companies, cyclical industries and special situations which are considered to have appreciation possibilities. Current income is not an objective. These securities may be considered to be speculative.(4)

[bullet] Oppenheimer Strategic Bond Fund seeks a high level of current income principally derived from interest on debt securities and seeks to enhance such income by writing covered call options on debt securities. The Fund intends to invest principally in: (i) foreign government and corporate debt securities, (ii) U.S. Government securities, and (iii) lower-rated high yield domestic debt securities, commonly known as "junk bonds", which are subject to a greater risk of loss of principal and nonpayment of interest than higher-rated securities. These securities may be considered to be speculative.(4)

[bullet] Portfolio Partners, Inc.--MFS Emerging Equities Portfolio seeks long-term growth of capital by investing primarily in common stocks issued by companies that its subadviser believes are early in their life cycle but which have the potential to become major enterprises (emerging growth companies).(5)

[bullet] Portfolio Partners, Inc.--MFS Research Growth Portfolio seeks long-term growth of capital and future income by investing primarily in common stocks or securities convertible into common stocks issued by companies that the subadviser believes to possess better-than-average prospects for long-term growth, and, to a lesser extent, in income-producing securities including bonds and preferred stock.(5)

[bullet] Portfolio Partners, Inc.--MFS Value Equity Portfolio seeks capital appreciation by investing primarily in common stocks.(5)

[bullet] Portfolio Partners, Inc.--Scudder International Growth Portfolio seeks long-term growth of capital primarily through a diversified portfolio of marketable foreign equity securities.(6)

[bullet] Portfolio Partners, Inc.--T. Rowe Price Growth Equity Portfolio seeks long-term growth of capital and, secondarily, seeks to increase dividend income by investing primarily in common stocks issued by a diversified group of well-established growth companies.(7)

Investment Advisers for each of the Funds:

 (1) Aetna Life Insurance and Annuity Company (adviser); Aeltus Investment Management, Inc. (sub-adviser)
 (2) Fidelity Management & Research Company
 (3) Janus Capital Corporation
 (4) OppenheimerFunds, Inc.
 (5) Aetna Life Insurance and Annuity Company (adviser); Massachusetts Financial Services Company ("MFS") (sub-adviser)
 (6) Aetna Life Insurance and Annuity Company (adviser); Scudder, Stevens & Clark, Inc. (sub-adviser)
 (7) Aetna Life Insurance and Annuity Company (adviser); T. Rowe Price Associates, Inc. (sub-adviser)


Some of the above Funds may use instruments known as derivatives as part of their investment strategies, as described in their respective prospectuses. The use of certain derivatives such as inverse floaters and principal only debt instruments may involve higher risk of volatility to a Fund. The use of leverage in connection with derivatives can also increase risk of losses. See the prospectus for the Fund for a discussion of the risks associated with an investment in those Funds. You should refer to the accompanying prospectuses of the Funds for more complete information about their investment policies and restrictions.

Mixed and Shared Funding; Conflicts of Interest

Shares of the Funds are available to insurance company separate accounts which fund variable annuity contracts and variable life insurance policies, including the Policy described in this Prospectus. Because Fund shares are offered to separate accounts of both affiliated and unaffiliated insurance companies, it is conceivable that, in the future, it may not be advantageous for variable life insurance separate accounts and variable annuity separate accounts to invest in these Funds simultaneously, since the interests of such Policyowners or contractholders may differ. Although neither the Company nor the Funds currently foresees any such disadvantages either to variable life insurance or to variable annuity Policyowners, each Fund's Board of Trustees/Directors has agreed to monitor events in order to identify any material irreconcilable conflicts which may possibly arise and to determine what action, if any, should be taken in response thereto. If such a conflict were to occur, one of the separate accounts might withdraw its investment in a Fund. This might force that Fund to sell portfolio securities at disadvantageous prices.

Fund Additions, Deletions or Substitutions
The Company reserves the right, subject to compliance with appropriate state and federal laws, to add additional Fund(s) or cease to make Fund shares available under the Policy prospectively. The Company may substitute shares of one Fund for shares of another Fund if, among other things, (a) it is determined that a Fund no longer suits the purpose of the Policy due to a change in its investment objectives or restrictions; (b) the shares of a Fund are no longer available for investment; or (c) in the Company's view, it has become inappropriate to continue investing in the shares of the Fund. Substitution may be made with respect to both existing investments and the investment of any future premium payments. However, no substitution of securities will be made without prior notice to Policyowners, and without prior approval of the SEC or such other regulatory authorities as may be necessary, all to the extent required and permitted by the Investment Company Act of 1940 or other applicable law.

Fixed Account
Interests in the Fixed Account have not been registered with the SEC in reliance upon exemptions under the Securities Act of 1933, as amended. However, disclosure in this Prospectus regarding the Fixed Account may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of the statements. Disclosure in this Prospectus relating to the Fixed Account has not been reviewed by the SEC.

The Fixed Account is a fixed funding option available under the Policy. The Company guarantees a minimum interest rate on amounts in the Fixed Account and assumes the risk of investment gain or loss. The investment gain or loss of the Separate Account or any of the Funds does not affect the Fixed Account Value.

The Fixed Account is secured by the general assets of the Company. The general assets of the Company include all assets of the Company other than those held in separate accounts sponsored by the Company or its affiliates. The Company will invest the assets of the Fixed Account in those assets chosen by the Company, as allowed by applicable law. Investment income of such Fixed Account assets will be allocated by the Company between itself and those policies participating in the Fixed Account.

The Company guarantees that, at any time, the Fixed Account Value will not be less than the amount of the Net Premiums allocated to the Fixed Account, plus interest at an annual rate of not less than 4%, less the amount of any Partial Surrenders, Policy Loans or Monthly Deductions.

Policy Choices

Premium Payments

The Policy is a flexible premium life insurance policy in that the Policyowner has the right to decide when to make premium payments and in what amounts. Your Policy provides various premium levels at which You may make payments. They are the Planned Premium, Basic Monthly Premium and the Guaranteed Death Benefit Premium. The amount of each of Your premium levels will be shown in Your Policy. Alternatively, You may make any other premium payments You wish as Additional Premiums. (See Guaranteed Death Benefit)

Payment of the Basic Monthly Premium, Guaranteed Death Benefit Premium, Planned Premiums, or Additional Premiums in any amount will not, except as noted below, guarantee that Your policy will remain in force. Conversely, failure to pay Basic Monthly Premiums, Planned Premiums or Additional Premiums will not necessarily cause Your Policy to lapse. Not paying Your Guaranteed Death Benefit Premium will, however, cause the Guaranteed Death Benefit to terminate. Also, not paying the Basic Monthly Premium will cause the No Lapse Coverage not to be applicable. (See Guaranteed Death Benefit and No Lapse Coverage)

Planned Premiums are those premiums You request and We agree to bill on an annual, semiannual or quarterly basis. Pre-authorized automatic monthly check payments may also be arranged. Planned Premium due dates are measured from the Issue Date. The Planned Premium is also due on the Issue Date. You may request as Your Planned Premium for Your Policy the Basic Monthly Premium or the Guaranteed Death Benefit Premium. Currently, there is no minimum Planned Premium.

You may increase Your Planned Premium at any time by submitting a Written Request to us or by paying Additional Premium. We may require evidence of insurability if the Additional Premium or the new Planned Premium during the current Policy Year would increase the difference between the Death Benefit and the Total Account Value. If satisfactory evidence of insurability is requested and not provided, We will refund the increase in premium without interest and without participation of such amounts in the Funds.

Premiums paid in excess of the Planned Premium or an increase in Your Planned Premium may cause the Policy to be classified as a "Modified Endowment Contract" for federal income tax purposes. (See Tax Matters)

Section 7702 of the Code includes a definition of life insurance for tax purposes. These rules place limits on the relationship between the death benefit and the account value. If necessary, we will increase your death benefit in order to maintain compliance with Section 7702. An increase in death benefit may be a "material change" and may trigger a test to determine whether the Policy has become a "Modified Endowment Contract" (See--Tax Matters-- Modified Endowment Contracts). An increase in death benefit will also trigger an increase in Cost of Insurance charges.

At the time You apply for a Policy, if You have paid at least the amount equal to Your Basic Monthly Premium prior to the Issue Date and have answered favorably certain questions relating to each Insured's health, a temporary insurance agreement (where approved for use and subject to certain maximums) will be provided.

Under limited circumstances, We may backdate a Policy, upon request, by assigning an Issue Date earlier than the date the application is signed but no earlier than six months prior to state approval of the Policy. Backdating may be desirable, for example, so that You can purchase a particular Policy Specified Amount for lower Cost of Insurance Rates based on a younger insurance age. For a backdated Policy, You must pay the premium for the period between the Issue Date and the date the application is received at the Home Office. Backdating of Your Policy will not affect the date on which Your premium payments are credited to the Separate Account and You are credited with Accumulation Units. You cannot be credited with Accumulation Units until Your Net Premium is actually deposited in the Separate Account. (See Accumulation Units)

The initial premium equal to at least your Basic Monthly Premium should be made by check or money order and made payable to the Company and given to the agent with Your application. After the first premium payment, all premiums must be sent directly to our Home Office and will be deemed received when actually received at the Home Office. All Your premium payments, including Your first premium payment, will be allocated as You have directed, and amounts allocated to the Funds will be credited to your Policy at the Accumulation Unit Value computed on the Valuation Date following receipt of your premium at the Home Office. (See Right of Policy Examination)

You may reallocate Your future premium payments at any time by Your request to us. Allocations must be changed in whole percentages. The change will be effective as of the date of the next premium payment after You notify Us. We will send You confirmation of the change. (See Transfers and Allocations to Funding Options)

Guaranteed Death Benefit

The Guaranteed Death Benefit provision assures that the Policy will not lapse if certain premiums are paid when due. As long as there are no outstanding Policy Loans, have been no Partial Surrenders and all the Guaranteed Death Benefit premiums due since the Issue Date are paid on or before each Monthly Deduction Day, the Policy will not lapse even if the Surrender Value is insufficient to satisfy the current Monthly Deductions. If on a Monthly Deduction Day, all or part of the applicable Guaranteed Death Benefit premiums have not been paid, You will have 61 days from the Monthly Deduction Day to pay the amount of the applicable Guaranteed Death Benefit premiums due. Failure to do so will cause the corresponding Guaranteed Death benefit to terminate. The Guaranteed Death Benefit is available to the younger Insured's Attained Age
100. The Guaranteed Death Benefit assures that Your Policy will not lapse prior to the younger Insured's Attained Age 100. The premium for this Guaranteed Death Benefit is the Guaranteed Death Benefit Premium.


The Guaranteed Death Benefit may not be available in all circumstances and is only available in those states where it is approved. The Guaranteed Death Benefit to the Younger Insured's Attained Age 100 is not available to contracts issued in the Commonwealth of Massachusetts. Once terminated, the Guaranteed Death Benefit provision cannot be reinstated.


No Lapse Coverage


The Policy will not terminate within the 5-year period after its Issue Date or the Issue Date of any increase if sufficient premiums have been paid. The Policy will not terminate if on any Monthly Deduction Day within that period the sum of premiums paid within that period equals or exceeds (a) the sum of the Basic Monthly Premiums for each Policy Month from the start of the period, including the current month; plus (b) any Partial Surrenders; plus (c) any increase in the Loan Account Value since the start of the period.

If on any Monthly Deduction Day within the 5-year period the sum of premiums paid is less than the sum of items (a), (b) and (c) above and the Total Account Value is less than the Monthly Deduction the Policy will enter the Grace Period. Additional premiums payments must be paid to prevent the termination of the Policy. (See Grace Period)

After the 5-year period expires, on each Monthly Deduction Day, the Surrender Value must be greater than the Monthly Deduction to prevent activation of the Grace Period provision of the Policy, unless the Guaranteed Death Benefit is in force. (See Guaranteed Death Benefit and Grace Period)


The No Lapse Coverage provision is available to contracts issued in the Commonwealth of Massachusetts.


Death Benefit Options
At the time of purchase, You must choose between the two available Death Benefit Options. The amount payable upon the Second Death is based upon one of the following Death Benefit Options You choose.

Under Option 1 the Death Benefit will be the greater of: (a) the Specified Amount or (b) a percentage of the Total Account Value. This Percentage is 1 divided by the Net Single Premium per dollar of Specified Amount.

Under Option 2 the Death Benefit will be the greater of: (a) the Specified Amount plus the Total Account Value on the date of death or (b) a percentage of the Total Account Value. This percentage is 1 divided by the Net Single Premium per dollar of Specified Amount. Option 2 provides a varying Death Benefit which increases or decreases over time, depending upon the amount of premium paid and the investment performance of the Fund(s) You choose.

Under both Option 1 and Option 2, the Death Benefit may be affected by Partial Surrenders. The Death Benefit payable under either Option will be reduced by the amount necessary to repay the Loan Account Value in full and, if the Policy is within the Grace Period, any payment required to keep the Policy in force. (See Partial Surrenders)

Transfers and Allocations to Funding Options
At any time prior to the Maturity Date, You may transfer all or part of each Fund Account Value to any other Fund or to the Fixed Account Value at any time. Funds may be transferred between the Funds or from the Funds to the Fixed Account. We reserve the right to charge an administrative fee of $25 for more than 12 transfers per year.

Within the forty-five days following the Policy Anniversary, You may request a transfer of a portion of the Fixed Account Value to one or more of the Funds. This type of transfer is allowed only once within this forty-five day period, and We must receive Your request at the Home Office within the forty-five day period. The transfer will be effective on the Valuation Date that Your request is received by the Home Office. The amount of such transfer cannot exceed 25% of the Fixed Account Value. However, if the Fixed Account Value is less than or equal to $500, the transfer amount may equal the full Fixed Account Value.

Accumulation Units for each Variable Option will be added to or subtracted from Your Separate Account Value, based on each Variable Option's Accumulation Unit Value computed on the next Valuation Date following our receipt of your request for transfer. A dollar amount will be added to or subtracted from the Fixed Account Value according to the terms of Your request for transfer. You should carefully consider current market conditions and each Fund's investment policies and related risks before allocating money to the Funds. (See Premium Payments and Accumulation Units)

Telephone Transfers
You may request a transfer of Account Values either in writing or by telephone. In order to make telephone transfers, a written telephone transfer authorization form must be completed by the Policyowner and returned to the Company at its Home Office. Once the form is processed, the Policyowner may request a transfer by telephoning the Company at 800-334-7586. All transfers must be in accordance with the terms of the Policy.

Transfer instructions are currently accepted on each Valuation Date. Once instructions have been accepted, they may not be rescinded; however, new telephone instructions may be given on the following day. If the transfer instructions are not in good order, the Company will not execute the transfer and You will be notified.

We will use reasonable procedures, such as requiring identifying information from callers, recording telephone instructions, and providing written confirmation of transactions, in order to confirm that telephone instructions are genuine. Any telephone instructions which We reasonably believe to be genuine will be Your responsibility, including losses arising from any errors in the communication of instructions. As a result of this procedure, the Policyowner will bear the risk of loss. If the Company does not use reasonable procedures, as described above, it may be liable for losses due to unauthorized instructions.

Automated Transfers (Dollar Cost Averaging)
Dollar Cost Averaging describes a system of investing a uniform sum of money at regular intervals over an extended period of time. Dollar Cost Averaging is based on the economic fact that buying a security with a constant sum of money at fixed intervals results in acquiring more of the item when prices are low and less of it when prices are high.

You may establish automated transfers of Fund Account Values on a monthly or quarterly basis from the Aetna Variable Encore Fund to any other Fund or to the Fixed Account through Written Request or other method acceptable to the Company. You must have a minimum of $5,000 allocated to the Aetna Variable Encore Fund in order to enroll in the Dollar Cost Averaging program. The minimum automated transfer amount is $50 per month. There is no additional charge for the program. You may start or stop participation in the Dollar Cost Averaging program at any time, but You must give the Company at least 30 days' notice to change any automated transfer instructions that are currently in place. The Company reserves the right to suspend or modify automated transfer privileges at any time.

Before participating in the Dollar Cost Averaging program, You should consider the risks involved in switching between investments available under the Policy. Dollar Cost Averaging requires regular investments regardless of fluctuating price levels, and does not guarantee profits or prevent losses. Therefore, You should carefully consider market conditions and each Fund's investment policies and related risks before electing to participate in the Dollar Cost Averaging Program.

Policy Values

Total Account Value
Once Your Policy has been issued, each Net Premium allocated to a Variable Option of the Separate Account is credited in the form of Accumulation Units of the Variable Option based on that Variable Option's Accumulation Unit Value. Each Net Premium will be credited to Your Policy at the Accumulation Unit Value(s) computed on the next Valuation Date following our receipt of the premium at Our Home Office following the Issue Date of the Policy. The number of Accumulation Units credited is determined by dividing the Net Premium by the value of an Accumulation Unit computed after the premium is received and accepted by Us. Since each Variable Option has a unique Accumulation Unit Value, if You have elected a combination of Variable Options You will have Accumulation Units credited to Your Separate Account Value for each Variable Option.

The Total Account Value of Your Policy is determined by: (a) multiplying the total number of Accumulation Units credited to the Policy for each applicable Variable Option by its appropriate current Accumulation Unit Value; (b)
if You have elected a combination of Variable Options, totaling the resulting value; and (c) adding any values attributable to the Fixed Account and any values attributable to the Loan Account Value.

The number of Accumulation Units credited to a Policy will not be changed by any subsequent change in the value of an Accumulation Unit. The number is increased by subsequent contributions to or transfers into a Variable Option, and decreased by charges and withdrawals from that Variable Option.

The Fixed Account Value reflects amounts allocated to the general account through payment of premiums or transfers from the Separate Account. Amounts allocated to the Fixed Account Value are guaranteed; however there is no assurance that the Separate Account Value of the Policy will equal or exceed the Net Premiums paid and allocated to the Separate Account.

You will be advised at least annually as to the number of Accumulation Units which remain credited to the Policy, the current Accumulation Unit Values, the Separate Account Value, the Fixed Account Value, and the Total Account Value.

Accumulation Unit Value
The value of an Accumulation Unit is determined on the Valuation Date. A Valuation Period is the time from one Valuation Date to the next Valuation Date. The value of an Accumulation Unit for any Valuation Period is determined by multiplying the value of an Accumulation Unit for the immediately preceding Valuation Period by the net investment factor for the current period for the appropriate Variable Option. The net investment factor equals the net investment rate plus 1.0. The net investment rate is determined separately for each Variable Option as follows:

The net investment rate equals (a) the net assets of the Variable Option held in Variable Life Account B at the end of a Valuation Period; minus (b) the net assets of the Variable Option held in Variable Life Account B at the beginning of that Valuation Period, adjusted by any taxes or provisions for taxes attributable to the operation of Variable Life Account B; divided by (c) the value of the Variable Option's Accumulation Units held in Variable Life Account B at the beginning of the Valuation Period; minus (d) a daily charge for mortality and expense risk expenses.

Maturity Value
The Maturity Value of the Policy is the Total Account Value less the Loan Account Value less any unpaid accrued interest.

Surrender Value
The Surrender Value of the Policy is the amount You can receive in cash by surrendering the Policy. All or part of the Surrender Value may be applied to one or more of the Settlement Options described in this Prospectus or in any manner to which We agree and that We make available. (See Charges Deducted Upon Surrender)

Policy Rights

Full Surrenders
By Written Request, You may surrender the Policy for its Full Surrender Value at any time before the Maturity Date while one or both Insureds is alive. All insurance coverage under the Policy will end on the date of the Full Surrender. The Full Surrender Value will equal (a) the Total Account Value on the date of surrender; less (b) the Surrender Charge; less (c) the Loan Account Value plus any accrued interest. We will require return of the Policy. (See Right to Defer Payment, Policy Settlement and Payment of Benefits)

Partial Surrenders
By Written Request, You may, at any time after the expiration of the Right of Policy Examination, partially surrender the Policy. A Partial Surrender Charge will be deducted from the amount of the Total Account Value which is surrendered. The minimum amount of any Partial Surrender after any Partial Surrender charge is applied is $500. We may also charge an administrative fee of $25.

The Partial Surrender charge will be in proportion to the Surrender Charge that would apply to a Full Surrender. The proportion will be computed as the amount of the net Partial Surrender divided by the sum of the Fixed Account Value and the Separate Account Value less the Full Surrender Charge. When the Partial Surrender is made, any future Surrender Charge will be reduced in the same proportion.

The Partial Surrender Charge, and the net amount surrendered will reduce the Policy's values as described in the Charges Deducted Upon Surrender section.

If the Death Benefit Option for the Policy is Option 1, a Partial Surrender will reduce the Total Account Value, Death Benefit, and Specified Amount. The Specified Amount and Total Account Value will be reduced by equal amounts. However, We will not allow a Partial Surrender if the Specified Amount will be reduced below the minimum Specified Amount of $500,000.

If the Death Benefit Option for the Policy is Option 2, a Partial Surrender will reduce the Total Account Value and the Death Benefit. The Specified Amount will not be reduced.

If the Death Benefit for the Policy is determined as the Total Account Value divided by the Net Single Premium, the Partial Surrender may not reduce the Specified Amount.

A reduction in the Specified Amount will cause a reduction in the required premiums for the Guaranteed Death Benefit. The future premium required to maintain the Guaranteed Death Benefit will be based on the new Specified Amount.

If, at the time of a Partial Surrender, Your Total Account Value is attributable to the Separate Account and the Fixed Account, the Surrender Charge, the transaction charge and the amount paid to You upon the Partial Surrender will be deducted from the Separate Account Value and the Fixed Account Value in the same proportion as these values bear to the sum of the Fixed Account Value and the Separate Account Value on the date of the deduction. This is accomplished by liquidating Accumulation Units and withdrawing the value of the liquidated Accumulation Units from each Variable Option in the same proportion as their respective values have to the sum of Your Fixed Account and Separate Account Values. (See Right to Defer Payment, Policy Changes and Payment of Benefits)

Paid-Up Nonforfeiture Option
By Written Request, You may elect, at any time before the Maturity Date, to continue the Policy as paid-up life insurance.

The Surrender Value will be applied as a Net Single Premium to determine the Specified Amount of the paid-up insurance. The cost of the paid-up insurance will be based on the guaranteed maximum Cost of Insurance Rates in the Policy and an interest rate of 4.0% compounded annually. However, the Specified Amount of the paid-up insurance cannot exceed the Death Benefit under the Policy as of the effective date of the paid-up insurance. Any excess Surrender Value will be refunded to You.

Full and Partial Surrenders and Policy Loans, as described in this Prospectus, will be allowed if the Policy is continued in force as paid up insurance. Proceeds payable under this option upon death or maturity will equal the Specified Amount less debt of the paid up insurance. (See Tax Matters)

Grace Period
If the Surrender Value is insufficient to satisfy a Monthly Deduction on the Monthly Deduction Day, We will allow You 61 days of grace for payment of an amount sufficient to continue coverage. We may require payment of the amount necessary to keep the Policy in force for the current month plus two additional months.

Written notice will be mailed to Your last known address, according to Our records, not less than 61 days before termination of the Policy. This notice will also be mailed to the last known address of any assignee of record.

During the days of grace the Policy will stay in force. If the Second Death occurs during the days of grace, We will deduct an amount required to keep the Policy in force from the Death Benefit.

If payment is not made within 61 days after the Monthly Deduction Day, the Policy will terminate without value at the end of the Grace Period. The termination will be effective on the Monthly Deduction Day for the first unpaid Monthly Deduction.

Reinstatement of a Lapsed Policy
If the Policy terminates as provided in its Grace Period benefit, it may be reinstated. To reinstate the Policy, the following conditions must be met:

-- The Policy has not been fully surrendered.
-- You must apply for reinstatement within 5 years after the date of termination and before the Maturity Date.
-- We must receive evidence of insurability, satisfactory to Us, on each
   Insured.
-- We must receive a premium payment sufficient to keep the Policy in force for the current month plus two additional months.


Supplemental Benefits will be reinstated only with Our consent. (See Grace Period and Premium Payments)

Coverage Beyond Maturity
Prior to the younger Insured's Attained Age 100, you may elect to continue coverage beyond the Maturity Date provided the Policy is in force on the Maturity Date. If elected, on the Maturity Date no proceeds will be paid and the Separate Account Value of the Policy will be transferred to the Fixed Account where it will continue to earn interest as described in the Policy (extra benefit riders terminate at the younger Insured's Attained Age 100). Monthly Deduction amounts will continue to be deducted, with a Cost of Insurance rate equal to zero. Only payments required to keep the Policy in force will be accepted beyond the Maturity Date.

The Policy may be subject to certain adverse tax consequences when continued beyond the Maturity Date.

All rights and benefits as described in the Policy will be available before the Second Death, and Proceeds will be payable on the Second Death.

Coverage beyond the Maturity Date may not be available in all states.

Right to Defer Payment
Payments of any Separate Account Value will be made within 7 days after Our receipt of Your Written Request. However, the Company reserves the right to suspend or postpone the date of any payment of any benefit or values for any Valuation Period (1) when the New York Stock Exchange is closed (except holidays or weekends); (2) when trading on the Exchange is restricted; (3) when an emergency exists as determined by the SEC so that disposal of the securities held in the Funds is not reasonably practicable or it is not reasonably practicable to determine the value of the Funds' net assets; or (4) during any other period when the SEC, by order, so permits for the protection of security holders. For payment from the Separate Account in such instances, We may defer payment of Full Surrender and Partial Surrender Values, any Death Benefit in excess of the current Specified Amount, and any portion of the Loan Value. Payment of any Fixed Account Value may be deferred for up to six months, except when used to pay amounts due Us.

Policy Loans
We will grant loans at any time after the expiration of the Right of Policy Examination and before the Maturity Date. The amount of the loan will not be more than the Loan Value. Unless otherwise required by state law, the Loan Value for this Policy is 90% of the sum of the Fixed Account Value and the Separate Account Value less the Surrender Charge applicable at the time of the loan.

The amount of the loan will be transferred out of the Fixed Account and Separate Account Values in proportion to the value of the Fixed Account and each Variable Option. The loan amount increases the Loan Account Value. The loan may be repaid in full or in part at any time prior to the Maturity Date as long as this Policy is in force and one or both Insureds is alive. The amount necessary to repay all loans in full is the Loan Account Value plus any accrued interest. Loan repayments will be allocated to the Fixed Account Value and the Separate Account Value in the same proportion in which the loan was taken. The Loan Account Value will be reduced by payments You identify as loan repayments. All other payments will be considered premium payments.

The amount of interest earned on the Loan Account Value and the amount of interest charged to You on a loan depends on whether the loan is considered preferred. A preferred loan is a loan beginning in the 11th Policy Year or upon the younger Insured's Attained Age 65, whichever is later, and on each Policy Anniversary thereafter, that is taken from the Separate Account Value. The interest rate charged on the preferred loan is 4.5%, and the interest rate credited to the Loan Account Value is 4%.

For all other loans, the loan interest rate charged is 8%. The Loan Account Value will earn interest at the guaranteed rate of 4%; however, We may credit interest in excess of this rate.

Interest is due and payable on the next Policy Anniversary, the date this Policy ends or upon full repayment of the Loan Account Value. Any interest not paid when due will be added to the Loan Account Value on the Policy Anniversary and will itself bear interest on the same terms.

An outstanding loan amount will decrease the Surrender Value available under the Policy. For example, if a Policy has a Surrender Value of $10,000, You may take a loan of 90% or $9,000, leaving a new Surrender Value of $1,000. If a loan is not repaid, it will permanently decrease the Surrender Value which could cause the Policy to lapse. In addition, the Death Benefit will be decreased because of an outstanding Policy Loan. Furthermore, even if the loan is repaid, the amount of the Death Benefit and the Policy's Surrender Value may be permanently affected since the Loan Account Value is not credited with the investment experience of the Funds.

Policy Changes

You may make changes to Your Policy, as described below, by submitting a Written Request to Our Home Office. Supplemental Policy Specifications and/or a notice confirming the change will be sent to You once the change is completed.

Increase in Specified Amount

Increases will be allowed at any time while this Policy is in force while both Insureds are alive subject to the following conditions. The increase may be rescinded by You within 10 days of receipt of the supplemental Policy Specifications or notice of the right to rescind the increase, whichever is later.

-- Satisfactory evidence of insurability on both Insureds will be required.

-- The Issue Date for any increase will be shown in the supplemental Policy
   Specifications.

-- The minimum increase is $10,000.

-- The Surrender Value immediately after an increase must be at least three times the sum of (a) the most recent Monthly Deduction from the Total Account Value and (b) the Specified Amount of the increase multiplied by the applicable Cost of Insurance Rate divided by 1000.

-- An increase in the Specified Amount will increase the Surrender Charge.

-- The 5-year period as described in the No Lapse Coverage provision will restart on the Issue Date of the increase.

-- The Basic Monthly Premium and the Guaranteed Death Benefit Premium will be adjusted when the Specified Amount is increased.

Decrease in Specified Amount

You may decrease the Specified Amount of this Policy after the 5th Policy Year, however:


-- We will not allow a decrease in the Specified Amount if the Specified Amount would be reduced below the minimum Specified Amount of $500,000.

-- For a decrease in the Specified Amount, the Issue Date will be the Monthly
   Deduction Day on or next following the date on which Your Written Request is received.

-- The decrease will reduce any past increases in the reverse order in which they occurred.

-- The Basic Monthly Premium and Guaranteed Death Benefit Premium will be based on the new Specified Amount.

-- There will be no change in the Surrender Charge.

Change in Death Benefit Option

Any change in the Death Benefit Option is subject to the following conditions:

-- If the change decreases the Specified Amount below the minimum of $500,000, We will increase the Specified Amount to $500,000.

-- The change will take effect on the Monthly Deduction Day on or next following the date on which Your Written Request is received.

-- There will be no change in the Surrender Charge.

-- Evidence of insurability may be required.

-- Changes from Option 1 to 2 will be allowed at any time while this Policy is in force. The Specified Amount will be reduced to equal the Specified Amount less the Total Account Value at the time of the change. In certain circumstances, the change may result in loss of the assurance that the Guaranteed Death Benefit Premium will keep the Policy in force to the younger Insured's Attained Age 100.

-- Changes from Option 2 to 1 will be allowed at any time while this policy is in force. The new Specified Amount will be increased to equal the Specified Amount plus the Total Account Value as of the date of the change.

(See Surrender Charge and Right of Policy Examination)


Right of Policy Examination

The Policy has a free look period during which You may examine the Policy. If for any reason You are dissatisfied, it may be returned to Aetna or its representative within 10 days of receipt of the Policy or within a different period if required by State law. Return the Policy to Aetna, Individual Life Insurance, at 151 Farmington Avenue, Hartford, Connecticut 06156. Upon its return, the Policy will be deemed void from its beginning. The amount refunded will be (a) the difference between payments made and amounts allocated to Variable Life Account B plus (b) the value of amount allocated to Variable Life Account B on the date the returned contract is received by Aetna plus (c) any charges made under this Policy's terms on the amounts allocated to Variable Life Account B or (d) where required by State law, the entire payment made.

The Right of Policy Examination also applies to Increases in the Specified Amount. The increase may, for any reason, be rescinded by You within 10 days of receipt of the Supplemental Policy Specifications or within a different period if required by state law.


Supplemental Benefits

The supplemental benefits currently available as riders to the Policy include the following (may not be available in all states):

[bullet] Disability Benefit Rider--provides for a credit of the benefit amount described in the Policy in the event of the total disability of the covered Insured.

[bullet] Split Option Amendment Rider--allows You, upon election, to exchange the Policy for two individual policies, one on each Insured named in the Policy, subject to the terms of the rider.

 The exercise of the option provided by this Rider may have tax consequences. You should consult a competent tax advisor if you are considering purchasing this rider or exercising its option.

[bullet] Four Year Term Rider--provides non-participating term insurance for the first four Policy Years. The benefit amount described in the Policy increases the Policy's Death Benefit.

Other riders for supplemental benefits may become available under the Policy from time to time. The charges for each of these riders are illustrated in Your Policy.

Death Benefit

The Death Benefit under the Policy will be paid in a lump sum unless You or the beneficiary have elected that it be paid under one or more of the Settlement Options.

Payment of the Death Benefit may be delayed if the Policy is being contested. You may elect a Settlement Option for the beneficiary and deem it irrevocable. You may revoke or change a prior election. The beneficiary may make or change an election within 90 days of the Second Death, unless You have made an irrevocable election. The beneficiary who has elected Settlement Option 1 may elect another option after the Second Death.

All or part of the Death Benefit may be applied under one of the Settlement Options, or such options as We may choose to make available in the future.

If the Policy is assigned as collateral security, We will pay any amount due the assignee in a lump sum. Any excess Death Benefit due will be paid as elected.

(See Right to Defer Payment and Policy Settlement)

Policy Settlement

Proceeds in the form of Settlement Options are payable by the Company upon the death of the Surviving Insured or upon Full Surrender or upon maturity and may be paid in a lump sum, in whole or in part, under any of the Settlement Options available under the Policy.

A Written Request may be made to elect, change or revoke a Settlement Option before payments begin under any Settlement Option. This request will take effect upon its filing at our Home Office. If no Settlement Option has been elected by You when the Death Benefit becomes payable to the beneficiary, that beneficiary may make the election.

The first variable Settlement Option payment will be as of the tenth Valuation Period following Our receipt of the properly-completed election form.

Settlement Options are funded by Variable Annuity Account B, a separate account of the Company established in 1976 in accordance with the insurance laws of the State of Connecticut. Variable Annuity Account B was formed for the purpose of segregating assets attributable to the variable portion of the variable annuity contracts and variable life settlement options from the Company's other assets. Variable Annuity Account B is registered as a unit investment trust under the Investment Company Act of 1940, and meets the definition of separate account under the federal securities laws. A Variable Annuity Account B prospectus will be provided in connection with selecting a Settlement Option.

Settlement Options
The following Settlement Options are available under the Policy:

Option 1 -- Payment of interest on the sum left with Us.

Option 2 -- Payments for a stated number of years, but no more than thirty.

Option 3 -- Payments for the lifetime of the Annuitant. If also chosen, We will guarantee payments for 60, 120, 180, or 240 months.

Option 4 -- Life Income Based Upon the Lives of Two Payees -- an annuity will be paid during the joint lifetimes of two Annuitants. Payments will continue until both Annuitants have died. When this option is chosen, a choice must be made of:


a) 100% of the payment to continue after the first death;

b) 662/3% of the payment to continue after the first death;

c) 50% of the payment to continue after the first death;

d) Payments for a minimum of 120 months, with 100% of the payment to continue after the first death; or

e) 100% of the payment to continue to the survivor if the survivor is the original payee, and 50% of the payment to continue to the survivor if the survivor is the second payee.


In most states, no election may be made that would result in a first payment of less than $25 or that would result in total yearly payments of less than $120. If the value of the Policy is insufficient to elect an option for the minimum amount specified, a lump-sum payment must be elected.

Calculation of Settlement Option Values
The value of the Settlement Options will be calculated as set forth in the Policy.


The Company

The Aetna Life Insurance and Annuity Company is a stock life insurance company organized under the insurance laws of the State of Connecticut in 1976. Through a merger, it succeeded to the business of Aetna Variable Annuity Life Insurance Company (formerly Participating Annuity Life Insurance Company organized in
1954). The Company is engaged in the business of issuing life insurance policies and annuity contracts in all states of the United States. The Company is a wholly owned subsidiary of Aetna Retirement Holdings Inc., which is in turn a wholly owned subsidiary of Aetna Retirement Services, Inc. and an indirect wholly owned subsidiary of Aetna Inc.

The Company is registered as a broker-dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers. As such it serves as the principal underwriter for the securities offered hereunder and also acts as the principal underwriter for Variable Annuity Accounts B, C and G (separate accounts of the Company registered as unit investment trusts), and Variable Annuity Account I (a separate account of Aetna Insurance Company of America registered as a unit investment trust). Additionally, the Company is registered as an investment adviser under the Investment Advisers Act of 1940 and, as such, is the investment adviser for Aetna Variable Fund, Aetna Income Shares, Aetna Variable Encore Fund, Aetna Investment Advisers Fund, Inc., Aetna GET Fund, Aetna Series Fund, Inc., Aetna Generation Portfolios, Inc., Aetna Variable Portfolios, Inc., and Portfolio Partners, Inc. The Company is also the depositor of Variable Annuity Accounts B, C and G.

Directors & Officers



Name and Address*                Position with Company                  Business Experience During Past 5 Years
----------------------   -------------------------------------   -----------------------------------------------------
Thomas J. McInerney      Director, President and Chairman,       President (since September 1997), Aetna Life
                         Executive Committee (Principal          Insurance and Annuity Company; President (since
                         Executive Officer)                      September 1997), Aetna Insurance Company of
                                                                 America; President (since September 1997), Aetna
                                                                 Retirement Holdings, Inc.; President (since August
                                                                 1997), Aetna Retirement Services, Inc.; Executive
                                                                 Vice President (since August 1997), Aetna Inc.;
                                                                 Vice President, Strategy (March 1997 - August
                                                                 1997), Aetna Inc.; Vice President, Strategy,
                                                                 Finance, & Administration (July 1995 - April 1996),
                                                                 Aetna Inc.; Vice President, Guaranteed Products
                                                                 (November 1992 - July 1995), Aetna Inc.

Christopher J. Burns     Director and Senior Vice President      President and Chief Executive and Operating
                                                                 Officer (since November 1996), Aetna Investment
                                                                 Services Inc.; Senior Vice President, Sales &
                                                                 Service (February 1996 - September 1997), Senior
                                                                 Vice President, Sales & Financial Planning (since
                                                                 September 1997), and Senior Vice President, Life
                                                                 (March 1991 - February 1996), Aetna Life
                                                                 Insurance and Annuity Company.

J. Scott Fox             Director and Senior Vice President      Managing Director, Chief Operating Officer, Chief
                                                                 Financial Officer (since October 1997), Aeltus
                                                                 Investment Management, Inc.; Senior Vice
                                                                 President, Operations (since March 1997), Aetna
                                                                 Life Insurance and Annuity Company; Managing
                                                                 Director, Chief Operating Officer, Chief Financial
                                                                 Officer, Treasurer (April 1994 - March 1997),
                                                                 Aeltus Investment Management, Inc.; Managing
                                                                 Director and Treasurer (March 1987 - September
                                                                 1993), Equitable Capital Management Corporation.

Timothy A. Holt          Director, Senior Vice President and     Senior Vice President, Business Strategy &
                         Chief Financial Officer                 Finance, and Chief Financial Officer (since February
                                                                 1996), Aetna Life Insurance and Annuity Company;
                                                                 Vice President, Portfolio Management/Investment
                                                                 Group (August 1992 - February 1996), Aetna Life
                                                                 and Casualty Company.

Name and Address*               Position with Company                  Business Experience During Past 5 Years
----------------------   ------------------------------------   -----------------------------------------------------
John Y. Kim              Director and Senior Vice President     President (since December 1995), Aeltus
                                                                Investment Management, Inc.; Chief Investment
                                                                Officer (since May 1994), Aetna Services, Inc.
                                                                (formerly Aetna Life and Casualty Company);
                                                                Managing Director (September 1993 - April 1994),
                                                                Mitchell Hutchins Institutional Investors (New York,
                                                                New York); Vice President and Senior Portfolio
                                                                Manager (October 1991 - August 1993), Aetna
                                                                Services, Inc. (formerly Aetna Life and Casualty
                                                                Company).

Shaun P. Mathews         Director and Senior Vice President     Senior Vice President, Product Management (since
                                                                September 1997), Vice President, Products Group
                                                                (since February 1996 to September 1997), Senior
                                                                Vice President, Strategic Markets and Products
                                                                (February 1993 - February 1996), and Senior Vice
                                                                President, Mutual Funds (March 1991 - February
                                                                1993), Aetna Life Insurance and Annuity Company.

Thomas P. Waldron        Director                               Vice President, Human Resources (since 1995),
                                                                Aetna Inc.; Senior Vice President, Human
                                                                Resources (1990 to 1995), Nielson Marketing
                                                                Research, Chicago, Illinois.

Kirk P. Wickman          Vice President, General Counsel        Vice President, General Counsel and Corporate
                         and Corporate Secretary                Secretary (since November 1996), Aetna Life
                                                                Insurance and Annuity Company; Vice President
                                                                and Counsel (June 1992 - November 1996), Aetna
                                                                Life Insurance Company.

Deborah Koltenuk         Vice President and Treasurer,          Vice President, Investment Planning and Financial
                         Corporate Controller                   Reporting (April 1996 to July 1996), Aetna Life
                                                                Insurance Company; Vice President and Treasurer,
                                                                Corporate Controller (since March 1996), Aetna
                                                                Retirement Holdings, Inc.; Vice President,
                                                                Investment Planning and Financial Reporting
                                                                (October 1994 to April 1996), The Aetna Casualty
                                                                and Surety Company and The Standard Fire and
                                                                Insurance Company; Assistant Vice President,
                                                                Finance and Administration (June 1994 to October
                                                                1994), Aetna Life Insurance Company; Controller
                                                                (September 1993 to June 1994), Aetna Information
                                                                Technology; Assistant Vice President (December
                                                                1990 to September 1993), Aetna Life and Casualty
                                                                Company.

Frederick D. Kelsven     Vice President and Chief               Vice President, Chief Compliance Officer (since
                         Compliance Officer                     February 1997), Aetna Life Assignment Company;
                                                                Vice President & Chief Compliance Officer (since
                                                                November 1996), Aetna Investment Services, Inc.;
                                                                Director of Compliance (January 1985 to
                                                                September 1996), Nationwide Life Insurance
                                                                Company.


* The address of all Directors and Officers listed is 151 Farmington Avenue, Hartford, Connecticut. These individuals may also be directors and/or officers of other affiliates of the Company.

Directors, officers and employees of the Company are covered by a blanket fidelity bond in the amount of $60 million issued by Aetna Casualty and Surety Company.

Additional Information

Reports to Policyowners
The Company will maintain all records relating to the Separate Account. At least once in each Policy Year, the Company will send You a statement containing the following information:

(1) A statement of changes (including a statement of monthly deductions and investment results and any interest earnings for the report period) in the Total Account Value and Surrender Value since the prior report or since the Issue Date, if there has been no prior report;

(2) Surrender Value, Death Benefit, and any Loan Account Value as of the Policy Anniversary; and

(3) a projection of the Total Account Value, Loan Account Value and Surrender Value as of the succeeding Policy Anniversary.

If any portion of Your Total Account Value is allocated to the Separate Account, You will receive such additional periodic reports as may be required by the SEC. Some state laws require additional reports; these requirements vary from state to state.

Right to Instruct Voting of Fund Shares
In accordance with our view of present applicable law, We will vote the shares of each of the Funds held in the Separate Account in accordance with instructions received from Policyowners having a voting interest in the Funds. Policyowners having such an interest will receive periodic reports relating to the Fund, proxy material and a form for giving voting instructions. The number of shares which You have a right to vote will be determined as of a record date established by the Fund. The number of votes that You are entitled to direct with respect to a Fund will be determined by dividing the portion of Your Total Account Value attributable to that Fund by the net asset value of one share in the Fund. Voting instructions will be solicited by written communication at least 14 days before such meeting.

The votes will be cast at meetings of the shareholders of the Fund and will be based on instructions received from Policyowners. However, if the Investment Company Act of 1940 or any regulations thereunder should be amended or if the present interpretation thereof should change, and as a result We determine that We are permitted to vote the shares of the Fund in our own right, We may elect to do so.

Fund shares for which no timely instructions are received and Fund shares which are not otherwise attributable to Policyowners will be voted by Us in the same proportion as the voting instructions which are received for all Policies participating in each Fund through the Separate Account.

Disregard of Voting Instructions
When required by state insurance regulatory authorities, We may disregard voting instructions if the instructions require that the shares be voted so as to cause a change in the sub-classification or investment objectives of a Fund or to approve or disapprove an investment advisory contract for a Fund. In addition, We may disregard voting instructions initiated by a Policyowner in favor of changes in the investment policy or the investment adviser of the Fund if We reasonably disapprove of such changes.

A change would be disapproved only if the proposed change is contrary to state law or prohibited by state regulatory authorities or if We determine that the change would have an adverse effect on the Separate Account if the proposed investment policy for a Fund would result in overly speculative or unsound investments. In the event that We do disregard voting instructions, a summary of that action and the reasons for such action will be included in the next annual report to Policyowners.

State Regulation

With the exception of Guam, Puerto Rico and the Virgin Islands, the Policy will be offered for sale in all jurisdictions where the Company is authorized to do business and where the Policy has been approved by the appropriate Insurance Department or regulatory authorities.

The Company is subject to regulation and supervision by the Insurance Department of the State of Connecticut, which periodically examines its affairs. The Company is also subject to the insurance laws and regulations of all jurisdictions where it is authorized to do business. We are required to submit annual statements of our operations, including financial statements, to the insurance departments of the various jurisdictions in which We do business, for the purposes of determining solvency and compliance with local insurance laws and regulations.

Legal Matters

The Company knows of no material legal proceedings pending to which either the Separate Account or the Company is a party or which would materially affect the Separate Account. The legal validity of the securities described in the prospectus has been passed on by Counsel for the Company.

The Registration Statement

A Registration Statement under the Securities Act of 1933 has been filed with the SEC relating to the offering described in this Prospectus. This Prospectus does not include all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. The omitted information may be obtained at the SEC's principal office in Washington, D.C., upon payment of the SEC's prescribed fees.

Distribution of the Policy

The Company will serve as underwriter of the securities offered hereunder as defined by the federal securities laws. The Company is registered as a broker-dealer with the SEC and is a member of the National Association of Securities Dealers, Inc. The Company will contract with one or more registered broker-dealers, including broker-dealers affiliated with it ("Distributors"), to offer and sell the Policies. The Company may also offer and sell policies directly. All persons selling the Policies will be registered representatives of the Distributors, and will also be licensed as insurance agents to sell variable life insurance.

The Company may also contract with independent third party broker-dealers who will act as wholesalers by assisting the Company in finding broker-dealers to offer and sell the Policies. These parties may also provide training, marketing and other sales related functions for the Company and other broker-dealers and may provide certain administrative services to the Company in connection with the Policies. The Company may pay such parties compensation based on premium payments for the Policies purchased through broker-dealers selected by the wholesaler. In addition, some sales personnel may receive various types of non-cash compensation as special sales incentives, including trips and educational and/or business seminars. Supervisory and other management personnel of the Company may receive compensation that will vary based on the relative profitability to the Company of the funding options you select. Funding options that invest in Funds advised by the Company or its affiliates are generally more profitable to the Company.


Salespersons and their supervising broker-dealers will be compensated for sales of the Policy on a commission and service fee basis. Commissions will equal 50% of the sum of the first-year premiums up to a premium amount ("target premium") established by the Company and 3% for that part of the sum that is greater than the target premium. We may also pay commissions of 3% of any additional premiums paid during Policy Years 2 through 10, or may pay an equivalent amount based on Total Account Value. In the event of an increase in Specified Amount, the commission will equal 47% of the target premium for the additional Specified Amount in the year of an increase and 3% for premiums paid until the tenth year from the increase or an equivalent amount based on Total Account Value. In addition, certain production, persistency and managerial bonuses, as well as expense allowances, may be paid.

Independent Auditors
KPMG Peat Marwick LLP, CityPlace II, Hartford, Connecticut, are the independent auditors for the Separate Account and for the Company. The services provided to the Separate Account include primarily the examination of the Separate Account's financial statements and the review of filings made with the SEC.


Year 2000
Aetna, Inc. (referred to collectively with its subsidiaries and affiliates as "Aetna"), has developed and is currently executing a plan to make its computer systems and applications accommodate date-sensitive information relating to the Year 2000. The plan covers four stages including (i) inventory, (ii) assessment,
(iii) remediation and (iv) testing and certification. Aetna is currently in the assessment or remediation stages of its plan for the systems and applications related to the Separate Account, including those relating to the Company, and Aeltus Investment Management, Inc., the subadviser to most Aetna affiliated mutual funds. Testing and certification of these systems is targeted for completion by mid 1999. The costs of these efforts will not affect the Separate Account.

The Company, its affiliates and the mutual funds that serve as investment options for the Separate Account also have relationships with investment advisers, broker dealers, transfer agents, custodians or other securities industry participants or other service providers that are not affiliated with Aetna. Aetna is currently examining its relationships with third parties as part of its Year 2000 plan. While the Company believes that United States securities industry participants generally are preparing their computer systems and applications to accommodate Year 2000 date-sensitive information, preparation by third parties is outside the Company's control. There can be no assurance that failure of third parties to complete adequate preparations in a timely manner, and any resulting systems interruptions or other consequences, would not have an adverse effect, directly or indirectly, on the Separate Account, including, without limitation, its operation or the valuation of its assets and units.


Tax Matters

General
The following is a discussion of the federal income tax considerations relating to the Policy. This discussion is based on the Company's understanding of federal income tax laws as they now exist and are currently interpreted by the Internal Revenue Service ("IRS"). These laws are complex, and tax results may vary among individuals. A person or persons contemplating the purchase of or the exercise of elections under the Policy described in this Prospectus should seek competent tax advice.

Federal Tax Status of the Company
The Company is taxed as a life insurance company in accordance with the Internal Revenue Code of 1986, as amended ("Code"). For federal income tax purposes, the operations of each Separate Account form a part of the Company's total operations and are not taxed separately, although operations of each Separate Account are treated separately for accounting and financial statement purposes.

Both investment income and realized capital gains of the Separate Account (i.e., income, capital gains and dividends distributed to the Separate Account by the Funds) are reinvested without tax since the Code does not impose a tax on the Separate Account for these amounts. The Company reserves the right, however, to make a deduction for such taxes should they be imposed with respect to such items in the future.

Life Insurance Qualification

Section 7702 of the Code includes a definition of life insurance for tax purposes. These rules place limits on the relationship between the death benefit and the account value. If necessary, we will increase your death benefit in order to maintain compliance with Section 7702. An increase in death benefit may be a "material change" and may trigger a test to determine whether the Policy has become a "Modified Endowment Contract" (See--Tax Matters-- Modified Endowment Contracts). An increase in death benefit will also trigger an increase in Cost of Insurance charges. The Secretary of the Treasury has been granted authority to prescribe regulations to carry out the purposes of Section 7702, and proposed regulations governing mortality charges were issued in 1991. The Company believes that the Policy meets the statutory definition of life insurance. As such, and assuming the diversification standards of Section 817(h) (discussed below) are satisfied, then except in limited circumstances (a) death benefits paid under the Policy should generally be excluded from the gross income of the beneficiary for federal income tax purposes under Section 101(a)(1) of the Code, and (b) a Policyowner should not generally be taxed on the cash value under a Policy, including increments thereof, prior to actual receipt. The principal exceptions to these rules are corporations that are subject to the alternative minimum tax, and thus may be subject to tax on increments in the Policy's Total Account Value, and Policyowners who acquire a Policy in a "transfer for value" and thus can become subject to tax on the portion of the Death Benefit which exceeds the total of their cost of acquisition and subsequent premium payments.

The Company intends to comply with any future final regulations issued under Sections 7702 and 817(h) of the Code, and therefore reserves the right to make such changes as it deems necessary to ensure such compliance. Any such changes will apply uniformly to affected Policyowners and will be made only after advance written notice.

General Rules
Upon the surrender or cancellation of any Policy, whether or not it is a Modified Endowment Contract, the Policyowner will be taxed on the Surrender Value only to the extent that it exceeds the gross premiums paid less prior untaxed withdrawals. The amount of any unpaid Policy Loans will, upon surrender, be added to the Surrender Value and will be treated for this purpose as if it had been received.

Assuming the Policy is not a Modified Endowment Contract, the proceeds of any Partial Surrenders are generally not taxable unless the total amount received due to such surrenders exceeds total premiums paid less prior untaxed Partial Surrender amounts. However, Partial Surrenders made within the first 15 Policy Years may be taxable in certain limited instances where the Surrender Value plus any unpaid Policy debt exceeds the total premiums paid less the untaxed portion of any prior Partial Surrenders. This result may occur even if the total amount of any Partial Surrenders does not exceed total premiums paid to that date.

Loans received under the Policy will ordinarily be considered indebtedness of the Policyowner, and assuming the Policy is not considered a Modified Endowment Contract, Policy Loans will not be treated as current distributions subject to tax. Generally, amounts of loan interest paid by individuals will be considered nondeductible "personal interest."

Modified Endowment Contracts
A class of contracts known as "Modified Endowment Contracts" has been created under Section 7702A of the Code. The tax rules applicable to loan proceeds and proceeds of a Partial Surrender of any Policy that is considered to be a Modified Endowment Contract will differ from the general rules noted above.

A contract will be considered a Modified Endowment Contract if it fails the "7-pay test." A Policy fails the 7-pay test if, at any time in the first seven Policy Years, the amount paid into the Policy exceeds the amount that would have been paid had the Policy provided for the payment of seven (7) level annual premiums. In the event of a distribution under the Policy, the Company will notify the Policyowner if the Policy is a Modified Endowment Contract.

Each Policy is subject to testing under the 7-pay test during the first seven Policy Years and for the seven Policy Years following the time a material change takes effect. A material change, for these purposes, includes the exchange of a life insurance policy for another life insurance policy or the conversion of a term life insurance policy into a whole life or universal life insurance policy. In addition, an increase in the future benefits provided constitutes a material change unless the increase is attributable to (1) the payment of premiums necessary to fund the lowest

Death Benefit payable in the first seven Policy Years or (2) the crediting of interest or other earnings with respect to such premiums. A reduction in death benefits during the first seven Policy Years, or after the seventh year where the reduced death benefit is lower than the lowest death benefit provided during the first seven years, may also cause a Policy to be considered a Modified Endowment Contract.

If the Policy is considered to be a Modified Endowment Contract, the proceeds of any Partial Surrenders, any Policy Loans and most assignments will be currently taxable to the extent that the Policy's Total Account Value immediately before payment exceeds gross premiums paid (increased by the amount of loans previously taxed and reduced by untaxed amounts previously received). These rules may also apply to Policy Loans or Partial Surrender proceeds received during the two-year period prior to the time that a Policy becomes a Modified Endowment Contract. If the Policy becomes a Modified Endowment Contract, it may be aggregated with other Modified Endowment Contracts purchased by You from the Company (and its affiliates) during any one calendar year for purposes of determining the taxable portion of withdrawals from the Policy.

A penalty tax equal to 10% of the amount includable in income will apply to the taxable portion of the proceeds of any Policy Surrender or Policy Loan received by any Policyowner of a Modified Endowment Contract who is not an individual. Taxable policy distributions made to an individual who has not reached the age of 59-1/2 will also be subject to the penalty tax unless those distributions are attributable to the individual becoming disabled, or are part of a series of equal periodic payments made not less frequently than annually for the life or life expectancy of such individual (i.e., an annuity).

Diversification Standards
Section 817(h) of the Code provides that separate account investments (or the investments of a mutual fund, the shares of which are owned by separate accounts of insurance companies) underlying the Policy must be "adequately diversified" in accordance with Treasury regulations in order for the Policy to qualify as life insurance. The Treasury Department has issued regulations prescribing the diversification requirements in connection with variable contracts. The Separate Account, through the Funds, intends to comply with these requirements.

Investor Control
In certain circumstances, owners of variable contracts may be considered the owners for federal income tax purposes of the assets of the separate account used to support their contracts. In those circumstances, income and gains from separate account assets would be includable in the variable contractowner's gross income. In several rulings published prior to the enactment of Section 817(h), the IRS stated that a variable contractowner will be considered the owner of separate account assets if the contractowner possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has also announced, in connection with the issuance of regulations under Section 817(h) concerning diversification, that those regulations "do not provide guidance concerning the circumstances in which investor control of the investments of a segregated asset account may cause the investor (i.e., You), rather than the insurance company, to be treated as the owner of the assets in the account." This announcement also stated that guidance would be issued by way of regulations or rulings on the "extent to which policyholders may direct their investments to particular Funds without being treated as owners of the underlying assets." As of the date of this Prospectus, no such guidance has been issued.

The ownership rights under the Policy are similar to, but different in certain respects from those described by the IRS in pre-Section 817(h) rulings in which it was determined that Policyowners were not owners of separate account assets. For example, a Policyowner has additional flexibility in allocating premium payments and account values. While the Company does not believe that these differences would result in a Policyowner being treated as the owner of a pro rata portion of the assets of the Separate Account, there is no regulation or ruling of the IRS that confirms this conclusion. In addition, the Company does not know what standards will be set forth, if any, in the regulations or rulings which the Treasury Department has stated it expects to issue. The Company therefore reserves the right to modify the Policy as necessary to attempt to prevent a Policyowner from being considered the owner of a pro rata share of the assets of the Separate Account.

Other Tax Considerations
Business-owned life insurance may be subject to certain additional rules.
Section 264(a)(1) of the Code generally prohibits employers from deducting premiums on policies covering officers, employees or other financially interested parties where the employer is a beneficiary under the Policy. Additions to the Policy's Total Account Value may also be subject to tax under the corporation alternative minimum tax provisions. In addition, Section 264(a)(4) of the Code limits the Policyowner's deduction for interest on loans taken against life insurance covering the lives of officers, employees, or others financially interested in the Policyowner's trade or business. Under current tax law, interest may generally be deducted on an aggregate total of $50,000 of loans per covered life only with respect to life insurance policies covering each officer, employee or others who may have a financial interest in the Policyowner's trade or business, and are considered key persons.

Generally, a key person means an officer or a 20 percent owner. However, the number of key persons will be limited to the greater of (a) 5 individuals, or
(b) the lesser of 5 percent of the total officers and employees of the tax payor or 20 individuals. Deductible interest for these contracts will be capped based on applicable Moody's Corporate Bond Rate.

Depending on the circumstances, the exchange of a policy, a change in the Policy's Death Benefit Option, a Policy Loan, a Full or Partial Surrender, a change in Ownership or an assignment of the Policy may have federal income tax consequences. In addition, federal, state and local transfer, estate, inheritance and other tax consequences of policy ownership, premium payments and receipt of policy proceeds depend on the circumstances of each Policyowner or beneficiary. Any person concerned about these tax implications should consult a competent tax adviser before initiating any transaction.

Misc. Policy Provisions

The Policy
The Policy which You receive, the application You make when You purchase the Policy, any applications for any changes approved by Us and any riders constitute the whole contract. Copies of all applications are attached to and made a part of the Policy.

Application forms are completed by the applicants and forwarded to the Company for acceptance. Upon acceptance the Policy is prepared, executed by duly authorized officers of the Company, and forwarded to You.

We reserve the right to make a change in the Policy; however, we will not change any terms of the Policy beneficial to You. Only the President, Executive Vice President or the Corporate Secretary may agree to a change in the Policy, and then only in writing.

Payment of Benefits
All benefits are payable at Our Home Office. We may require submission of the Policy before We grant Policy Loans, make changes or pay benefits.

Suicide and Incontestability

Suicide Exclusion
In most states, if one or both Insureds die by suicide, while sane or insane, within 2 years from the Issue Date of this Policy, this Policy will end and We will pay:

1. the difference between payments made and amounts allocated to the Separate Account; plus

2.  the Separate Account Value; plus

3.  any charges made under this Policy's terms on the Separate Account Value;
    less

4.  the sum of:

   (a) the Loan Account Value transferred from the Fixed Account Value; plus
   (b) the interest due on the Loan Account Value; plus
   (c) the value of any Partial Surrenders transferred from the Fixed Account Value; plus
   (d) any interest earned on the Loan Account Value transferred to the Separate Account Value.

In most states, if one or both Insureds die by suicide while sane or insane, within 2 years from the Issue Date of any increase in coverage, We will pay only the Monthly Deductions for the increase in coverage.

In most states, if one or both Insureds die by suicide while sane or insane, more than 2 years from the Issue Date of this Policy but within 2 years from the Issue Date of any increase in coverage, We will pay:

1. the Proceeds on death for any coverage in effect more than 2 years from the Issue Date of this Policy; plus

2.  the Monthly Deductions for the increase in coverage.

All amounts will be calculated as of the date of the suicide.

Incontestability
In most states, with respect to statements made in the initial application or any Subsequent Application for each Insured: We will not contest this Policy after it has been in force during the lifetime of each Insured for 2 years from its Issue Date.

In most states, with respect to statements made in any subsequent application for one or both Insureds: We will not contest coverage relating to subsequent applications after coverage has been in force during the lifetime of each Insured for 2 years from the Issue Date of such coverage or from the effective date of any reinstatement.

If this Policy is contested, Your rights or the Beneficiary's rights may be affected.

Protection of Proceeds
To the extent provided by law, the proceeds of the Policy are subject neither to claims by a beneficiary's creditors nor to any legal process against any beneficiary.

Nonparticipation
The Policy is not entitled to share in the divisible surplus of the Company. No dividends are payable.

Changes in Owner and Beneficiary; Assignment
Unless otherwise stated in the Policy, You may change the Policyowner and the beneficiary, or both, at any time while the Policy is in force. A request for such change must be made in writing and sent to the Company at the Home Office. After We have agreed, in writing, to the change, it will take effect as of the date on which Your Written Request was signed.


The Policy may also be assigned. No assignment of a Policy will be binding on Us unless made in writing and sent to Us at our Home Office. The Company will use reasonable procedures to confirm that the assignment is authentic, including verification of signature. Otherwise, We are not responsible for the validity of any assignment. The rights of the Policyowner and the interest of the beneficiary will be subject to the rights of any assignee of record.


Misstatement as to Age and/or Sex
If the age and/or the sex of one or both Insureds is misstated, the amount of the Death Benefit will be adjusted to reflect the coverage that would have been purchased by the most recent pre-Maturity Date Monthly Deduction at the correct age and/or sex.

Performance Reporting and Advertising

From time to time, the Company may report different types of historical performance for the Variable Options of the Separate Account available under the Policy. The Company may report the average annualized total returns of the Funds over various time periods. Such returns will reflect an annual reduction for investment management fees and fund expenses, but not deductions at the separate account or policy level for mortality and expense risk charges and policy expenses, which, if included, would reduce performance. The Company will accompany the returns of the Funds with at least one of the following: (i) returns of the variable options for the same periods as shown for the Funds, which will include, in addition to deduction for investment management fees and Fund expenses, deductions under the Separate Account for the current mortality and expense risk charge, but not other charges under the policy; or (ii) an illustration of Total Account Value and Surrender Values as of the performance reporting date for hypothetical Insureds of a given age, sex, underwriting classification, premium level and policy amount. Such illustrations will assume for each Variable Option that 100% of each Net Premium was allocated to that option. The illustrations of the Surrender Value will assume that all Fund charges, the mortality and expense risk charge and all other Policy charges are deducted, including Premium Loads, Cost of Insurance charges, administrative charges, Policy fees and Surrender Charges. The illustrations of the Total Account Value will assume that all such charges except the Surrender Charge are deducted.

We may also distribute sales literature that compares the percentage change in the net asset values of the Funds or in Accumulation Unit Values for any of the Variable Options to established market indices such as the Standard & Poor's 500 Stock Index and the Dow Jones Industrial Average or to the percentage change in values of other mutual funds or variable options that have investment objectives similar to the Fund or Variable Option being compared.


Illustrations of Death Benefit, Total Account Values and Surrender Values

The following pages provide hypothetical illustrations of how the Death Benefit, Total Account Values, and Surrender Values of a Policy can change over time for a Policy issued to two opposite gender 65-year old Insureds if the investment return on the assets held in each Fund were a uniform, gross, annual rate of 0%, 6% and 12%, respectively, and are based upon a number of assumptions.

There are two pages of values. The first page illustrates the assumption that the Guaranteed Maximum Cost of Insurance rates and other charges at guaranteed rates are charged in all years. The second page illustrates the assumption that the current scale of Cost of Insurance rates and other charges at current rates are charged in all years. The Cost of Insurance rates vary by age and sex (where permitted by state law).

The values shown in these illustrations vary according to assumptions used for charges and gross rates of investment returns. The actual investment returns experienced by the Policy and the charges deducted may be higher or lower than those illustrated. The charges reflected on the first page consist of the maximum allowable charges under the Policy, including 0.90% for mortality and expense risks in all Policy Years and 10.00% for Premium Loads (assuming no change in state premiums and federal tax laws); the first page also reflects 0.72% for expenses of the Funds based on the allocation described below. The charges reflected on the second page consist of the current charges imposed under the Policy, including 0.65% for mortality and expense risks in Policy Years 1 through 10, 0.25% for mortality and expense risks in Policy Years 11 through 20, 0.00% for mortality and expense risks in Policy Years 21 and later, and 8% for Premium Loads; the second page also reflects 0.72% for Fund expenses based on the allocation described below. The charge for Fund expenses reflected in the illustrations assumes that Total Account Values have been allocated equally among all funds and represent a fixed average of the investment advisory fees and other expenses charged by each of the Funds as of December 31, 1996, or, for Funds first offered after December 31, 1996, for the current period.

After deduction of these amounts, the illustrated gross annual investment rates of return of 0%, 6%, and 12% correspond to approximate net annual rates of -1.37%, 4.63%, and 10.63%, respectively, during the first 10 Policy

Years, -.97%, 5.03%, and 11.03%, respectively, during Policy Years 11 through 20, and -0.72%, 5.28%, and 11.28%, respectively, thereafter on a current basis. On a guaranteed basis, the illustrated gross annual investment rates of return of 0%, 6%, and 12% correspond to approximate net annual rates of -1.62%, 4.38%, and 10.38%, respectively.

The Death Benefit, Total Account Values, and Surrender Values would be different from those shown if the gross annual investment rates of return averaged 0%, 6%, and 12% over a period of years, but fluctuated above and below those averages for individual Policy Years. The illustrations also assume that premiums are paid as indicated, no Policy Loans are made, no increases or decreases in Specified Amount are requested, no Death Benefit Option changes, and no Partial Surrenders are made.

The hypothetical values shown in the tables do not reflect any Separate Account charges for federal income taxes, since We are not currently making such charges. However, such charges may be made in the future, and in that event, the gross annual investment rate of return would have to exceed 0%, 6%, or 12% by an amount sufficient to cover the tax charges in order to produce the Death Benefit, Total Account Values, and Surrender Values illustrated.

Upon request, We will provide a comparable personalized illustration based upon the age, sex (if necessary), and underwriting classification of the proposed Insureds, including the Specified Amount and premium requested, the proposed frequency of premium payments and any available riders requested. A fee of $25 may be charged for each such illustration. The hypothetical gross annual investment return assumed in such an illustration will not exceed 12%.

                 FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
                          ON THE LIVES OF TWO INSUREDS
              FEMALE AND MALE ISSUE AGE 65 PREFERRED NONSMOKER RISK
                 $30,330 ANNUAL GUARANTEED DEATH BENEFIT PREMIUM
                             FACE AMOUNT $1,000,000
                             DEATH BENEFIT OPTION 1
                               GUARANTEED CHARGES



        Premiums               Death Benefit
       Accumulated        Gross Annual Investment              Total Account Value             Cash Surrender Value*
           at                    Return of                 Annual Investment Return of      Annual Investment Return of
       5% Interest  ----------------------------------- --------------------------------- --------------------------------
Year   Per Year      Gross 0%    Gross 6%   Gross 12%   Gross 0%   Gross 6%   Gross 12%   Gross 0%   Gross 6%   Gross 12%
------ ------------ ----------- ----------- ----------- ---------- ---------- ----------- ---------- ---------- ----------
1           31,847  1,000,000   1,000,000   1,000,000      25,164     26,747      28,331          0          0           0
2           65,285  1,000,000   1,000,000   1,000,000      49,592     54,329      59,258      4,482      9,219      14,148
3          100,396  1,000,000   1,000,000   1,000,000      72,882     82,362      92,626     29,802     39,282      49,546
4          137,262  1,000,000   1,000,000   1,000,000      94,933    110,757     128,591     53,923     69,747      87,581
5          175,972  1,000,000   1,000,000   1,000,000     115,636    139,416     167,333     76,736    100,516     128,433

6          216,617  1,000,000   1,000,000   1,000,000     134,844    168,211     209,043     98,104    131,471     172,303
7          259,294  1,000,000   1,000,000   1,000,000     152,369    196,978     253,925    117,819    162,428     219,375
8          304,106  1,000,000   1,000,000   1,000,000     167,947    225,491     302,191    135,627    193,171     269,871
9          351,157  1,000,000   1,000,000   1,000,000     181,240    253,463     354,088    151,170    223,393     324,018
10         400,562  1,000,000   1,000,000   1,000,000     191,849    280,576     409,950    164,069    252,796     382,170

15         687,202  1,000,000   1,000,000   1,071,859     188,192    392,201     774,259    172,422    376,431     758,489
20       1,053,035  1,000,000   1,000,000   1,640,877       5,010    418,826   1,307,140      5,010    418,826   1,307,140
25       1,519,941  1,000,000   1,000,000   2,370,026           0    163,864   2,019,090          0    163,864   2,019,090
30       2,115,845  1,000,000   1,000,000   3,300,419           0          0   2,980,501          0          0   2,980,501

Assumes no Policy loan has been made. Guaranteed cost of insurance rates assumed. Maximum mortality and expense risk and administrative expense charges assumed.

If premiums are paid more frequently than annually, the Death Benefit could be, and the Account Values and Surrender Values would be, less than those illustrated.

These investment results are illustrative only and should not be considered a representation of past or future investment results.

Actual investment results may be more or less than those shown and will depend on a number of factors including the Policyowner's allocations, and the Fund's rates of return. The Total Account Value and Surrender Value for a Policy would be different from those shown if the actual investment rates of return averaged 0%, 6%, and 12% over a period of years, but fluctuated above or below those averages for individual Policy Years. No representations can be made that these rates of return will definitely be achieved for any one year or sustained over a period of time.

*The Cash Surrender Values reflect the application of the maximum Surrender Charge under the Contract and allowed in most states. The Surrender Charge may be limited to a lower amount in certain states.

                 FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
                          ON THE LIVES OF TWO INSUREDS
              FEMALE AND MALE ISSUE AGE 65 PREFERRED NONSMOKER RISK
                 $30,330 ANNUAL GUARANTEED DEATH BENEFIT PREMIUM
                             FACE AMOUNT $1,000,000
                             DEATH BENEFIT OPTION 1
                                 CURRENT CHARGES




        Premiums               Death Benefit
       Accumulated        Gross Annual Investment              Total Account Value               Cash Surrender Value*
           at                    Return of                 Annual Investment Return of        Annual Investment Return of
       5% Interest  ----------------------------------- ---------------------------------- ---------------------------------
Year   Per Year      Gross 0%    Gross 6%   Gross 12%   Gross 0%    Gross 6%   Gross 12%   Gross 0%    Gross 6%   Gross 12%
------ ------------ ----------- ----------- ----------- ---------- ----------- ----------- ---------- ----------- ----------
1           31,847  1,000,000   1,000,000   1,000,000      25,906      27,528      29,150          0           0           0
2           65,285  1,000,000   1,000,000   1,000,000      51,129      55,995      61,057      6,569      11,435      16,497
3          100,396  1,000,000   1,000,000   1,000,000      75,266      85,024      95,587     32,716      42,474      53,037
4          137,262  1,000,000   1,000,000   1,000,000      98,215     114,536     132,927     57,705      74,026      92,417
5          175,972  1,000,000   1,000,000   1,000,000     119,863     144,443     173,290     81,443     106,023     134,870

6          216,617  1,000,000   1,000,000   1,000,000     140,886     175,459     217,743    104,596     139,169     181,453
7          259,294  1,000,000   1,000,000   1,000,000     161,682     208,031     267,126    127,552     173,901     232,996
8          304,106  1,000,000   1,000,000   1,000,000     182,256     242,242     321,994    150,326     210,312     290,064
9          351,157  1,000,000   1,000,000   1,000,000     202,610     278,181     382,968    172,910     248,481     353,268
10         400,562  1,000,000   1,000,000   1,000,000     222,749     315,939     450,736    195,309     288,499     423,296

15         687,202  1,000,000   1,000,000   1,300,390     329,021     548,527     939,338    313,441     532,947     923,758
20       1,053,035  1,000,000   1,060,847   2,195,572     415,881     845,082   1,749,017    415,881     845,082   1,749,017
25       1,519,941  1,000,000   1,434,272   3,627,674     463,174   1,221,896   3,090,515    463,174   1,221,896   3,090,515
30       2,115,845  1,000,000   1,860,756   5,831,637     437,283   1,680,388   5,266,361    437,283   1,680,388   5,266,361

Assumes no Policy loan has been made. Current cost of insurance rates assumed. Current mortality and expense risk and administrative expense charges assumed.

If premiums are paid more frequently than annually, the Death Benefit could be, and the Account Values and Surrender Values would be, less than those illustrated.

These investment results are illustrative only and should not be considered a representation of past or future investment results.

Actual investment results may be more or less than those shown and will depend on a number of factors including the Policyowner's allocations, and the Fund's rates of return. The Total Account Value and Surrender Value for a Policy would be different from those shown if the actual investment rates of return averaged 0%, 6%, and 12% over a period of years, but fluctuated above or below those averages for individual Policy Years. No representations can be made that these rates of return will definitely be achieved for any one year or sustained over a period of time.

*The Cash Surrender Values reflect the application of the maximum Surrender Charge under the Contract and allowed in most states. The Surrender Charge may be limited to a lower amount in certain states.

                            VARIABLE LIFE ACCOUNT B
                             FINANCIAL STATEMENTS

                                     Index


 Statement of Assets and Liabilities as of September 30, 1997 (unaudited)  ...............   S-2
 Statements of Operations and Changes in Net Assets for the nine months
   ended September 30, 1997 and September 30, 1996 (unaudited)    ........................   S-4
 Condensed Financial Information for the nine months ended September 30, 1997 (unaudited)    S-5
 Notes to Financial Statements -- September 30, 1997 (unaudited) .........................   S-8
 Statement of Assets and Liabilities -- December 31, 1996   ..............................   S-12
 Statements of Operations and Changes in Net Assets for the years ended
   December 31, 1996 and 1995    .........................................................   S-14
 Condensed Financial Information for the year ended December 31, 1996   ..................   S-15
 Notes to Financial Statements -- December 31, 1996   ....................................   S-18
 Independent Auditor's Report  ...........................................................   S-22

Variable Life Account B


Statement of Assets and Liabilities--September 30, 1997 (Unaudited)

ASSETS:
Investments, at net asset value: (Note 1)
 Aetna Variable Fund; 3,196,319 shares (cost $99,508,839)   ........................ $131,027,138
 Aetna Income Shares; 1,442,314 shares (cost $18,506,001)   ........................   18,856,596
 Aetna Variable Encore Fund; 1,141,899 shares (cost $15,002,124)  ..................   15,053,505
 Aetna Investment Advisers Fund, Inc.; 1,269,183 shares (cost $18,194,063) .........   20,942,265
 Aetna Ascent Variable Portfolio; 105,799 shares (cost $1,377,537)   ...............    1,597,706
 Aetna Crossroads Variable Portfolio; 33,041 shares (cost $412,360)  ...............      461,347
 Aetna Legacy Variable Portfolio; 47,758 shares (cost $574,815)   ..................      603,725
 Aetna Variable Index Plus Portfolio; 61,593 shares (cost $852,252)  ...............      875,204
 Alger American Small Capitalization Portfolio; 443,588 shares (cost $19,897,819)      20,697,798
 American Century VP Capital Appreciation Fund; 649,356 shares (cost $6,600,874) ...    7,220,836
 Fidelity Investments Variable Insurance Products Fund:
  Equity-Income Portfolio; 552,358 shares (cost $11,584,391)   .....................   13,146,117
  Growth Portfolio; 134,592 shares (cost $4,465,705)  ..............................    5,033,748
  Overseas Portfolio; 46,329 shares (cost $848,995)   ..............................      953,003
 Fidelity Investments Variable Insurance Products Fund II:
  Asset Manager Portfolio; 119,521 shares (cost $1,854,784) ........................    2,107,161
  Contrafund Portfolio; 872,975 shares (cost $15,798,493)   ........................   17,634,099
 Janus Aspen Series:
  Aggressive Growth Portfolio; 500,689 shares (cost $9,126,974)   ..................   10,103,908
  Balanced Portfolio; 373,464 shares (cost $5,583,127)   ...........................    6,434,792
  Growth Portfolio; 545,924 shares (cost $8,679,709)  ..............................   10,225,157
  Short-Term Bond Portfolio; 150,415 shares (cost $1,514,462)  .....................    1,537,242
  Worldwide Growth Portfolio; 876,969 shares (cost $18,447,152)   ..................   21,319,109
 Scudder Variable Life Investment Fund--
  International Portfolio; 943,907 shares (cost $12,021,744)   .....................   14,120,843
                                                                                     -------------
NET ASSETS (cost $270,852,220)   ................................................... $319,951,299
                                                                                     =============
Net assets represented by:
Policyholders' account values: (Notes 1 and 5)
Aetna Variable Fund:
 Policyholders' account values   ................................................... $131,027,138
Aetna Income Shares:
 Policyholders' account values   ...................................................   18,856,596
Aetna Variable Encore Fund:
 Policyholders' account values   ...................................................   15,053,505
Aetna Investment Advisers Fund, Inc.:
 Policyholders' account values   ...................................................   20,942,265
Aetna Ascent Variable Portfolio:
 Policyholders' account values   ...................................................    1,597,706

                       See Notes to Financial Statements

Variable Life Account B


Statement of Assets and Liabilities--September 30, 1997 (unaudited & continued):

Aetna Crossroads Variable Portfolio:
 Policyholders' account values   .............................. $    461,347
Aetna Legacy Variable Portfolio:
 Policyholders' account values   ..............................      603,725
Aetna Variable Index Plus Portfolio:
 Policyholders' account values   ..............................      875,204
Alger American Small Capitalization Portfolio:
 Policyholders' account values   ..............................   20,697,798
American Century VP Capital Appreciation Fund:
 Policyholders' account values   ..............................    7,220,836
Fidelity Investments Variable Insurance Products Fund:
 Equity-Income Portfolio:
 Policyholders' account values   ..............................   13,146,117
 Growth Portfolio:
 Policyholders' account values   ..............................    5,033,748
 Overseas Portfolio:
 Policyholders' account values   ..............................      953,003
Fidelity Investments Variable Insurance Products Fund II:
 Asset Manager Portfolio:
 Policyholders' account values   ..............................    2,107,161
 Contrafund Portfolio:
 Policyholders' account values   ..............................   17,634,099
Janus Aspen Series:
 Aggressive Growth Portfolio:
 Policyholders' account values   ..............................   10,103,908
 Balanced Portfolio:
 Policyholders' account values   ..............................    6,434,792
 Growth Portfolio:
 Policyholders' account values   ..............................   10,225,157
 Short-Term Bond Portfolio:
 Policyholders' account values   ..............................    1,537,242
 Worldwide Growth Portfolio:
 Policyholders' account values   ..............................   21,319,109
Scudder Variable Life Investment Fund--International Portfolio:
 Policyholders' account values   ..............................   14,120,843
                                                                -------------
                                                                $319,951,299
                                                                =============

See Notes to Financial Statements

Variable Life Account B


Statements of Operations and Changes in Net Assets

                                                                       Nine Months Ended    Nine Months Ended
                                                                      September 30, 1997   September 30, 1996
                                                                         (Unaudited)          (Unaudited)
                                                                      -------------------- -------------------
INVESTMENT INCOME:
Income: (Notes 1, 3 and 5)
 Dividends  .........................................................    $  11,181,934       $   3,885,187
Expenses: (Notes 2 and 5)
 Valuation Period Deductions  .......................................       (1,872,259)         (1,080,847)
                                                                         -------------       -------------
Net investment income   .............................................        9,309,675           2,804,340
                                                                         -------------       -------------
NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
Net realized gain (loss) on sales of investments: (Notes 1, 4 and 5)
 Proceeds from sales    .............................................      139,757,147          20,651,970
 Cost of investments sold  ..........................................      128,709,226          18,373,466
                                                                         -------------       -------------
  Net realized gain (loss)    .......................................       11,047,921           2,278,504
Net unrealized gain (loss) on investments: (Note 5)   ...............
 Beginning of period    .............................................       14,132,669           4,391,574
 End of period    ...................................................       49,099,079          15,114,855
                                                                         -------------       -------------
  Net change in unrealized gain (loss)    ...........................       34,966,410          10,723,281
                                                                         -------------       -------------
Net realized and unrealized gain (loss) on investments   ............       46,014,331          13,001,785
                                                                         -------------       -------------
Net increase (decrease) in net assets resulting from operations   ...       55,324,006          15,806,125
                                                                         -------------       -------------
FROM UNIT TRANSACTIONS:
Variable life premium payments   ....................................       84,887,351          79,490,652
Sales and administrative charges deducted by the Company    .........       (2,894,734)         (2,425,262)
Premiums allocated to the fixed account   ...........................       (2,076,993)         (2,340,043)
                                                                         -------------       -------------
 Net premiums allocated to the variable account    ..................       79,915,624          74,725,347
Transfers to the Company for monthly deductions    ..................      (15,533,434)        (11,102,414)
Redemptions by contract holders  ....................................      (20,908,061)         (2,903,147)
Transfers on account of policy loans   ..............................       (2,096,102)         (3,395,109)
Other    ............................................................           75,383             (10,234)
                                                                         -------------       -------------
 Net increase in net assets from unit transactions (Note 5)    ......       41,453,410          57,314,443
                                                                         -------------       -------------
Change in net assets    .............................................       96,777,416          73,120,568
NET ASSETS:
Beginning of period  ................................................      223,173,883         126,515,779
                                                                         -------------       -------------
End of period  ......................................................    $ 319,951,299       $ 199,636,347
                                                                         =============       =============

See Notes to Financial Statements

Variable Life Account B


Condensed Financial Information--Nine Months Ended September 30, 1997
(Unaudited)

                                                 Value              Increase
                                               Per Unit            (Decrease)
                                                                   in Value of          Reserves
                                        Beginning      End of     Accumulation           at End
                                        of Period      Period         Unit              of Period
                                        -----------   ---------   ------------------   ------------
Aetna Variable Fund:
 Aetna Vest  ........................     $34.932     $45.812           31.15%         $65,467,133
 Aetna Vest II  .....................      19.507      25.577           31.12%          20,668,426
 Aetna Vest Plus   ..................      16.389      21.489           31.12%          35,633,026
 Aetna Vest Estate Protector   ......      11.675      15.326           31.27%             886,387
 Corporate Specialty Market    ......      14.805      19.413           31.12%           8,372,166
Aetna Income Shares:
 Aetna Vest  ........................     $21.850     $23.082            5.64%           5,989,256
 Aetna Vest II  .....................      14.691      15.519            5.64%             975,075
 Aetna Vest Plus   ..................      11.764      12.427            5.64%           2,046,769
 Aetna Vest Estate Protector   ......      10.452      11.054            5.76%             214,179
 Corporate Specialty Market    ......      11.354      11.995            5.64%           9,631,317
Aetna Variable Encore Fund:
 Aetna Vest  ........................     $16.577     $17.118            3.27%           2,564,616
 Aetna Vest II  .....................      12.117      12.513            3.27%             158,376
 Aetna Vest Plus   ..................      11.388      11.760            3.27%           5,977,410
 Aetna Vest Estate Protector   ......      10.333      10.683            3.38%             169,449
 Corporate Specialty Market    ......      10.895      11.251            3.27%           6,183,654
Aetna Investment Advisers Fund, Inc.:
 Aetna Vest  ........................     $17.547     $20.914           19.19%           2,262,647
 Aetna Vest II  .....................      17.742      21.143           19.16%           4,931,529
 Aetna Vest Plus   ..................      14.880      17.731           19.16%           7,889,770
 Aetna Vest Estate Protector   ......      11.340      13.314           17.41% (1)         126,662
 Corporate Specialty Market    ......      12.954      15.436           19.16%           5,731,657
Aetna Ascent Variable Portfolio:
 Aetna Vest  ........................     $11.828     $14.221           20.23%             296,098
 Aetna Vest II  .....................      11.828      14.212           20.16%             138,916
 Aetna Vest Plus   ..................      11.828      14.212           20.16%           1,119,184
 Aetna Vest Estate Protector   ......      11.886      14.245           19.85% (2)          43,508
Aetna Crossroads Variable Portfolio:
 Aetna Vest  ........................     $11.474     $13.446           17.19%              68,703
 Aetna Vest II  .....................      11.544      13.438           16.41% (1)          29,300
 Aetna Vest Plus   ..................      11.474      13.438           17.12%             361,206
 Aetna Vest Estate Protector   ......      11.487      13.468           17.25%               2,138
Aetna Legacy Variable Portfolio:
 Aetna Vest II  .....................     $11.263     $12.576           11.66% (2)          11,119
 Aetna Vest Plus   ..................      11.118      12.576           13.11%             561,269
 Aetna Vest Estate Protector   ......      11.344      12.604           11.11% (3)          31,337
Aetna Variable Index Plus Portfolio:
 Aetna Vest  ........................     $12.017     $12.762            6.20% (4)          94,956
 Aetna Vest II  .....................      11.345      12.762           12.49% (4)          76,612
 Aetna Vest Plus   ..................      11.172      12.762           14.23% (3)         409,202
 Aetna Vest Estate Protector   ......      12.371      12.778            3.29% (5)          77,859
 Corporate Specialty Market    ......      12.785      12.762           (0.18%)(6)         216,575

Variable Life Account B


Condensed Financial Information--Nine Months Ended September 30, 1997 (unaudited & continued)

                                                                    Increase
                                            Value Per Unit         (Decrease)
                                                                   in Value of      Reserves
                                        Beginning      End of     Accumulation       at End
                                        of Period      Period         Unit          of Period
                                        -----------   ---------   --------------   -----------
Alger American Small
 Capitalization Portfolio:
 Aetna Vest  ........................     $16.051     $18.926         17.92%        1,479,421
 Aetna Vest II  .....................      16.052      18.928         17.92%          664,375
 Aetna Vest Plus   ..................      16.043      18.918         17.92%       10,299,964
 Aetna Vest Estate Protector   ......       9.982      11.783         18.05%          553,593
 Corporate Specialty Market    ......      13.201      15.566         17.92%        7,700,445
American Century VP Capital
 Appreciation Fund:
 Aetna Vest  ........................     $12.534     $13.826         10.31%          881,640
 Aetna Vest II  .....................      12.590      13.888         10.31%          294,690
 Aetna Vest Plus   ..................      12.419      13.698         10.31%        4,592,275
 Aetna Vest Estate Protector   ......       9.511      10.503         10.43%          100,399
 Corporate Specialty Market    ......      11.358      12.528         10.31%        1,351,832
Fidelity Investments Variable
 Insurance Products Fund:
Equity-Income Portfolio:
 Aetna Vest  ........................     $10.871     $13.549         24.64%          169,511
 Aetna Vest II  .....................      10.871      13.549         24.64%           67,118
 Aetna Vest Plus   ..................      10.871      13.549         24.64%        4,134,876
 Aetna Vest Estate Protector   ......      10.883      13.580         24.78%          585,334
 Corporate Specialty Market    ......      12.512      15.594         24.64%        8,189,278
Fidelity Investments Variable
 Insurance Products Fund:
Growth Portfolio:
 Corporate Specialty Market    ......     $11.255     $13.906         23.55%        5,033,748
Overseas Portfolio:
 Corporate Specialty Market    ......     $11.241     $13.335         18.62%          953,003
Fidelity Investments Variable
 Insurance Products Fund II:
Asset Manager Portfolio:
 Corporate Specialty Market    ......     $12.022     $14.093         17.23%        2,107,161
Contrafund Portfolio:
 Aetna Vest  ........................     $11.525     $14.386         24.82%          481,708
 Aetna Vest II  .....................      11.525      14.386         24.82%          106,699
 Aetna Vest Plus   ..................      11.525      14.386         24.82%        3,455,189
 Aetna Vest Estate Protector   ......      11.538      14.419         24.96%          520,560
 Corporate Specialty Market    ......      12.396      15.474         24.83%       13,069,943
Janus Aspen Series:
Aggressive Growth Portfolio:
 Aetna Vest  ........................     $16.153     $17.738          9.81%          905,943
 Aetna Vest II  .....................      16.153      17.738          9.81%          531,805
 Aetna Vest Plus   ..................      16.153      17.738          9.81%        5,523,172
 Aetna Vest Estate Protector   ......       9.797      10.770          9.93%          627,618
 Corporate Specialty Market    ......      12.120      13.309          9.81%        2,515,370

Variable Life Account B


Condensed Financial Information--Nine Months Ended September 30, 1997
   (unaudited & continued):

                                                                    Increase
                                            Value Per Unit         (Decrease)
                                                                   in Value of         Reserves
                                        Beginning      End of     Accumulation          at End
                                        of Period      Period         Unit             of Period
                                        -----------   ---------   -----------------   -----------
Balanced Portfolio:
 Aetna Vest  ........................     $13.966     $16.550          18.50%            126,696
 Aetna Vest II  .....................      14.075      16.679          18.50%            166,787
 Aetna Vest Plus   ..................      13.960      16.542          18.50%          3,046,452
 Aetna Vest Estate Protector   ......      11.101      13.169          18.63%            110,546
 Corporate Specialty Market    ......      12.242      14.507          18.50%          2,984,311
Growth Portfolio:
 Aetna Vest  ........................     $14.898     $18.346          23.14%            684,594
 Aetna Vest II  .....................      14.884      18.326          23.14%          1,143,611
 Aetna Vest Plus   ..................      14.863      18.303          23.14%          6,587,329
 Aetna Vest Estate Protector   ......      10.857      13.385          23.28%            492,886
 Corporate Specialty Market    ......      12.232      15.063          23.14%          1,316,737
Short-Term Bond Portfolio:
 Aetna Vest  ........................     $11.289     $11.772           4.27%              7,426
 Aetna Vest II  .....................      11.277      11.759           4.27%              1,534
 Aetna Vest Plus   ..................      11.247      11.727           4.27%            529,601
 Aetna Vest Estate Protector   ......      10.389      10.818           4.13% (1)          9,958
 Corporate Specialty Market    ......      10.468      10.916           4.27%            988,724
Worldwide Growth Portfolio:
 Aetna Vest  ........................     $16.364     $20.576          25.74%          2,234,729
 Aetna Vest II  .....................      16.368      20.582          25.74%          1,184,713
 Aetna Vest Plus   ..................      16.348      20.556          25.74%         10,139,649
 Aetna Vest Estate Protector   ......      11.811      14.868          25.88%            648,134
 Corporate Specialty Market    ......      13.459      16.924          25.74%          7,111,884
Scudder Variable Life Investment
 Fund--International Portfolio:
 Aetna Vest  ........................     $14.543     $16.692          14.78%          2,307,215
 Aetna Vest II  .....................      14.453      16.589          14.78%            746,333
 Aetna Vest Plus   ..................      14.373      16.496          14.78%          6,951,136
 Aetna Vest Estate Protector   ......      10.898      12.522          14.90%            201,188
 Corporate Specialty Market    ......      12.043      13.823          14.78%          3,914,970

Notes to Condensed Financial Information:

   (1)--Reflects less than a full year of performance activity. Funds were first received in this option during January 1997.
   (2)--Reflects less than a full year of performance activity. Funds were first received in this option during February 1997.
   (3)--Reflects less than a full year of performance activity. Funds were first received in this option during May 1997.
   (4)--Reflects less than a full year of performance activity. Funds were first received in this option during June 1997.
   (5)--Reflects less than a full year of performance activity. Funds were first received in this option during July 1997.
   (6)--Reflects less than a full year of performance activity. Funds were first received in this option during August 1997.

Variable Life Account B


Notes to Financial Statements--September 30, 1997 (Unaudited):

1. Summary of Significant Accounting Policies

   Variable Life Account B ("Account") is a separate account established by Aetna Life Insurance and Annuity Company and is registered under the Investment Company Act of 1940 as a unit investment trust. The Account is sold exclusively for use with variable life insurance product contracts as defined under the Internal Revenue Code of 1986, as amended.

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported therein. Although actual results could differ from these estimates, any such differences are expected to be immaterial to the net assets of the Account.

   a. Valuation of Investments

   Investments in the following Funds are stated at the closing net asset value per share as determined by each fund on September 30, 1997:

   Aetna Variable Fund                      Janus Aspen Series:
   Aetna Income Shares                      [bullet] Aggressive Growth Portfolio
   Aetna Variable Encore Fund               [bullet] Balanced Portfolio
   Aetna Investment Advisers Fund, Inc.     [bullet] Growth Portfolio
   Aetna Ascent Variable Portfolio          [bullet] Short-Term Bond Portfolio
   Aetna Crossroads Variable Portfolio      [bullet] Worldwide Growth Portfolio
   Aetna Legacy Variable Portfolio          Scudder Variable Life Investment
   Aetna Variable Index Plus Portfolio        Fund--International Portfolio
   Alger American Small
     Capitalization Portfolio
   American Century VP Capital
     Appreciation Fund
   Fidelity Investments Variable Insurance Products Fund:
   [bullet] Equity-Income Portfolio
   [bullet] Growth Portfolio
   [bullet] Overseas Portfolio
   Fidelity Investments Variable Insurance Products Fund II:
   [bullet] Asset Manager Portfolio
   [bullet] Contrafund Portfolio

   b. Other

   Investment transactions are accounted for on a trade date basis and dividend income is recorded on the ex-dividend date. The cost of investments sold is determined by specific identification.

   c. Federal Income Taxes

   The operations of the Account form a part of, and are taxed with, the total operations of Aetna Life Insurance and Annuity Company ("Company") which is taxed as a life insurance company under the Internal Revenue Code of 1986, as amended.

2. Valuation Period Deductions

   Deductions by the Account for mortality and expense risk charges are made in accordance with the terms of the policies and are paid to the Company.

Variable Life Account B


Notes to Financial Statements--September 30, 1997 (unaudited & continued):

3. Dividend Income

   On an annual basis the Funds distribute substantially all of their taxable income and realized capital gains to their shareholders. Distributions paid to the Account are automatically reinvested in shares of the Funds. The Account's proportionate share of each Fund's undistributed net investment income (distributions in excess of net investment income) and accumulated net realized gain (loss) on investments is included in net unrealized gain
   (loss) on investments in the Statements of Operations and Changes in Net Assets.

4. Purchases and Sales of Investments

   The cost of purchases and proceeds from sales of investments other than short-term investments for the nine month periods ended September 30, 1997 and September 30, 1996 aggregated $190,520,232 and $139,757,147 and
   $80,774,933 and $20,651,970, respectively.

Variable Life Account B


Notes to Financial Statements--September 30, 1997 (unaudited & continued):

5. Supplemental Information to Statements of Operations and Changes in Net Assets--Nine Months Ended September 30, 1997

                                                       Valuation         Proceeds       Cost of          Net
                                                         Period            from        Invesments     Realized
                                         Dividends     Deductions         Sales           Sold       Gain (Loss)
                                        ------------- ---------------- -------------- -------------- ------------
Aetna Variable Fund:
 PolicyHolders' account values   ...... $ 4,806,166    $   (759,765)   $  7,628,880   $  5,575,341    $ 2,053,539
Aetna Income Shares:
 PolicyHolders' account values   ......     371,054         (97,068)      1,779,972      1,823,228        (43,256)
Aetna Variable Encore Fund:
 PolicyHolders' account values   ......     372,968        (100,707)     43,104,359     42,850,706        253,653
Aetna Investment Advisers Fund, Inc.:
 PolicyHolders' account values   ......   1,720,435        (127,224)      1,636,280      1,316,961        319,319
Aetna Ascent Variable Portfolio:
 PolicyHolders' account values   ......      13,550          (7,125)        779,440        770,289          9,151
Aetna Crossroads Variable Portfolio:
 PolicyHolders' account values   ......       4,060          (1,903)        181,294        178,792          2,502
Aetna Legacy Variable Portfolio:
 PolicyHolders' account values   ......       7,636          (2,023)        216,181        198,502         17,679
Aetna Variable Index Plus Portfolio:
 PolicyHolders' account values   ......           0          (1,350)          2,893          2,642            251
Alger American Small Capitalization
 Portfolio:
 PolicyHolders' account values   ......     576,583         (97,515)     27,120,190     25,868,551      1,251,639
American Century VP Capital
 Appreciation Fund:
 PolicyHolders' account values   ......     132,455         (45,867)      3,235,827      3,442,376       (206,549)
Fidelity Investments Variable Insurance
 Products Fund:
Equity-Income Portfolio:
 PolicyHolders' account values   ......   1,485,715        (123,125)     11,734,663      9,571,434      2,163,229
Growth Portfolio:
 PolicyHolders' account values   ......     192,233         (39,162)      6,082,672      5,284,973        797,699
Overseas Portfolio:
 PolicyHolders' account values   ......      46,706          (4,712)         46,070         41,030          5,040
Fidelity Investments Variable Insurance
 Products Fund II:
Asset Manager Portfolio:
 PolicyHolders' account values   ......     175,953         (12,238)         96,650         91,251          5,399
Contrafund Portfolio:
 PolicyHolders' account values   ......     235,708         (63,309)      4,141,445      3,321,787        819,658
Janus Aspen Series:
Aggressive Growth Portfolio:
 PolicyHolders' account values   ......           0         (67,528)     15,604,169     15,153,080        451,089
Balanced Portfolio:
 PolicyHolders' account values   ......     123,266         (34,252)        982,085        824,394        157,691
Growth Portfolio:
 PolicyHolders' account values   ......     277,232         (61,963)      3,109,251      2,424,122        685,129
Short-Term Bond Portfolio:
 PolicyHolders' account values   ......     101,542         (28,323)      3,489,096      3,386,095        103,001
Worldwide Growth Portfolio:
 PolicyHolders' account values   ......     274,427        (109,951)      5,994,187      4,447,419      1,546,768
Scudder Variable Life Investment Fund--
 International Portfolio:
PolicyHolders' account values    ......     264,245         (87,149)      2,791,543      2,136,253        655,290
                                        ------------   ------------    -------------  -------------   -----------
Total Variable Life Account B    ...... $11,181,934    $ (1,872,259)   $139,757,147   $128,709,226    $11,047,921
                                        ============   ============    =============  =============   ===========

                                                 Net Increase
       Net Unrealized               Net         (Decrease) In
         Gain (Loss)             Change in       Net Assets                Net Assets
 Beginning          End          Unrealized       from Unit       Beginning           End
 of Period       of Period      Gain (Loss)      Transactions     of Period        of Period
-------------   -------------   -------------   --------------   --------------   -------------
 $ 7,294,643    $31,518,299      $24,223,656    $ 7,831,916      $ 92,871,626     $131,027,138
    (190,180)       350,595          540,775      4,905,304        13,179,787       18,856,596
     106,394         51,381          (55,013)     5,490,419         9,092,185       15,053,505
   1,383,931      2,748,202        1,364,271      1,873,923        15,791,541       20,942,265
      15,645        220,169          204,524        832,228           545,378        1,597,706
        (191)        48,987           49,178        283,818           123,692          461,347
          20         28,909           28,889        537,581            13,963          603,725
           0         22,952           22,952        853,351                 0          875,204
     172,057        799,979          627,922      5,253,086        13,086,083       20,697,798
    (146,911)       619,963          766,874         91,398         6,482,525        7,220,836
   1,096,283      1,561,726          465,443     (4,155,358)       13,310,213       13,146,117
     294,867        568,043          273,176     (1,242,727)        5,052,529        5,033,748
      37,941        104,008           66,067        307,575           532,327          953,003
     134,978        252,377          117,399        410,462         1,410,186        2,107,161
     730,883      1,835,606        1,104,723      8,625,629         6,911,690       17,634,099
     249,074        976,934          727,860       (670,440)        9,662,927       10,103,908
     243,163        851,665          608,502      2,005,240         3,574,345        6,434,792
     566,478      1,545,448          978,970      1,171,142         7,174,647       10,225,157
      26,773         22,780           (3,993)    (2,462,833)        3,827,848        1,537,242
     872,277      2,871,957        1,999,680      7,693,049         9,915,136       21,319,109
   1,244,544      2,099,099          854,555      1,818,647        10,615,255       14,120,843
 -----------    ------------     -----------    ------------     -------------    -------------
 $14,132,669    $49,099,079      $34,966,410    $41,453,410      $223,173,883     $319,951,299
 ===========    ============     ===========    ============     =============    =============

Variable Life Account B

Statement of Assets and Liabilities--December 31, 1996

ASSETS:
Investments, at net asset value: (Note 1)
 Aetna Variable Fund; 2,867,163 shares (cost $85,576,983)  ........................ $ 92,871,626
 Aetna Income Shares; 1,044,098 shares (cost $13,369,967)  ........................   13,179,787
 Aetna Variable Encore Fund; 689,138 shares (cost $8,985,791) .....................    9,092,185
 Aetna Investment Advisers Fund, Inc.; 1,044,556 shares (cost $14,407,610).........   15,791,541
 Aetna Ascent Variable Portfolio; 43,217 shares (cost $529,733)  ..................      545,378
 Aetna Crossroads Variable Portfolio; 10,326 shares (cost $123,882) ...............      123,692
 Aetna Legacy Variable Portfolio; 1,241 shares (cost $13,943) .....................       13,963
 Alger American Small Capitalization Portfolio; 319,875 shares (cost $12,914,026)     13,086,083
 Fidelity Investments Variable Insurance Products Fund:
  Equity-Income Portfolio; 632,915 shares (cost $12,213,929)  .....................   13,310,213
  Growth Portfolio; 162,252 shares (cost $4,757,662) ..............................    5,052,529
  Overseas Portfolio; 28,255 shares (cost $494,386)  ..............................      532,327
 Fidelity Investments Variable Insurance Products Fund II:
  Asset Manager Portfolio; 83,295 shares (cost $1,275,209) ........................    1,410,186
  Contrafund Portfolio; 417,373 shares (cost $6,180,807)...........................    6,911,690
 Janus Aspen Series:
  Aggressive Growth Portfolio; 529,766 shares (cost $9,413,853)  ..................    9,662,927
  Balanced Portfolio; 242,000 shares (cost $3,331,182)  ...........................    3,574,345
  Growth Portfolio; 462,582 shares (cost $6,608,169) ..............................    7,174,647
  Short-Term Bond Portfolio; 383,937 shares (cost $3,801,075) .....................    3,827,848
  Worldwide Growth Portfolio; 510,038 shares (cost $9,042,860).....................    9,915,136
 Scudder Variable Life Investment Fund--
  International Portfolio; 801,151 shares (cost $9,370,711)........................   10,615,255
 TCI Portfolios, Inc.--Growth Fund; 633,059 shares (cost $6,629,436)...............    6,482,525
                                                                                    -------------
NET ASSETS (cost $209,041,214)  ................................................... $223,173,883
                                                                                    =============
Net assets represented by:
Policyholders' account values: (Notes 1 and 5)
Aetna Variable Fund:
 Policyholders' account values  ................................................... $ 92,871,626
Aetna Income Shares:
 Policyholders' account values  ...................................................   13,179,787
Aetna Variable Encore Fund:
 Policyholders' account values  ...................................................    9,092,185
Aetna Investment Advisers Fund, Inc.:
 Policyholders' account values  ...................................................   15,791,541
Aetna Ascent Variable Portfolio:
 Policyholders' account values  ...................................................      545,378
Aetna Crossroads Variable Portfolio:
 Policyholders' account values  ...................................................      123,692

See Notes to Financial Statements

Variable Life Account B

Aetna Legacy Variable Portfolio:
 Policyholders' account values   .............................. $     13,963
Alger American Small Capitalization Portfolio:
 Policyholders' account values   ..............................   13,086,083
Fidelity Investments Variable Insurance Products Fund:
 Equity-Income Portfolio:
 Policyholders' account values   ..............................   13,310,213
 Growth Portfolio:
 Policyholders' account values   ..............................    5,052,529
 Overseas Portfolio:
 Policyholders' account values   ..............................      532,327
Fidelity Investments Variable Insurance Products Fund II:
 Asset Manager Portfolio:
 Policyholders' account values   ..............................    1,410,186
 Contrafund Portfolio:
 Policyholders' account values   ..............................    6,911,690
Janus Aspen Series:
 Aggressive Growth Portfolio:
 Policyholders' account values   ..............................    9,662,927
 Balanced Portfolio:
 Policyholders' account values   ..............................    3,574,345
 Growth Portfolio:
 Policyholders' account values   ..............................    7,174,647
 Short-Term Bond Portfolio:
 Policyholders' account values   ..............................    3,827,848
 Worldwide Growth Portfolio:
 Policyholders' account values   ..............................    9,915,136
Scudder Variable Life Investment Fund--International Portfolio:
 Policyholders' account values   ..............................   10,615,255
TCI Portfolios, Inc.--Growth Fund:
 Policyholders' account values   ..............................    6,482,525
                                                                -------------
                                                                $223,173,883
                                                                =============

See Notes to Financial Statements

Variable Life Account B

Statements of Operations and Changes in Net Assets

                                                                           Year ended December 31,
                                                                      ---------------------------------
                                                                          1996              1995
                                                                      ---------------   ---------------
INVESTMENT INCOME:
Income: (Notes 1, 3 and 5)
 Dividends   ......................................................   $ 13,813,478      $ 12,965,237
Expenses: (Notes 2 and 5)
 Valuation Period Deductions   ....................................     (1,905,137)       (1,149,801)
                                                                      -------------     -------------
Net investment income .............................................     11,908,341        11,815,436
                                                                      -------------     -------------
NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
Net realized gain on sales of investments: (Notes 1, 4 and 5)
 Proceeds from sales  .............................................     29,656,908        28,828,178
 Cost of investments sold   .......................................     26,434,292        25,993,679
                                                                      -------------     -------------
  Net realized gain   .............................................      3,222,616         2,834,499
                                                                      -------------     -------------
Net unrealized gain (loss) on investments: (Note 5)
 Beginning of year ................................................      4,391,574        (4,407,131)
 End of year ......................................................     14,132,669         4,391,574
                                                                      -------------     -------------
  Net change in unrealized gain   .................................      9,741,095         8,798,705
                                                                      -------------     -------------
Net realized and unrealized gain on investments  ..................     12,963,711        11,633,204
                                                                      -------------     -------------
Net increase in net assets resulting from operations   ............     24,872,052        23,448,640
                                                                      -------------     -------------
FROM UNIT TRANSACTIONS:
Variable life premium payments ....................................    101,416,302        44,310,537
Sales and administrative charges deducted by the Company  .........     (3,032,151)       (1,381,985)
Premiums allocated to the fixed account ...........................     (3,127,437)       (3,260,098)
                                                                      -------------     -------------
 Net premiums allocated to the variable account  ..................     95,256,714        39,668,454
Transfers to the Company for monthly deductions  ..................    (15,491,673)      (11,297,188)
Redemptions by contract holders   .................................     (4,154,465)       (3,238,332)
Transfers on account of policy loans ..............................     (3,783,533)       (2,076,373)
Other  ............................................................        (40,991)           41,863
                                                                      -------------     -------------
 Net increase in net assets from unit transactions (Note 5)  ......     71,786,052        23,098,424
                                                                      -------------     -------------
Change in net assets  .............................................     96,658,104        46,547,064
NET ASSETS:
Beginning of year  ................................................    126,515,779        79,968,715
                                                                      -------------     -------------
End of year  ......................................................   $223,173,883      $126,515,779
                                                                      =============     =============

See Notes to Financial Statements

Variable Life Account B

Condensed Financial Information--Year Ended December 31, 1996

                                              Value
                                            Per Unit        Increase (Decrease)      Units
                                                                in Value of       Outstanding           Reserves
                                      Beginning    End of      Accumulation         at End               at End
                                       of Year     Year            Unit             of Year             of Year
                                      ----------- --------- --------------------- ------------- -------------------------
Aetna Variable Fund:
 Aetna Vest  ........................   $28.351   $34.932           23.21%        1,517,474.5         $53,008,643
 Aetna Vest II  .....................    15.831    19.507           23.21%          794,275.5          15,493,624
 Aetna Vest Plus   ..................    13.301    16.389           23.21%        1,323,444.4          21,689,765
 Aetna Vest Estate Protector   ......    10.000    11.675           16.75%(2)        11,748.7             137,170
 Corporate Specialty Market .........    12.016    14.805           23.21%          171,723.7           2,542,424
Aetna Income Shares:
 Aetna Vest  ........................   $21.305   $21.850            2.56%          279,436.3         $ 6,105,721
 Aetna Vest II  .....................    14.324    14.691            2.56%           67,932.7             997,974
 Aetna Vest Plus   ..................    11.470    11.764            2.56%          132,814.7           1,562,403
 Aetna Vest Estate Protector   ......    10.000    10.452            4.52%(2)            17.0                 177
 Corporate Specialty Market .........    11.071    11.354            2.56%          397,512.3           4,513,512
Aetna Variable Encore Fund:
 Aetna Vest  ........................   $15.891   $16.577            4.32%          165,067.7         $ 2,736,269
 Aetna Vest II  .....................    11.616    12.117            4.32%           17,257.4             209,105
 Aetna Vest Plus   ..................    10.917    11.388            4.32%          277,635.4           3,161,633
 Aetna Vest Estate Protector   ......    10.000    10.333            3.33%(2)        55,176.3             570,162
 Corporate Specialty Market .........    10.444    10.895            4.32%          221,672.3           2,415,016
Aetna Investment Advisers Fund, Inc.:
 Aetna Vest  ........................   $15.390   $17.547           14.02%          106,202.5         $ 1,863,538
 Aetna Vest II  .....................    15.561    17.742           14.02%          228,951.9           4,062,177
 Aetna Vest Plus   ..................    13.050    14.880           14.02%          393,635.7           5,857,138
 Corporate Specialty Market .........    11.361    12.954           14.02%          309,462.5           4,008,688
Aetna Ascent Variable Portfolio:
 Aetna Vest  ........................   $10.000   $11.828           18.28%(2)         3,460.3         $    40,930
 Aetna Vest II  .....................    10.000    11.828           18.28%(2)         2,054.0              24,295
 Aetna Vest Plus   ..................    10.000    11.828           18.28%(2)        40,593.4             480,153
Aetna Crossroads Variable Portfolio:
 Aetna Vest  ........................   $10.000   $11.474           14.74%(2)            99.8         $     1,145
 Aetna Vest Plus   ..................    10.000    11.474           14.74%(2)        10,665.0             122,368
 Aetna Vest Estate Protector   ......    10.000    11.487           14.87%(2)            15.6                 179
Aetna Legacy Variable Portfolio:
 Aetna Vest Plus   ..................   $10.000   $11.118           11.18%(2)         1,255.9         $    13,963
Alger American Small
 Capitalization Portfolio:
 Aetna Vest  ........................   $15.562   $16.051            3.14%           77,047.6         $ 1,236,667
 Aetna Vest II  .....................    15.563    16.052            3.14%           52,282.1             839,239
 Aetna Vest Plus   ..................    15.555    16.043            3.14%          381,746.1           6,124,522
 Aetna Vest Estate Protector   ......    10.000     9.982           (0.18%)(2)       21,147.3             211,085
 Corporate Specialty Market .........    12.799    13.201            3.14%          354,114.8           4,674,570

Variable Life Account B

                                                Value
                                              Per Unit           Increase (Decrease)        Units
                                                                     in Value of         Outstanding            Reserves
                                       Beginning      End of        Accumulation           at End                at End
                                        of Year       Year              Unit               of Year              of Year
                                       -----------   ---------   ---------------------   -------------   -----------------------
Fidelity Investments Variable
 Insurance Products Fund:
Equity-Income Portfolio:
 Aetna Vest ........................     $10.000     $10.871              8.71%(2)           6,532.8         $     71,015
 Aetna Vest II .....................      10.000      10.871              8.71%(2)           2,200.1               23,916
 Aetna Vest Plus  ..................      10.000      10.871              8.71%(2)         118,798.4            1,291,404
 Aetna Vest Estate Protector  ......      10.000      10.883              8.83%(2)          10,991.4              119,619
 Corporate Specialty Market   ......      11.058      12.512             13.14%            943,466.6           11,804,259
Growth Portfolio:
 Corporate Specialty Market   ......     $ 9.911     $11.255             13.56%            448,921.8         $  5,052,529
Overseas Portfolio:
 Corporate Specialty Market   ......     $10.029     $11.241             12.09%             47,354.8         $    532,327
Fidelity Investments Variable
 Insurance Products Fund II:
Asset Manager Portfolio:
 Corporate Specialty Market   ......     $10.596     $12.022             13.46%            117,298.4         $  1,410,186
Contrafund Portfolio:
 Aetna Vest ........................     $10.000     $11.525             15.25%(2)          17,996.4         $    207,415
 Aetna Vest II .....................      10.000      11.525             15.25%(2)           3,659.1               42,173
 Aetna Vest Plus  ..................      10.000      11.525             15.25%(2)          80,966.3              933,168
 Aetna Vest Estate Protector  ......      10.000      11.538             15.38%(2)          10,537.3              121,585
 Corporate Specialty Market   ......      10.322      12.396             20.10%            452,333.3            5,607,349
Janus Aspen Series:
Aggressive Growth Portfolio:
 Aetna Vest ........................     $15.114     $16.153              6.87%             55,921.6         $    903,288
 Aetna Vest II .....................      15.114      16.153              6.87%             35,775.8              577,877
 Aetna Vest Plus  ..................      15.114      16.153              6.87%            221,641.2            3,580,130
 Aetna Vest Estate Protector  ......      10.000       9.797             (2.03%)(2)         15,306.0              149,948
 Corporate Specialty Market   ......      11.340      12.120              6.87%            367,315.7            4,451,684
Balanced Portfolio:
 Aetna Vest ........................     $12.142     $13.966             15.02%              6,502.2         $     90,808
 Aetna Vest II .....................      12.237      14.075             15.02%              4,206.4               59,204
 Aetna Vest Plus  ..................      12.136      13.960             15.02%            124,211.8            1,733,938
 Aetna Vest Estate Protector  ......      10.000      11.101             11.01%(2)           3,134.9               34,800
 Corporate Specialty Market   ......      10.643      12.242             15.02%            135,240.2            1,655,595
Growth Portfolio:
 Aetna Vest ........................     $12.704     $14.898             17.27%             30,969.1         $    461,370
 Aetna Vest II .....................      12.692      14.884             17.27%             65,830.7              979,838
 Aetna Vest Plus  ..................      12.674      14.863             17.27%            234,144.3            3,480,132
 Aetna Vest Estate Protector  ......      10.000      10.857              8.57%(2)           1,608.1               17,459
 Corporate Specialty Market   ......      10.430      12.232             17.27%            182,790.8            2,235,848

Variable Life Account B

                                                Value
                                              Per Unit           Increase (Decrease)        Units
                                                                     in Value of         Outstanding           Reserves
                                       Beginning      End of        Accumulation           at End               at End
                                        of Year       Year              Unit               of Year             of Year
                                       -----------   ---------   ---------------------   -------------   ---------------------
Short-Term Bond Portfolio:
 Aetna Vest ........................     $10.967     $11.289              2.94%                595.3        $      6,721
 Aetna Vest II .....................      10.955      11.277              2.94%                751.0               8,469
 Aetna Vest Plus  ..................      10.925      11.247              2.94%             17,621.2             198,177
 Corporate Specialty Market   ......      10.094      10.468              3.71%(1)         345,277.1           3,614,481
Worldwide Growth Portfolio:
 Aetna Vest ........................     $12.809     $16.364             27.75%             75,637.0        $  1,237,686
 Aetna Vest II .....................      12.813      16.368             27.75%             50,270.3             822,823
 Aetna Vest Plus  ..................      12.797      16.348             27.75%            279,744.3           4,573,155
 Aetna Vest Estate Protector  ......      10.000      11.811             18.11%(2)          10,429.7             123,180
 Corporate Specialty Market   ......      10.964      13.459             22.76%(3)         234,655.4           3,158,292
Scudder Variable Life Investment
 Fund--International Portfolio:
 Aetna Vest ........................     $12.798     $14.543             13.63%            164,419.0        $  2,391,112
 Aetna Vest II .....................      12.719      14.453             13.63%             48,351.0             698,823
 Aetna Vest Plus  ..................      12.648      14.373             13.63%            360,050.5           5,174,856
 Aetna Vest Estate Protector  ......      10.000      10.898              8.98%(2)           4,363.0              47,548
 Corporate Specialty Market   ......      10.598      12.043             13.63%            191,221.6           2,302,916
TCI Portfolios, Inc.--Growth Fund:
 Aetna Vest ........................     $13.248     $12.534             (5.39%)            84,078.3        $  1,053,865
 Aetna Vest II .....................      13.307      12.590             (5.39%)            29,273.6             368,568
 Aetna Vest Plus  ..................      13.126      12.419             (5.39%)           361,778.0           4,492,803
 Aetna Vest Estate Protector  ......      10.000       9.511             (4.89%)(2)             29.2                 278
 Corporate Specialty Market   ......      12.005      11.358             (5.39%)            49,922.3             567,011

Notes to Condensed Financial Information:

(1)--Reflects less than a full year of performance activity. Funds were first received in this option during February 1996.
(2)--Available for investment less than 1 year, contract commenced operations during March 1996.
(3)--Reflects less than a full year of performance activity. Funds were first received in this option during March 1996.

See Notes to Financial Statements

Variable Life Account B

Notes to Financial Statements--December 31, 1996

1. Summary of Significant Accounting Policies

   Variable Life Account B ("Account") is a separate account established by Aetna Life Insurance and Annuity Company and is registered under the Investment Company Act of 1940 as a unit investment trust. The Account is sold exclusively for use with variable life insurance product contracts as defined under the Internal Revenue Code of 1986, as amended.

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported therein. Although actual results could differ from these estimates, any such differences are expected to be immaterial to the net assets of the Account.

   a. Valuation of Investments

   Investments in the following Funds are stated at the closing net asset value per share as determined by each fund on December 31, 1996:

   Aetna Variable Fund                      Janus Aspen Series:
   Aetna Income Shares                      [bullet] Aggressive Growth Portfolio
   Aetna Variable Encore Fund               [bullet] Balanced Portfolio
   Aetna Investment Advisers Fund, Inc.     [bullet] Growth Portfolio
   Aetna Ascent Variable Portfolio          [bullet] Short-Term Bond Portfolio
   Aetna Crossroads Variable Portfolio      [bullet] Worldwide Growth Portfolio
   Aetna Legacy Variable Portfolio          Scudder Variable Life Investment
   Alger American Small                       Fund--International Portfolio
     Capitalization Portfolio               TCI Portfolios, Inc.--Growth Fund
   Fidelity Investments Variable
     Insurance Products Fund:
   [bullet] Equity-Income Portfolio
   [bullet] Growth Portfolio
   [bullet] Overseas Portfolio
   Fidelity Investments Variable Insurance Products Fund II:
   [bullet] Asset Manager Portfolio
   [bullet] Contrafund Portfolio

   b. Other

   Investment transactions are accounted for on a trade date basis and dividend income is recorded on the ex-dividend date. The cost of investments sold is determined by specific identification.

   c. Federal Income Taxes

   The operations of the Account form a part of, and are taxed with, the total operations of Aetna Life Insurance and Annuity Company ("Company") which is taxed as a life insurance company under the Internal Revenue Code of 1986, as amended.

2. Valuation Period Deductions

   Deductions by the Account for mortality and expense risk charges are made in accordance with the terms of the policies and are paid to the Company.

Variable Life Account B

3. Dividend Income

   On an annual basis the Funds distribute substantially all of their taxable income and realized capital gains to their shareholders. Distributions paid to the Account are automatically reinvested in shares of the Funds. The Account's proportionate share of each Fund's undistributed net investment income (distributions in excess of net investment income) and accumulated net realized gain (loss) on investments is included in net unrealized gain
   (loss) on investments in the Statements of Operations and Changes in Net Assets.

4. Purchases and Sales of Investments

   The cost of purchases and proceeds from sales of investments other than short-term investments for the years ended December 31, 1996 and December 31, 1995 aggregated $113,349,117 and $29,656,908 and $71,231,087 and
   $28,828,178, respectively.

Variable Life Account B

5. Supplemental Information to Statements of Operations and Changes in Net Assets--Year Ended December 31, 1996


                                                        Valuation        Proceeds       Cost of         Net
                                                          Period           from        Invesments    Realized
                                          Dividends     Deductions         Sales         Sold       Gain (Loss)
                                         ------------- ---------------- ------------- ------------- ------------
Aetna Variable Fund:
 PolicyHolder's account values .........  $ 9,712,578    ($  991,737)    $ 5,373,083   $ 4,466,494 $  906,589
Aetna Income Shares:
 PolicyHolder's account values .........      810,294       (121,325)      1,564,483     1,544,041     20,442
Aetna Variable Encore Fund:
 PolicyHolder's account values .........      477,308        (71,555)      9,490,775     9,560,169    (69,394)
Aetna Investment Advisers Fund, Inc.:
 PolicyHolder's account values .........    1,201,085       (127,990)      1,717,127     1,435,761    281,366
Aetna Ascent Variable Portfolio:
 PolicyHolder's account values .........       18,222         (1,210)        127,981       124,671      3,310
Aetna Crossroads Variable Portfolio:
 PolicyHolder's account values .........        2,462            (91)          1,317         1,263         54
Aetna Legacy Variable Portfolio:
 PolicyHolder's account values .........          671            (36)            503           486         17
Alger American Small Capitalization
 Portfolio:
 PolicyHolder's account values .........       33,925        (93,143)      2,003,029     1,400,608    602,421
Fidelity Investments Variable Insurance
 Products Fund:
Equity-Income Portfolio:
 PolicyHolder's account values .........       19,619        (57,181)        625,427       574,716     50,711
Growth Portfolio:
 PolicyHolder's account values .........       85,627        (30,149)        243,345       245,938     (2,593)
Overseas Portfolio:
 PolicyHolder's account values .........       14,172         (4,004)        478,644       450,003     28,641
Fidelity Investments Variable Insurance
 Products Fund II:
Asset Manager Portfolio:
 PolicyHolder's account values .........       62,788        (13,383)        981,022       966,124     14,898
Contrafund Portfolio:
 PolicyHolder's account values .........       10,199        (36,829)        353,531       314,886     38,645
Janus Aspen Series:
Aggressive Growth Portfolio:
 PolicyHolder's account values .........       79,809        (68,571)      1,171,119       858,482    312,637
Balanced Portfolio:
 PolicyHolder's account values .........       70,301        (23,444)        452,062       367,517     84,545
Growth Portfolio:
 PolicyHolder's account values .........      140,964        (46,593)        808,709       590,651    218,058
Short-Term Bond Portfolio:
 PolicyHolder's account values .........       84,482        (17,596)        424,360       415,377      8,983
Worldwide Growth Portfolio:
 PolicyHolder's account values .........      105,214        (49,874)      1,127,422       777,300    350,122
Scudder Variable Life Investment Fund -
International Portfolio:
 PolicyHolder's account values .........      173,534        (85,922)      1,752,475     1,537,715    214,760
TCI Portfolios, Inc.--Growth Fund:
 PolicyHolder's account values .........      710,224        (64,504)        960,494       802,090    158,404
                                          ------------   ------------    ------------  ------------ ----------
Total Variable Life Account B  .........  $13,813,478    ($1,905,137)    $29,656,908   $26,434,292 $3,222,616
                                          ===========    ============    ===========   =========== ==========

                                                 Net Increase
       Net Unrealized              Net          (Decrease) In
        Gain (Loss)             Change in        Net Assets                Net Assets
 Beginning         End          Unrealized        from Unit       Beginning           End
 of Year         of Year       Gain (Loss)       Transactions      of Year          of Year
------------   -------------   --------------   --------------   --------------   -------------
 $   65,391     $ 7,294,643    $  7,229,252      $ 5,056,913     $ 70,958,031     $ 92,871,626
    189,278        (190,180)       (379,458)       2,798,667       10,051,167       13,179,787
    138,935         106,394         (32,541)       3,268,179        5,520,188        9,092,185
  1,031,584       1,383,931         352,347        4,815,033        9,269,700       15,791,541
          0          15,645          15,645          509,411                0          545,378
          0            (191)           (191)         121,458                0          123,692
          0              20              20           13,291                0           13,963
    595,950         172,057        (423,893)       7,688,994        5,277,779       13,086,083
     28,202       1,096,283       1,068,081       11,810,807          418,176       13,310,213
    (36,211)        294,867         331,078        3,470,007        1,198,559        5,052,529
     21,923          37,941          16,018         (102,302)         579,802          532,327
     47,435         134,978          87,543          298,650          959,690        1,410,186
     10,253         730,883         720,630        5,090,135        1,088,910        6,911,690
    376,606         249,074        (127,532)       5,949,433        3,517,151        9,662,927
     60,589         243,163         182,574        2,648,699          611,670        3,574,345
    196,848         566,478         369,630        3,974,072        2,518,516        7,174,647
      6,078          26,773          20,695        3,383,696          347,588        3,827,848
    227,523         872,277         644,754        7,436,957        1,427,963        9,915,136
    431,463       1,244,544         813,081        2,808,258        6,691,544       10,615,255
    999,727        (146,911)     (1,146,638)         745,694        6,079,345        6,482,525
 ----------     -----------    ------------      -----------     -------------    -------------
 $4,391,574     $14,132,669    $  9,741,095      $71,786,052     $126,515,779     $223,173,883
 ==========     ===========    ============      ===========     =============    =============

                         Independent Auditor's Report

The Board of Directors of Aetna Life Insurance and Annuity Company and
 Policyholders of Variable Life Account B:

We have audited the accompanying statement of assets and liabilities of Aetna Life Insurance and Annuity Company Variable Life Account B (the "Account") as of December 31, 1996, and the related statements of operations and changes in net assets for each of the years in the two-year period then ended, and condensed financial information for the year ended December 31, 1996. These financial statements and condensed financial information are the responsibility of the Account's management. Our responsibility is to express an opinion on these fiancial statements and condensed financial informaiton based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and condensed financial information are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1996, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and condensed financial information referred to above present fairly, in all material respects, the financial position of Aetna Life Insurance and Annuity Company Variable Life Account B as of December 31, 1996, the results of its operations and the changes in its net assets for each of the years in the two-year period then ended, and condensed financial information for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

Hartford, Connecticut
February 14, 1997

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)

                  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                   Index to Consolidated Financial Statements


                                                                                             Page
Consolidated Statements of Income for the three and nine months ended September 30, 1997
   and 1996 (unaudited)  .................................................................    F-2
Consolidated Balance Sheets as of September 30, 1997 (unaudited) and December 31, 1996        F-3
Consolidated Statements of Changes in Shareholder's Equity for the nine months ended
   September 30, 1997 and 1996 (unaudited)   .............................................    F-4
Consolidated Statements of Cash Flows for the nine months ended September 30, 1997 and
   1996 (unaudited) ......................................................................    F-5
Condensed Notes to Consolidated Financial Statements as of September 30, 1997 (unaudited)     F-7
Independent Auditors' Report  ............................................................   F-10
Consolidated Statements of Income for the Years Ended December 31, 1996, 1995 and 1994       F-11
Consolidated Balance Sheets as of December 31, 1996 and 1995   ...........................   F-12
Consolidated Statements of Changes in Shareholder's Equity for the Years Ended December
   31, 1996, 1995 and 1994  ..............................................................   F-13
Consolidated Statements of Cash Flows for the Years Ended December 31, 1996, 1995 and        F-14
  1994
Notes to Consolidated Financial Statements   .............................................   F-16

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)


                       Consolidated Statements of Income
                                  (millions)



                                                      3 Months Ended      9 Months Ended
                                                       September 30,      September 30,
                                                     ----------------- ------------------
                                                        (unaudited)        (unaudited)
                                                      1997     1996     1997       1996
                                                     -------- -------- ---------- ---------
Revenue:
 Premiums                                            $ 68.2   $ 35.5   $  200.1   $  99.9
 Charges assessed against policyholders               127.7     99.1      350.2     289.3
 Net investment income                                269.5    259.7      804.9     771.8
 Net realized capital gains                             8.8      0.1       17.9      17.2
 Other income                                           9.6      9.4       28.8      34.6
                                                     -------  -------  ---------  ---------
  Total revenue                                       483.8    403.8    1,401.9   1,212.8
Benefits and expenses:
 Current and future benefits                          286.5    245.6      853.4     719.1
 Operating expenses                                    84.5     84.6      247.3     261.3
 Amortization of deferred policy acquisition costs     40.1     17.9       92.4      46.6
 Severance and facilities charges                        --     47.3         --      61.3
                                                     -------  -------  ---------  ---------
  Total benefits and expenses                         411.1    395.4    1,193.1   1,088.3
Income before income taxes                             72.7      8.4      208.8     124.5
Income taxes                                           21.3      1.4       63.9      34.3
                                                     -------  -------  ---------  ---------
Net income                                           $ 51.4   $  7.0   $  144.9   $  90.2
                                                     =======  =======  =========  =========


See Condensed Notes to Consolidated Financial Statements.

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)


                          Consolidated Balance Sheets
                         (millions, except share data)




                                                                    September 30,     December 31,
                                                                        1997              1996
                                                                    ---------------   -------------
Assets                                                               (unaudited)
-----------------------------------------------------------------   ---------------
Investments:
 Debt securities available for sale, at fair value
  (amortized cost:$12,736.4 and $12,539.1)                             $13,257.1        $12,905.5
 Equity securities, available for sale:
  Nonredeemable preferred stock (cost: $143.4 and $107.6)                  166.5            119.0
  Investment in affiliated mutual funds (cost: $42.0 and $77.3)             55.1             81.1
  Common stock                                                                .8               .3
 Short-term investments                                                    111.8             34.8
 Mortgage loans                                                             12.9             13.0
 Policy loans                                                              453.7            399.3
                                                                       ----------       ----------
   Total investments                                                    14,057.9         13,553.0
 Cash and cash equivalents                                                 614.2            459.1
 Accrued investment income                                                 183.0            159.0
 Premiums due and other receivables                                         37.3             26.6
 Deferred policy acquisition costs                                       1,620.6          1,515.3
 Reinsurance loan to affiliate                                             474.4            628.3
 Other assets                                                               40.1             33.7
 Separate accounts assets                                               21,494.5         15,318.3
                                                                       ----------       ----------
   Total assets                                                        $38,522.0        $31,693.3
                                                                       ==========       ==========
Liabilities and Shareholder's Equity
----------------------------------------------------------------
Liabilities:
 Future policy benefits                                                $ 3,757.8        $ 3,617.0
 Unpaid claims and claim expenses                                           28.0             28.9
 Policyholders' funds left with the Company                             11,074.5         10,663.7
                                                                       ----------       ----------
  Total insurance reserve liabilities                                   14,860.3         14,309.6
 Other liabilities                                                         295.2            354.7
 Income taxes:
  Current                                                                   37.1             20.7
  Deferred                                                                  74.8             80.5
 Separate accounts liabilities                                          21,468.6         15,318.3
                                                                       ----------       ----------
   Total liabilities                                                    36,736.0         30,083.8
                                                                       ==========       ==========
Shareholder's equity:
 Common stock, par value $50 (100,000 shares authorized; 55,000
  shares issued and outstanding)                                             2.8              2.8
 Paid-in capital                                                           418.0            418.0
 Net unrealized capital gains                                               96.7             60.5
 Retained earnings                                                       1,268.5          1,128.2
                                                                       ----------       ----------
   Total shareholder's equity                                            1,786.0          1,609.5
                                                                       ----------       ----------
   Total liabilities and shareholder's equity                          $38,522.0        $31,693.3
                                                                       ==========       ==========


See Condensed Notes to Consolidated Financial Statements.

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)


           Consolidated Statements of Changes in Shareholder's Equity
                                   (millions)




                                                9 Months Ended September 30,
                                                ----------------------------
                                                              (unaudited)
                                                   1997         1996
                                                ----------   -------------
Shareholder's equity, beginning of year           $1,609.5     $  1,583.0
Net change in unrealized capital gains (losses)       36.2          (93.4)
Net income                                           144.9           90.2
Common stock dividends                                (8.3)          (1.5)
Other changes                                          3.7             --
                                                  --------     ----------
Shareholder's equity, end of period               $1,786.0     $  1,578.3
                                                  ========     ==========


See Condensed Notes to Consolidated Financial Statements.

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)


                     Consolidated Statements of Cash Flows
                                   (millions)



                                                                   9 Months Ended September 30,
                                                                   ----------------------------
                                                                           (unaudited)
                                                                     1997           1996
                                                                   ------------   -------------
Cash Flows from Operating Activities:
 Net income                                                        $   144.9       $     90.2
 Adjustments to reconcile net income to net cash provided by
   (used for) operating activities:
 Increase in accrued investment income                                 (24.0)           (13.0)
 Increase in premiums due and other receivables                         (8.8)            (2.3)
 Increase in policy loans                                              (54.4)           (29.5)
 Increase in deferred policy acquisition costs                        (105.3)          (127.2)
 Decrease in reinsurance loan to affiliate                             153.9             22.1
 Net increase in universal life account balances                       224.1            172.5
 Decrease in other insurance reserve liabilities                      (165.5)          (125.2)
 Net (decrease) increase in other liabilities and other assets        (122.4)           126.8
 Decrease in income taxes                                               (3.9)           (23.5)
 Net accretion of discount on investments                              (51.9)           (51.1)
 Net realized capital gains                                            (17.9)           (17.2)
                                                                   ----------      ----------
  Net cash (used for) provided by operating activities                 (31.2)            22.6
                                                                   ----------      ----------
Cash Flows from Investing Activities:
 Proceeds from sales of:
  Debt securities available for sale                                 3,828.5          3,830.6
  Equity securities                                                     61.3            114.5
  Mortgage loans                                                         0.1              8.6
 Investment maturities and collections of:
  Debt securities available for sale                                   966.8            681.8
  Short-term investments                                                43.2             21.5
 Cost of investment purchases in:
  Debt securities available for sale                                (4,811.0)        (4,996.5)
  Equity securities                                                    (53.6)           (63.7)
  Short-term investments                                              (120.1)           (35.5)
 Other, net                                                               --             (9.1)
                                                                   ----------      ----------
  Net cash used for investing activities                               (84.8)          (447.8)
                                                                   ----------      ----------


See Condensed Notes to Consolidated Financial Statements.

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)


               Consolidated Statements of Cash Flows (Continued)
                                   (millions)




                                                            9 Months Ended September 30,
                                                            ----------------------------
                                                                    (unaudited)
                                                               1997         1996
                                                            -----------   --------------
Cash Flows from Financing Activities:
 Deposits and interest credited for investment contracts     $1,230.2      $  1,140.6
 Withdrawals of investment contracts                          (925.8)          (860.7)
 Dividends paid to shareholder                                  (8.3)            (1.5)
 Capital contribution to Separate Account                      (25.0)              --
                                                             --------      ----------
  Net cash provided by financing activities                    271.1            278.4
                                                             --------      ----------
Net increase (decrease) in cash and cash equivalents           155.1           (146.8)
Cash and cash equivalents, beginning of period                 459.1            568.8
                                                             --------      ----------
Cash and cash equivalents, end of period                     $ 614.2       $    422.0
                                                             --------      ----------
Supplemental cash flow information:
 Income taxes paid, net                                      $  68.7       $     61.4
                                                             ========      ==========


See Condensed Notes to Consolidated Financial Statements.

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)
              Condensed Notes to Consolidated Financial Statements


1. Basis of Presentation

The consolidated financial statements include Aetna Life Insurance and Annuity Company and its wholly owned subsidiaries, Aetna Insurance Company of America and Aetna Private Capital, Inc. (collectively, the "Company"). Aetna Life Insurance and Annuity Company is a wholly owned subsidiary of Aetna Retirement Holdings, Inc. ("HOLDCO"). HOLDCO is a wholly owned subsidiary of Aetna Retirement Services, Inc., whose ultimate parent is Aetna Inc. ("Aetna").

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles and are unaudited. Certain reclassifications have been made to 1996 financial information to conform to the 1997 presentation. These interim statements necessarily rely heavily on estimates, including assumptions as to annualized tax rates. In the opinion of management, all adjustments necessary for a fair statement of results for the interim periods have been made. All such adjustments are of a normal, recurring nature. The accompanying condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes as presented in the Company's 1996 Annual Report on Form 10-K. Certain financial information that is normally included in annual financial statements prepared in accordance with generally accepted accounting principles, but that is not required for interim reporting purposes, has been condensed or omitted.

2. Future Application of Accounting Standards

Financial Accounting Standard ("FAS") No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, was issued in June 1996 and provides accounting and reporting standards for transfers of financial assets and extinguishments of liabilities.

FAS No. 125 is effective for 1997 financial statements; however, certain provisions relating to accounting for repurchase agreements and securities lending are not effective until January 1, 1998. Provisions effective in 1997 did not have a material effect on the Company's financial position or results of operations. The Company does not expect adoption of this statement for provisions effective in 1998 to have a material effect on its financial position or results of operations.

FAS No. 130, Reporting Comprehensive Income, was issued in June 1997 and establishes standards for the reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income encompasses all changes in shareholder's equity (except those arising from transactions with owners) and includes net income, net unrealized capital gains or losses on available for sale securities. As this new standard only requires additional information in a financial statement, it will not affect the Company's financial position or results of operations. FAS No. 130 is effective for fiscal years beginning after December 15, 1997, with earlier application permitted. The Company is currently evaluating the presentation alternatives permitted by the statement.

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)
        Condensed Notes to Consolidated Financial Statements (Continued)


2. Future Application of Accounting Standards (Continued)

FAS No. 131, Disclosures about Segments of an Enterprise and Related Information, was issued in June 1997 and establishes standards for the reporting of information relating to operating segments in annual financial statements, as well as disclosure of selected information in interim financial reports. This statement supersedes FAS No. 14, Financial Reporting for Segments of a Business Enterprise, which requires reporting segment information by industry and geographic area (industry approach). Under FAS No. 131, operating segments are defined as components of a company for which separate financial information is available and is used by management to allocate resources and assess performance (management approach). This statement is effective for year-end 1998 financial statements. Interim financial information will be required beginning in 1999 (with comparative 1998 information). The Company does not anticipate that this standard will significantly impact the composition of its current operating segments, which are consistent with the management approach.

3. Financial Instruments

The Company engages in hedging activities to manage interest rate and price risks. Such hedging activities have principally consisted of using off-balance sheet instruments such as futures and forward contracts and interest rate swap agreements. There were no such contracts or agreements open as of September 30, 1997.

4. Severance and Facilities Charges

In the second quarter of 1996, the Company was allocated severance and facilities reserves from Aetna to reflect actions taken or to be taken to reduce the level of corporate expenses and other costs previously absorbed by Aetna's property-casualty operations.

In the third quarter of 1996, the Company established severance and facilities reserves in the Financial Services and Individual Life Insurance segments to reflect actions taken or to be taken in order to make its businesses more competitive.

Activity for the nine months ended September 30, 1997 within the severance and facilities reserves (pretax, in millions) and positions eliminated related to such actions were as follows:



                                         Reserve      Positions
                                         ----------   ----------
 Balance at December 31, 1996   ......   $  47.9          524
 Actions taken (1)  ..................     (19.5)        (129)
                                         --------       -----
 Balance at September 30, 1997  ......   $  28.4          395
                                         ========       =====



(1) Includes $9.9 million of severance-related actions and $7.0 million of corporate allocation-related actions.
The Company's severance actions are expected to be substantially completed by March 31, 1998. The corporate allocation actions and vacating of certain leased office space are expected to be substantially completed in 1997.

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)
        Condensed Notes to Consolidated Financial Statements (Continued)


5. Related Party Transactions

Effective December 31, 1988, the Company entered into a reinsurance agreement with Aetna Life Insurance Company ("Aetna Life") in which substantially all of the nonparticipating individual life and annuity business written by Aetna Life prior to 1981 was assumed by the Company. Effective January 1, 1997, this agreement has been amended to transition (based on underlying investment rollover in Aetna Life) from a modified coinsurance to a coinsurance arrangement. As a result of this change, reserves will be ceded to the Company from Aetna Life as investment rollover occurs and the loan previously established will be reduced.

6. Litigation

The Company is involved in numerous lawsuits arising, for the most part, in the ordinary course of its business operations. While the ultimate outcome of litigation against the Company cannot be determined at this time, after consideration of the defenses available to the Company and any related reserves established, it is not expected to result in liability for amounts material to the financial condition of the Company, although it may adversely affect results of operations in future periods.

7. Dividends

On June 27, 1997 and August 15, 1997, the Company paid a $5.3 million and $3.0 million, respectively, dividend to HOLDCO. The additional amount of dividends that may be paid by the Company to HOLDCO in 1997 without prior approval by the Insurance Commissioner of the State of Connecticut is $62.8 million.

                         Independent Auditors' Report

The Shareholder and Board of Directors
Aetna Life Insurance and Annuity Company:

We have audited the accompanying consolidated balance sheets of Aetna Life Insurance and Annuity Company and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Aetna Life Insurance and Annuity Company and Subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                      /s/ KPMG Peat Marwick LLP

Hartford, Connecticut
February 4, 1997

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)

                       Consolidated Statements of Income
                                  (millions)


                                                            Years Ended December 31,
                                                       -----------------------------------
                                                        1996         1995         1994
                                                       ----------   ----------   ---------
Revenue:
 Premiums                                              $  133.6     $  212.7    $  191.6
 Charges assessed against policyholders                   396.5        318.9       279.0
 Net investment income                                  1,045.6      1,004.3       917.2
 Net realized capital gains                                19.7         41.3         1.5
 Other income                                              45.4         42.0        10.3
                                                       ---------    ---------    ---------
  Total revenue                                         1,640.8      1,619.2     1,399.6

Benefits and expenses:
 Current and future benefits                              968.6        997.2       921.5
 Operating expenses                                       342.2        310.8       225.7
 Amortization of deferred policy acquisition costs         69.8         48.0        31.5
 Severance and facilities charges                          61.3           --          --
                                                       ---------    ---------    ---------
  Total benefits and expenses                           1,441.9      1,356.0     1,178.7
                                                       ---------    ---------    ---------
Income before income taxes                                198.9        263.2       220.9
Income taxes                                               57.8         87.3        75.6
                                                       ---------    ---------    ---------
Net income                                             $  141.1     $  175.9    $  145.3
                                                       =========    =========    =========




See Notes to Consolidated Financial Statements.

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)

                          Consolidated Balance Sheets
                        (millions, except share data)--


                                                                           December 31,
                                                                     -------------------------
Assets                                                                 1996          1995
------------------------------------------------------------------   -----------   -----------
Investments:
 Debt securities, available for sale:
  (amortized cost: $12,539.1 and $11,923.7)                          $12,905.5     $12,720.8
 Equity securities, available for sale:
  Non-redeemable preferred stock (cost: $107.6 and $51.3)                119.0          57.6
  Investment in affiliated mutual funds (cost: $77.3 and $173.4)          81.1         191.8
  Common stock (cost: $0.0 and $6.9)                                       0.3           8.2
  Short-term investments                                                  34.8          15.1
  Mortgage loans                                                          13.0          21.2
  Policy loans                                                           399.3         338.6
                                                                     ----------    -----------
   Total investments                                                  13,553.0      13,353.3
 Cash and cash equivalents                                               459.1         568.8
 Accrued investment income                                               159.0         175.5
 Premiums due and other receivables                                       26.6          37.3
 Deferred policy acquisition costs                                     1,515.3       1,341.3
 Reinsurance loan to affiliate                                           628.3         655.5
 Other assets                                                             33.7          26.2
 Separate Accounts assets                                             15,318.3      10,987.0
                                                                     ----------    -----------
   Total assets                                                      $31,693.3     $27,144.9
                                                                     ==========    ===========
Liabilities and Shareholder's Equity
-----------------------------------------------------------------
Liabilities:
 Future policy benefits                                              $ 3,617.0     $ 3,594.6
 Unpaid claims and claim expenses                                         28.9          27.2
 Policyholders' funds left with the Company                           10,663.7      10,500.1
                                                                     ----------    -----------
   Total insurance reserve liabilities                                14,309.6      14,121.9
 Other liabilities                                                       354.7         257.2
 Income taxes:
  Current                                                                 20.7          26.2
  Deferred                                                                80.5         169.6
 Separate Accounts liabilities                                        15,318.3      10,987.0
                                                                     ----------    -----------
   Total liabilities                                                  30,083.8      25,561.9
                                                                     ----------    -----------
Shareholder's equity:
 Common stock, par value $50 (100,000 shares authorized; 55,000
  shares issued and outstanding)                                           2.8           2.8
 Paid-in capital                                                         418.0         407.6
 Net unrealized capital gains                                             60.5         132.5
 Retained earnings                                                     1,128.2       1,040.1
                                                                     ----------    -----------
   Total shareholder's equity                                          1,609.5       1,583.0
                                                                     ----------    -----------
   Total liabilities and shareholder's equity                        $31,693.3     $27,144.9
                                                                     ==========    ===========


See Notes to Consolidated Financial Statements.

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)

           Consolidated Statements of Changes in Shareholder's Equity
                                   (millions)


                                                             Years Ended December 31,
                                                    ------------------------------------------
                                                      1996           1995            1994
                                                    ----------   -------------   -------------
Shareholder's equity, beginning of year              $1,583.0     $  1,088.5      $  1,246.7
Capital contributions                                    10.4             --              --
Net change in unrealized capital gains (losses)         (72.0)         321.5          (303.5)
Net income                                              141.1          175.9           145.3
Other changes                                           (49.5)            --              --
Common stock dividends declared                          (3.5)          (2.9)             --
                                                     --------     ----------      ----------
Shareholder's equity, end of year                    $1,609.5     $  1,583.0      $  1,088.5
                                                     ========     ==========      ==========




See Notes to Consolidated Financial Statements.

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)

                     Consolidated Statements of Cash Flows
                                   (millions)


                                                                          Years Ended December 31,
                                                                ------------------------------------------
                                                                  1996           1995           1994
                                                                ------------   ------------   ------------
Cash Flows from Operating Activities:
 Net income                                                     $   141.1      $   175.9      $   145.3
 Adjustments to reconcile net income to net cash
  (used for) provided by operating activities:
 Decrease (increase) in accrued investment income                    16.5          (33.3)         (17.5)
 Decrease in premiums due and other receivables                       1.6           25.4            1.3
 Increase in policy loans                                           (60.7)         (89.9)         (46.0)
 Increase in deferred policy acquisition costs                     (174.0)        (177.0)        (105.9)
 Decrease in reinsurance loan to affiliate                           27.2           34.8           27.8
 Net increase in universal life account balances                    243.2          393.4          164.7
 (Decrease) increase in other insurance reserve liabilities        (211.5)          79.0           75.1
 Net increase in other liabilities and other assets                   3.1           13.0           52.5
 Decrease in income taxes                                           (26.7)          (4.5)         (10.3)
 Net accretion of discount on investments                           (68.0)         (66.4)         (77.9)
 Net realized capital gains                                         (19.7)         (41.3)          (1.5)
 Other, net                                                           1.1             --           (1.0)
                                                                ----------     ----------     ----------
  Net cash (used for) provided by operating activities             (126.8)         309.1          206.6
                                                                ----------     ----------     ----------
Cash Flows from Investing Activities:
 Proceeds from sales of:
  Debt securities available for sale                              5,182.2        4,207.2        3,593.8
  Equity securities                                                 190.5          180.8           93.1
  Mortgage loans                                                      8.7           10.7             --
  Limited partnership                                                  --           26.6             --
 Investment maturities and collections of:
  Debt securities available for sale                                885.2          583.9        1,289.2
  Short-term investments                                             35.0          106.1           30.4
 Cost of investment purchases in:
  Debt securities available for sale                             (6,534.3)      (6,034.0)      (5,621.4)
  Equity securities                                                (118.1)        (170.9)        (162.5)
  Short-term investments                                            (54.7)         (24.7)        (106.1)
  Mortgage loans                                                       --          (21.3)            --
  Limited partnership                                                  --             --          (25.0)
 Other, net                                                         (17.6)            --             --
                                                                ----------     ----------     ----------
  Net cash used for investing activities                           (423.1)      (1,135.6)        (908.5)
                                                                ----------     ----------     ----------




See Notes to Consolidated Financial Statements.

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)

               Consolidated Statements of Cash Flows (Continued)
                                   (millions)

                                                                        Years Ended December 31,
                                                             --------------------------------------------
                                                               1996            1995            1994
                                                             -------------   -------------   ------------
Cash Flows from Financing Activities:
 Deposits and interest credited for investment contracts         1,579.5         1,884.5        1,737.8
 Withdrawals of investment contracts                            (1,146.2)       (1,109.6)        (948.7)
 Additional capital contributions                                   10.4              --             --
 Dividends paid to shareholder                                      (3.5)           (2.9)            --
                                                              ----------      ----------      ---------
  Net cash provided by financing activities                        440.2           772.0          789.1
                                                              ----------      ----------      ---------
Net (decrease) increase in cash and cash equivalents              (109.7)          (54.5)          87.2
Cash and cash equivalents, beginning of year                       568.8           623.3          536.1
                                                              ----------      ----------      ---------
Cash and cash equivalents, end of year                        $    459.1      $    568.8      $   623.3
                                                              ==========      ==========      =========
Supplemental cash flow information:
 Income taxes paid, net                                       $     85.5      $     92.8      $    85.9
                                                              ==========      ==========      =========



See Notes to Consolidated Financial Statements.

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)
                   Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies

Aetna Life Insurance and Annuity Company and its wholly owned subsidiaries (collectively, the "Company") is a provider of financial services and life insurance products in the United States. The Company has two business segments: financial services and individual life insurance.

Financial services products include annuity contracts that offer a variety of funding and payout options for individual and employer-sponsored retirement plans qualified under Internal Revenue Code Sections 401, 403, 408 and 457, and non-qualified annuity contracts. These contracts may be deferred or immediate ("payout annuities"). Financial services also include investment advisory services, financial planning and pension plan administrative services.

Individual life insurance products include universal life, variable universal life, traditional whole life and term insurance.

Basis of Presentation

The consolidated financial statements include Aetna Life Insurance and Annuity Company and its wholly owned subsidiaries, Aetna Insurance Company of America and Aetna Private Capital, Inc. Aetna Life Insurance and Annuity Company is a wholly owned subsidiary of Aetna Retirement Holdings, Inc. ("HOLDCO"). HOLDCO is a wholly owned subsidiary of Aetna Retirement Services, Inc., whose ultimate parent is Aetna Inc. ("Aetna").

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles. Certain reclassifications have been made to 1995 and 1994 financial information to conform to the 1996 presentation.

Future Application of Accounting Standards

Financial Accounting Standard ("FAS") No. 125 , Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, was issued in June 1996. This statement provides accounting and reporting standards for transfers of financial assets and extinguishments of liabilities. Transactions covered by this statement would include securitizations, sales of partial interests in assets, repurchase agreements and securities lending. This statement requires that after a transfer of financial assets, an entity would recognize any assets it controls and liabilities it has incurred. An entity would not recognize assets when control has been surrendered or liabilities have been satisfied. Portions of this statement are effective for each of 1997 and 1998 financial statements and early adoption is not permitted. The Company does not expect adoption of this statement to have a material effect on its financial position or results of operations.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from reported results using those estimates.

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)
             Notes to Consolidated Financial Statements (Continued)

1. Summary of Significant Accounting Policies (Continued)

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, money market instruments and other debt issues with a maturity of 90 days or less when purchased.

Investments

All of the Company's debt and equity securities are classified as available for sale and carried at fair value. These securities are written down (as realized capital losses) for other than temporary declines in value. Unrealized capital gains and losses related to available for sale investments, other than amounts allocable to experience rated contractholders, are reflected in shareholder's equity, net of related taxes.

Fair values for debt and equity securities are based on quoted market prices or dealer quotations. Where quoted market prices or dealer quotations are not available, fair values are measured utilizing quoted market prices for similar securities or by using discounted cash flow methods. Cost for mortgage-backed securities is adjusted for unamortized premiums and discounts, which are amortized using the interest method over the estimated remaining term of the securities, adjusted for anticipated prepayments.

Purchases and sales of debt and equity securities are recorded on the trade date.

The investment in affiliated mutual funds primarily represents an investment in the Aetna Series Fund, Inc., a retail mutual fund which has been seeded by the Company, and is carried at fair value.

Mortgage loans and policy loans are carried at unpaid principal balances, net of impairment reserves. Sales of mortgage loans are recorded on the closing date.

Short-term investments, consisting primarily of money market instruments and other debt issues purchased with a maturity of 91 days to one year, are considered available for sale and are carried at fair value, which approximates amortized cost.

Futures contracts are carried at fair value and require daily cash settlement. Changes in the fair value of futures contracts that qualify as hedges are deferred and recognized as an adjustment to the hedged asset or liability. Deferred gains or losses on such futures contracts are amortized over the life of the acquired asset or liability as a yield adjustment or through net realized capital gains or losses upon disposal of an asset. Changes in the fair value of futures contracts that do not qualify as hedges are recorded in net realized capital gains or losses. Hedge designation requires specific asset or liability identification, a probability at inception of high correlation with the position underlying the hedge, and that high correlation be maintained throughout the hedge period. If a hedging instrument ceases to be highly correlated with the position underlying the hedge, hedge accounting ceases at that date and excess gains and losses on the hedging instrument are reflected in net realized capital gains or losses.

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)
             Notes to Consolidated Financial Statements (Continued)

1. Summary of Significant Accounting Policies (Continued)

Swap agreements which are designated as interest rate risk management instruments at inception are accounted for using the accrual method. Accordingly, the difference between amounts paid and received on such agreements is reported in net investment income. There is no recognition in the Consolidated Balance Sheets for changes in the fair value of the agreement.

Deferred Policy Acquisition Costs

Certain costs of acquiring insurance business are deferred. These costs, all of which vary with and are primarily related to the production of new and renewal business, consist principally of commissions, certain expenses of underwriting and issuing contracts, and certain agency expenses. For fixed ordinary life contracts, such costs are amortized over expected premium-paying periods (up to 20 years). For universal life and certain annuity contracts, such costs are amortized in proportion to estimated gross profits and adjusted to reflect actual gross profits over the life of the contracts (up to 20 years).

Deferred policy acquisition costs are written off to the extent that it is determined that future policy premiums and investment income or gross profits are not adequate to cover related losses and expenses.

Insurance Reserve Liabilities

Future Policy Benefits include reserves for universal life, immediate annuities with life contingent payouts and traditional life insurance contracts. Reserves for universal life contracts are equal to cumulative deposits less charges and withdrawals plus credited interest thereon. Reserves for immediate annuities with life contingent payouts and traditional life insurance contracts are computed on the basis of assumed investment yield, mortality, and expenses, including a margin for adverse deviations. Such assumptions generally vary by plan, year of issue and policy duration. Reserve interest rates range from 2.25% to 12.00%. Investment yield is based on the Company's experience. Mortality and withdrawal rate assumptions are based on relevant Aetna experience and are periodically reviewed against both industry standards and experience.

Policyholders' Funds Left With the Company include reserves for deferred annuity investment contracts and immediate annuities without life contingent payouts. Reserves on such contracts are equal to cumulative deposits less charges and withdrawals plus credited interest thereon (rates range from 4.00% to 7.00%), net of adjustments for investment experience that the Company is entitled to reflect in future credited interest. Reserves on contracts subject to experience rating reflect the rights of contractholders, plan participants and the Company.

Unpaid claims for all lines of insurance include benefits for reported losses and estimates of benefits for losses incurred but not reported.

Premiums, Charges Assessed Against Policyholders, Benefits and Expenses

For universal life and certain annuity contracts, charges assessed against policyholders' funds for the cost of insurance, surrender charges, actuarial margin and other fees are recorded as revenue in

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)
             Notes to Consolidated Financial Statements (Continued)

1. Summary of Significant Accounting Policies (Continued)

charges assessed against policyholders. Other amounts received for these contracts are reflected as deposits and are not recorded as revenue. Life insurance premiums, other than premiums for universal life and certain annuity contracts, are recorded as premium revenue when due. Related policy benefits are recorded in relation to the associated premiums or gross profit so that profits are recognized over the expected lives of the contracts. When annuity payments begin under contracts with life contingent payouts that were initially investment contracts, the accumulated balance in the account is treated as a single premium for the purchase of an annuity, reflected as an offsetting amount in both premiums and current and future benefits in the Consolidated Statements of Income.

Separate Accounts

Assets held under variable universal life and variable annuity contracts are segregated in Separate Accounts and are invested, as designated by the contractholder or participant under a contract, in shares of Aetna Variable Fund, Aetna Income Shares, Aetna Variable Encore Fund, Aetna Investment Advisers Fund, Inc., Aetna GET Fund, the Aetna Series Fund Inc., or the Aetna Generation Funds (collectively, "Funds"), which are managed by the Company, or other selected mutual funds not managed by the Company.

Separate Accounts assets and liabilities are carried at fair value except for those relating to a guaranteed interest option. Since the Company bears the investment risk where the contract is held to maturity, the assets of the Separate Account supporting the guaranteed interest option are carried at an amortized cost of $515.6 million for 1996 (fair value $523.0 million) and $322.2 million for 1995 (fair value $343.9 million). Reserves relating to the guaranteed interest option are maintained at fund value and reflect interest credited at rates ranging from 4.10% to 8.00% in 1996 and 4.50% to 8.38% in 1995.

Separate Accounts assets and liabilities are shown as separate captions in the Consolidated Balance Sheets. Deposits, investment income and net realized and unrealized capital gains and losses of the Separate Accounts are not reflected in the Consolidated Statements of Income (with the exception of realized capital gains and losses on the sale of assets supporting the guaranteed interest option). The Consolidated Statements of Cash Flows do not reflect investment activity of the Separate Accounts.

Income Taxes

The Company is included in the consolidated federal income tax return of Aetna. The Company is taxed at regular corporate rates after adjusting income reported for financial statement purposes for certain items. Deferred income tax expenses/benefits result from changes during the year in cumulative temporary differences between the tax basis and book basis of assets and liabilities.

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)
             Notes to Consolidated Financial Statements (Continued)

2. Investments

Debt securities available for sale as of December 31, 1996 were as follows:

                                                                      Gross          Gross
                                                      Amortized     Unrealized     Unrealized       Fair
                                                        Cost          Gains          Losses         Value
                                                      -----------   ------------   ------------   ----------
                                                                            (millions)
U.S. government and government agencies and
 authorities                                          $ 1,072.4        $ 20.5         $ 4.5       $ 1,088.4
States, municipalities and political subdivisions           6.0           1.2            --             7.2
U.S. corporate securities:
  Financial                                             2,143.4          43.1           9.7         2,176.8
  Food & fiber                                            198.2           4.6           1.3           201.5
  Healthcare & consumer products                          735.9          20.2           6.3           749.8
  Media & broadcast                                       274.9           7.0           2.8           279.1
  Natural resources                                       187.7           4.5           0.4           191.8
  Transportation & capital goods                          521.9          22.0           1.8           542.1
  Utilities                                               448.8          14.8           2.8           460.8
  Other                                                   141.5           3.0            --           144.5
                                                      ----------       -------        ------      ----------
 Total U.S. corporate securities                        4,652.3         119.2          25.1         4,746.4
Foreign Securities:
  Government                                              758.6          36.0           5.7           788.9
  Utilities                                               187.8          16.1            --           203.9
  Other                                                   945.5          30.9           6.3           970.1
                                                      ----------       -------        ------      ----------
 Total foreign securities                               1,891.9          83.0          12.0         1,962.9
Residential mortgage-backed securities:
  Pass-throughs                                           792.2          78.3           3.1           867.4
  Collateralized mortgage obligations                   2,227.8          94.9          13.7         2,309.0
                                                      ----------       -------        ------      ----------
Total residential mortgage-backed securities            3,020.0         173.2          16.8         3,176.4
Commercial/Multifamily mortgage-backed securities       1,008.7          24.8           5.6         1,027.9
Other asset-backed securities                             887.8          10.7           2.2           896.3
                                                      ----------       -------        ------      ----------
Total Debt Securities                                 $12,539.1        $432.6         $66.2       $12,905.5
                                                      ==========       =======        ======      ==========

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)
             Notes to Consolidated Financial Statements (Continued)

2. Investments (Continued)

Debt securities available for sale as of December 31, 1995 were as follows:

                                                                      Gross          Gross
                                                      Amortized     Unrealized     Unrealized        Fair
                                                        Cost          Gains          Losses         Value
                                                      -----------   ------------   ------------   -----------
                                                                            (millions)
U.S. government and government agencies and
 authorities                                          $   539.5        $ 47.5         $  --       $    587.0
States, municipalities and political subdivisions          41.4          12.4            --             53.8
U.S. Corporate securities:
  Financial                                             2,764.4         110.3           2.1          2,872.6
  Food & fiber                                            310.8          20.8           0.6            331.0
  Healthcare & consumer products                          766.0          59.2           0.2            825.0
  Media & broadcast                                       191.7          10.0            --            201.7
  Natural resources                                       186.9          12.6           0.2            199.3
  Transportation & capital goods                          602.4          46.7           0.2            648.9
  Utilities                                               454.4          27.8           1.0            481.2
  Other                                                   119.9          10.2            --            130.1
                                                      ----------       -------        ------      -----------
 Total U.S. corporate securities                        5,396.5         297.6           4.3          5,689.8

Foreign securities:
  Government                                              316.4          26.1           2.0            340.5
  Utilities                                               236.3          32.9                          269.2
  Other                                                   749.9          60.5           3.5            806.9
                                                      ----------       -------        ------      -----------
 Total foreign securities                               1,302.6         119.5           5.5          1,416.6

Residential mortgage-backed securities:
  Pass-throughs                                           556.7          99.2           1.8            654.1
  Collateralized mortgage obligations                   2,383.9         167.6           2.2          2,549.3
                                                      ----------       -------        ------      -----------
Total residential mortgage-backed securities            2,940.6         266.8           4.0          3,203.4
Commercial/multifamily mortgage-backed securities         741.9          32.3           0.2            774.0
Other asset-backed securities                             961.2          35.5           0.5            996.2
                                                      ----------       -------        ------      -----------
Total Debt Securities                                 $11,923.7        $811.6         $14.5       $ 12,720.8
                                                      ==========       =======        ======      ===========


At December 31, 1996 and 1995, net unrealized appreciation of $366.4 million and $797.1 million, respectively, on available for sale debt securities included $288.5 million and $619.1 million, respectively, related to experience rated contracts, which were not reflected in shareholder's equity but in Future Policy Benefits and Policyholders' Funds Left With the Company.

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)
             Notes to Consolidated Financial Statements (Continued)

2. Investments (Continued)

The amortized cost and fair value of debt securities for the year ended December 31, 1996 are shown below by contractual maturity. Actual maturities may differ from contractual maturities because securities may be restructured, called, or prepaid.

                                              Amortized       Fair
                                                Cost          Value
                                              -----------   ----------
                                                     (millions)
Due to mature:
 One year or less  ........................   $   424.4     $   425.7
 After one year through five years   ......     2,162.4       2,194.2
 After five years through ten years  ......     2,467.4       2,509.6
 After ten years   ........................     2,568.4       2,675.4
 Mortgage-backed securities ...............     4,028.7       4,204.3
 Other asset-backed securities ............       887.8         896.3
                                              ----------    ----------
   Total  .................................   $12,539.1     $12,905.5
                                              ==========    ==========

The Company engages in securities lending whereby certain securities from its portfolio are loaned to other institutions for short periods of time. Collateral, primarily cash, which is in excess of the market value of the loaned securities, is deposited by the borrower with a lending agent, and retained and invested by the lending agent to generate additional income for the Company. The market value of the loaned securities is monitored on a daily basis with additional collateral obtained or refunded as the market value fluctuates. At December 31, 1996 and 1995, the Company had loaned securities (which are reflected as invested assets) with a market value of approximately $444.7 million and $264.5 million, respectively.

At December 31, 1996 and 1995, debt securities carried at $7.6 million and $7.4 million, respectively, were on deposit as required by regulatory authorities.

The carrying value of non-income producing investments was $0.9 million and $0.1 million at December 31, 1996 and 1995, respectively.

The Company did not have any investments in a single issuer, other than obligations of the U.S. government, with a carrying value in excess of 10% of the Company's shareholder's equity at December 31, 1996.

Included in the Company's total debt securities were residential collateralized mortgage obligations ("CMOs") supporting the following:

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)
             Notes to Consolidated Financial Statements (Continued)

2. Investments (Continued)

                                                     1996                        1995
                                          --------------------------   ------------------------
                                            Fair         Amortized       Fair        Amortized
                                            Value          Cost          Value         Cost
                                          ------------   -----------   -----------   ----------
                                                               (millions)
Total residential CMOs (1)                $2,309.0       $2,227.8      $2,549.4      $2,383.9
                                          ===========    =========     ===========   =========
Percentage of total:
 Supporting experience rated products         84.2%                        85.3%
 Supporting remaining products                15.8%                        14.7%
                                          -----------                  -----------
                                             100.0%                       100.0%
                                          ===========                  ===========

(1) At December 31, 1996 and 1995, approximately 71% and 81%, respectively, of the Company's residential CMO holdings were backed by government agencies such as GNMA, FNMA, FHLMC.

There are various categories of CMOs which are subject to different degrees of risk from changes in interest rates and, for nonagency-backed CMOs, defaults. The principal risks inherent in holding CMOs are prepayment and extension risks related to dramatic decreases and increases in interest rates resulting in the repayment of principal from the underlying mortgages either earlier or later than originally anticipated.

At December 31, 1996 and 1995, approximately 68% and 79%, respectively, of the Company's CMO holdings were in planned amortization class ("PAC") and sequential structure tranches, which are subject to less prepayment and extension risk than other types of CMO instruments. At December 31, 1996 and 1995, approximately 3% of the Company's CMO holdings were in the interest-only ("IOs") and principal-only ("POs") tranches, which are subject to more prepayment and extension risks than other types of CMO instruments. Remaining CMO holdings are in other tranches that have prepayment and extension risks which fall between the degree of risk associated with PACs and sequentials, and IOs and POs.

Investments in available for sale equity securities were as follows:

                                      Gross          Gross
                      Amortized     Unrealized     Unrealized      Fair
                        Cost          Gains          Losses        Value
                      -----------   ------------   ------------   --------
                                           (millions)
1996
-----------------
Equity Securities       $184.9         $16.3           $0.8        $ 200.4
                        -------        ------          -----       --------
1995
-----------------
Equity Securities       $231.6         $27.2           $1.2        $ 257.6
                        -------        ------          -----       --------

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)
             Notes to Consolidated Financial Statements (Continued)

3. Financial Instruments

Estimated Fair Value

The carrying values and estimated fair values of certain of the Company's financial instruments at December 31, 1996 and 1995 were as follows:

                                               1996                       1995
                                     -------------------------   -----------------------
                                     Carrying        Fair        Carrying       Fair
                                      Value         Value         Value        Value
                                     -----------   -----------   ----------   ----------
                                                         (millions)
Assets:
 Mortgage loans                       $    13.0     $    13.2    $   21.2     $   21.9
Liabilities:
 Investment contract liabilities:
  With a fixed maturity               $ 1,014.1     $ 1,028.8    $  989.1     $1,001.2
  Without a fixed maturity              9,649.6       9,427.6     9,511.0      9,298.4

Fair value estimates are made at a specific point in time, based on available market information and judgments about the financial instrument, such as estimates of timing and amount of future cash flows. Such estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases, the fair value estimates cannot be substantiated by comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instrument. In evaluating the Company's management of interest rate, price and liquidity risks, the fair values of all assets and liabilities should be taken into consideration, not only those presented above.


The following valuation methods and assumptions were used by the Company in estimating the fair value of the above financial instruments:

Mortgage loans: Fair values are estimated by discounting expected mortgage loan cash flows at market rates which reflect the rates at which similar loans would be made to similar borrowers. The rates reflect management's assessment of the credit quality and the remaining duration of the loans.

Investment contract liabilities (included in Policyholders' Funds Left With the Company):

With a fixed maturity: Fair value is estimated by discounting cash flows at interest rates currently being offered by, or available to, the Company for similar contracts.

Without a fixed maturity: Fair value is estimated as the amount payable to the contractholder upon demand. However, the Company has the right under such contracts to delay payment of withdrawals which may ultimately result in paying an amount different than that determined to be payable on demand.

Off-Balance-Sheet and Other Financial Instruments (including Derivative Financial Instruments)

The Company uses off-balance-sheet and other financial instruments primarily to manage portfolio risks, including interest rate, prepayment/call, credit, price, and liquidity risks. In 1996, Treasury

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)
             Notes to Consolidated Financial Statements (Continued)

3. Financial Instruments (Continued)

futures contracts were used to manage interest rate risk in the Company's bond portfolio and stock index futures contracts were used to manage price risk in the Company's equity portfolio. In 1996 and 1995, interest rate swaps and forward commitments to enter into interest rate swaps, respectively, were also used to manage interest rate risk in the Company's bond portfolio.

Futures Contracts:
Futures contracts represent commitments to either purchase or sell underlying assets at a specified future date. Futures contracts trade on organized exchanges and, therefore, have minimal credit risk. Cash settlements are made daily based on changes in the prices of the underlying assets. There were no futures contracts open as of December 31, 1996 and 1995.

Interest Rate Swaps:
Under interest rate swaps, the Company agrees with other parties to exchange interest amounts calculated by reference to an agreed notional principal amount. Generally, no cash is exchanged at the outset of the contract and no principal payments are made. A single net payment is usually made by one counterparty at each due date or upon termination of the contract. The Company would be exposed to credit-related losses in the event of nonperformance by counterparties to financial instruments, however, the Company controls its exposure to credit risk through credit approvals, credit limits and regular monitoring procedures. The credit exposure of interest rate swaps is represented by the fair value (market value) of contracts with a positive fair value (market value) at the reporting date. There were no interest rate swap agreements open as of December 31, 1996. At December 31, 1995, the Company had an open forward swap agreement with a notional amount of $100.0 million and a fair value of $0.1 million.

During 1995, the Company received $0.4 million for writing call options on underlying securities. The Company did not write any call options in 1996. As of December 31, 1996 and 1995, there were no option contracts outstanding.

The Company also had investments in certain debt instruments with derivative characteristics, including those whose market value is at least partially determined by, among other things, levels of or changes in domestic and/or foreign interest rates (short or long term), exchange rates, prepayment rates, equity markets or credit ratings/spreads. The amortized cost and fair value of these securities, included in the debt securities portfolio, as of December 31, 1996 was as follows:

                                                                           Amortized       Fair
                                                                             Cost         Value
                                                                           -----------   ----------
                                                                                  (millions)
 Residential collateralized mortgage obligations   .....................    $ 2,227.8    $2,309.0
  Principal-only strips (included above)  ..............................         44.5        53.3
  Interest-only strips (included above)   ..............................         10.3        22.8
 Other structured securities with derivative characteristics (1)  ......        126.3       129.2

(1) Represents non-leveraged instruments whose fair values and credit risk are based on underlying securities, including fixed income securities and interest rate swap agreements.

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)
             Notes to Consolidated Financial Statements (Continued)

4. Net Investment Income

Sources of net investment income were as follows:

                                            1996           1995          1994
                                          ------------   ------------   -----------
                                                         (millions)
Debt securities                            $   945.3      $   891.5      $  823.9
Preferred stock                                  5.9            4.2           3.9
Investment in affiliated mutual funds           14.3           14.9           5.2
Mortgage loans                                   2.2            1.4           1.4
Policy loans                                    18.4           13.7          11.5
Reinsurance loan to affiliate                   44.1           46.5          51.5
Cash equivalents                                29.4           38.9          29.5
Other                                            2.1            8.4           6.7
                                           ---------      ---------      --------
Gross investment income                      1,061.7        1,019.5         933.6
Less investment expenses                       (16.1)         (15.2)        (16.4)
                                           ---------      ---------      --------
Net investment income                      $ 1,045.6      $ 1,004.3      $  917.2
                                           =========      =========      ========

Net investment income includes amounts allocable to experience rated contractholders of $787.6 million, $744.2 million and $677.1 million for the years ended December 31, 1996, 1995 and 1994, respectively. Interest credited to contractholders is included in Current and Future Benefits.

5. Dividend Restrictions and Shareholder's Equity

The Company paid $3.5 million in cash dividends to HOLDCO in 1996. In 1995, the Company dividended $2.9 million in the form of two of its subsidiaries, Systematized Benefits Administrators, Inc. and Aetna Investment Services, Inc., to Aetna Retirement Services, Inc. (the Company's former parent).

The amount of dividends that may be paid to the shareholder in 1997 without prior approval by the Insurance Commissioner of the State of Connecticut is $71.1 million.

The Insurance Department of the State of Connecticut (the "Department") recognizes as net income and shareholder's capital and surplus those amounts determined in conformity with statutory accounting practices prescribed or permitted by the Department, which differ in certain respects from generally accepted accounting principles. Statutory net income was $57.8 million, $70.0 million and $64.9 million for the years ended December 31, 1996, 1995 and 1994, respectively. Statutory capital and surplus was $713.6 million and $670.7 million as of December 31, 1996 and 1995, respectively.

As of December 31, 1996 the Company does not utilize any statutory accounting practices which are not prescribed by state regulatory authorities that, individually or in the aggregate, materially affect statutory capital and surplus.

Realized capital gains or losses are the difference between the carrying value and sale proceeds of specific investments sold.

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)
             Notes to Consolidated Financial Statements (Continued)

6. Capital Gains and Losses on Investment Operations (Continued)

Net realized capital gains on investments were as follows:

                                      1996       1995      1994
                                     --------   --------   ------
                                              (millions)
Debt securities                       $ 11.1     $ 32.8     $ 1.0
Equity securities                        8.6        8.3       0.2
Mortgage loans                            --        0.2       0.3
                                      -------    -------    ------
Pretax realized capital gains         $ 19.7     $ 41.3     $ 1.5
                                      -------    -------    ------
After tax realized capital gains      $ 13.0     $ 25.8     $ 1.0
                                      =======    =======    ======

Net realized capital gains of $53.1 million and $61.1 million for 1996 and 1995, respectively, and net realized capital losses of $29.1 million for 1994, allocable to experience rated contracts, were deducted from net realized capital gains (losses) and an offsetting amount was reflected in policy-holder funds' left with the Company. Net unamortized gains were $53.3 million and $7.3 million at December 31, 1996 and 1995, respectively.

Changes to the mortgage loan valuation reserve and writedowns on debt securities for other than temporary declines in value are included in net realized capital gains (losses) and amounted to $(3.3) million, $3.1 million and $1.1 million, of which $(3.2) million, $2.2 million and $0.8 million were allocable to experience rated contractholders, for the years ended December 31, 1996, 1995 and 1994, respectively. There was no valuation reserve for mortgage loans at December 31, 1996 or at December 31, 1995.

Proceeds from the sale of available for sale debt securities and the related gross gains and losses were as follows:

                        1996          1995          1994
                      -----------   -----------   ----------
                                    (millions)
Proceeds on Sales      $ 5,182.2     $ 4,207.2    $3,593.8
Gross gains                 24.3          44.6        26.6
Gross losses                13.2          11.8        25.6

Changes in shareholder's equity related to changes in unrealized capital gains (losses), (excluding those related to experience rated contractholders), were as follows:

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)
             Notes to Consolidated Financial Statements (Continued)

6. Capital Gains and Losses on Investment Operations (Continued)

                                                      1996               1995           1994
                                                    -----------------   -----------   ------------
                                                                      (millions)
Debt securities                                      $  (100.1)          $  255.9      $  (242.1)
Equity securities                                        (10.5)              27.3          (13.3)
Limited partnership                                         --                1.8           (1.8)
                                                     ----------          --------      ---------
                                                        (110.6)             285.0         (257.2)
Deferred income taxes (See Note 8)                       (38.6)             (36.5)          46.3
                                                     ----------          --------      ---------
Net change in unrealized capital gains (losses)      $   (72.0)          $  321.5      $  (303.5)
                                                     ==========          ========      =========

Net unrealized capital gains allocable to experience rated contracts of $245.2 million and $43.3 million at December 31, 1996 and $515.0 million and $104.1 million at December 31, 1995 are reflected on the Consolidated Balance Sheets in Policyholders' Funds Left With the Company and Future Policy Benefits, respectively, and are not included in shareholder's equity.

Shareholder's equity included the following unrealized capital gains (losses), which are net of amounts allocable to experience rated contractholders, at December 31:

                                           1996          1995           1994
                                          -----------   -----------   -----------
                                                        (millions)
Debt securities
 Gross unrealized capital gains            $  101.7      $  179.3     $   27.4
 Gross unrealized capital losses              (23.8)         (1.3)      (105.2)
                                           --------      --------     ---------
                                               77.9         178.0        (77.8)
Equity securities
 Gross unrealized capital gains                16.3          27.2          6.5
 Gross unrealized capital losses               (0.8)         (1.2)        (7.9)
                                           --------      --------     ---------
                                               15.5          26.0         (1.4)
Limited Partnership                              --            --           --
 Gross unrealized capital gains                  --            --           --
 Gross unrealized capital losses                 --            --         (1.8)
                                           --------      --------     ---------
                                                 --            --         (1.8)
Deferred income taxes (See Note 8)             32.9          71.5        108.0
                                           --------      --------     ---------
Net unrealized capital gains (losses)      $   60.5      $  132.5     $ (189.0)
                                           ========      ========     =========

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)
             Notes to Consolidated Financial Statements (Continued)

7. Severance and Facilities Charges

Severance and facilities charges during 1996, as described below, included the following (pretax):

                                                           Vacated
                                              Asset        Leased                 Corporate
(Millions)                    Severance     Write-Off     Property     Other     Allocation     Total
---------------------------   -----------   -----------   ----------   -------   ------------   -------
Financial Services              $ 29.1         $ 1.0        $ 1.3       $ 1.7       $  --        $ 33.1
Individual Life Insurance         12.5           0.4          0.5         0.8          --          14.2
Corporate Allocation                --            --           --          --        14.0          14.0
                                -------        ------       ------      ------      ------       -------
 Total Company                  $ 41.6         $ 1.4        $ 1.8       $ 2.5       $14.0        $ 61.3
--------------------------      -------        ------       ------      ------      ------       -------

In the third quarter of 1996, the Company recorded a $30.7 million after tax ($47.3 million pretax) charge principally related to actions taken or expected to be taken to improve its cost structure relative to its competitors. The severance portion of the charge is based on a plan to eliminate 702 positions (primarily customer service, sales and information technology support staff). The facilities portion of the charge is based on a plan to consolidate sales/service field offices.

In addition to the above charge, Aetna recorded a facilities and severance charge in the second quarter of 1996, primarily as a result of actions taken or expected to be taken to reduce the level of corporate expenses and other costs previously absorbed by Aetna's property-casualty operations. The cost allocated to the Company associated with this charge was $9.1 million after tax ($14.0 million pretax).

The activity during 1996 within the severance and facilities reserve (pretax, in millions) and the number of positions eliminated related to such actions were as follows:

                                     Reserve     Positions
---------------------------------    ---------   ----------
Beginning of year                    $   --           --
Severance and facilities charges       47.3          702
Corporate Allocation                   14.0           --
Actions taken (1)                     (13.4)        (178)
                                     -------       -----
 End of year                         $ 47.9          524
---------------------------------    -------       -----

(1) Includes $8.0 million of severance-related actions and $4.1 million of corporate allocation-related actions.


The Company's severance actions are expected to be substantially completed by March 31, 1998. The corporate allocation actions and the vacating of the leased office space are expected to be substantially completed in 1997.


8. Income Taxes

The Company is included in the consolidated federal income tax return and combined Connecticut and New York state income tax returns of Aetna. Aetna allocates to each member an amount approximating the

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)
             Notes to Consolidated Financial Statements (Continued)

8. Income Taxes (Continued)

tax it would have incurred were it not a member of the consolidated group, and credits the member for the use of its tax saving attributes used in the consolidated returns.

Income taxes for the years ended December 31, consist of:

                                          1996         1995        1994
                                         -------      -------     ------
                                                   (millions)
Current taxes (benefits):
Income Taxes:
 Federal                                  $ 50.9      $ 82.9      $ 78.7
 State                                       3.7         3.2         4.4
 Net realized capital gains (losses)        25.3        28.5       (33.2)
                                          ------      ------      ------
                                            79.9       114.6        49.9
                                          ------      ------      ------
Deferred taxes (benefits):
Income Taxes:
 Federal                                   ( 3.5)      (14.4)      ( 8.0)
 Net realized capital gains (losses)       (18.6)      (12.9)       33.7
                                          ------      ------      ------
                                           (22.1)      (27.3)       25.7
                                          ------      ------      ------
  Total                                   $ 57.8      $ 87.3      $ 75.6
                                          ======      ======      ======

Income taxes were different from the amount computed by applying the federal income tax rate to income before income taxes for the following reasons:

                                               1996        1995         1994
                                              -------     -------      -------
                                                        (millions)
Income before income taxes                     $198.9      $263.2      $220.9
Tax rate                                           35%         35%         35%
                                               ------      ------      ------
Application of the tax rate                      69.6        92.1        77.3
                                               ------      ------      ------
Tax effect of:
 State income tax, net of federal benefit         2.4         2.1         2.9
 Excludable dividends                            (8.7)       (9.3)       (8.6)
 Other, net                                      (5.5)        2.4         4.0
                                               ------      ------      ------
  Income taxes                                 $ 57.8      $ 87.3      $ 75.6
                                               ======      ======      ======

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)
             Notes to Consolidated Financial Statements (Continued)

8. Income Taxes (Continued)

The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities at December 31 are presented below:

                                                                1996        1995
                                                               -------      -----
                                                                    (millions)
Deferred tax assets:
  Insurance reserves                                            $344.6      $290.4
  Unrealized gains allocable to experience rated contracts       100.8       216.7
  Investment losses                                                7.5         7.3
  Postretirement benefits other than pensions                     27.0         7.7
  Deferred compensation                                           25.0        18.9
  Pension                                                          7.6         5.7
  Other                                                           29.3         9.2
                                                                ------      ------
Total gross assets                                               541.8       555.9
Deferred tax liabilities:
  Deferred policy acquisition costs                              482.1       433.0
  Market discount                                                  6.8         4.4
  Net unrealized capital gains                                   133.7       288.2
  Other                                                           (0.3)       (0.1)
                                                                ------      ------
Total gross liabilities                                          622.3       725.5
                                                                ------      ------
Net deferred tax liability                                      $ 80.5      $169.6
                                                                ======      ======

Net unrealized capital gains and losses are presented in shareholder's equity net of deferred taxes. Valuation allowances are provided when it is not considered more likely than not that deferred tax assets will be realized. As of December 31, 1996 and 1995, no valuation allowances were required for unrealized capital gains and losses.

The "Policyholders' Surplus Account," which arose under prior tax law, is generally that portion of a life insurance company's statutory income that has not been subject to taxation. As of December 31, 1983, no further additions could be made to the Policyholders' Surplus Account for tax return purposes under the Deficit Reduction Act of 1984. The balance in such account was approximately $17.2 million at December 31, 1996. This amount would be taxed only under certain conditions. No income taxes have been provided on this amount since management believes the conditions under which such taxes would become payable are remote.

The Internal Revenue Service ("Service") has completed examinations of the consolidated federal income tax returns of Aetna through 1990. Discussions are being held with the Service with respect to proposed adjustments. Management believes there are adequate defenses against, or sufficient reserves to provide for, any such adjustments. The Service has commenced its examinations for the years 1991 through 1994.

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)
             Notes to Consolidated Financial Statements (Continued)

9. Benefit Plans

Employee Pension Plans--The Company, in conjunction with Aetna, has noncontributory defined benefit pension plans covering substantially all employees. The plans provide pension benefits based on years of service and average annual compensation (measured over 60 consecutive months of highest earnings in a 120-month period). Contributions are determined using the Projected Unit Credit Method and, for qualified plans subject to ERISA requirements, are limited to the amounts that are tax-deductible. As of December 31, 1996, Aetna's accrued pension cost has been allocated to its subsidiaries, including the Company, under an allocation based on eligible salaries. Data on a separate company basis regarding the proportionate share of the projected benefit obligation and plan assets is not available. The accumulated benefit obligation and plan assets are recorded by Aetna. As of the measurement date (i.e., September 30), the accumulated plan assets exceeded accumulated plan benefits. Allocated pretax charges to operations for the pension plan (based on the Company's total salary cost as a percentage of Aetna's total salary cost) were $4.3 million, $6.1 million and $5.5 million for the years ended December 31, 1996, 1995 and 1994, respectively.

Employee Postretirement Benefits--In addition to providing pension benefits, Aetna currently provides certain health care and life insurance benefits, subject to certain caps, for retired employees. A comprehensive medical and dental plan is offered to all full-time employees retiring at age 50 with 15 years of service or at age 65 with 10 years of service. Retirees are generally required to contribute to the plans based on their years of service with Aetna. The costs to the Company associated with the Aetna postretirement plans for 1996, 1995 and 1994 were $1.8 million, $1.4 million and $1.0 million, respectively.

As of December 31, 1996, Aetna transferred to the Company approximately $77.7 million of accrued liabilities, primarily related to the pension and postretirement benefit plans described above, that had been previously recorded by Aetna. The after tax amount of this transfer (approximately $50.5 million) is reported as a reduction in retained earnings.

Agent Pension Plans--The Company, in conjunction with Aetna, has a non-qualified pension plan covering certain agents. The plan provides pension benefits based on annual commission earnings. As of the measurement date (i.e., September 30), the accumulated plan assets exceeded accumulated plan benefits.

Agent Postretirement Benefits--The Company, in conjunction with Aetna, also provides certain postretirement health care and life insurance benefits for certain agents. The costs to the Company associated with the agents' postretirement plans for 1996, 1995 and 1994 were $0.7 million, $0.8 million and $0.7 million, respectively.

Incentive Savings Plan--Substantially all employees are eligible to participate in a savings plan under which designated contributions, which may be invested in common stock of Aetna or certain other investments, are matched, up to 5% of compensation, by Aetna. Pretax charges to operations for the incentive savings plan were $5.4 million, $4.9 million and $3.3 million in 1996, 1995 and 1994, respectively.

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)
             Notes to Consolidated Financial Statements (Continued)

9. Benefit Plans (Continued)

Stock Plans--Aetna has a stock incentive plan that provides for stock options, deferred contingent common stock or equivalent cash awards or restricted stock to certain key employees. Executive and middle management employees may be granted options to purchase common stock of Aetna at or above the market price on the date of grant. Options generally become 100% vested three years after the grant is made, with one-third of the options vesting each year. Aetna does not recognize compensation expense for stock options granted at or above the market price on the date of grant under its stock incentive plans. In addition, executives may be granted incentive units which are rights to receive common stock or an equivalent value in cash. The incentive units may vest within a range from 0% to 175% at the end of a four year period based on the attainment of performance goals. The costs to the Company associated with the Aetna stock plans for 1996, 1995 and 1994, were $8.1 million, $6.3 million and $1.7 million, respectively. As of December 31, 1996, Aetna transferred to the Company approximately $1.1 million of deferred tax benefits related to stock options. This amount is reported as an increase in retained earnings.

10. Related Party Transactions

The Company is compensated by the Separate Accounts for bearing mortality and expense risks pertaining to variable life and annuity contracts. Under the insurance contracts, the Separate Accounts pay the Company a daily fee which, on an annual basis, ranges, depending on the product, from .10% to 1.90% of their average daily net assets. The Company also receives fees from the variable life and annuity mutual funds and The Aetna Series Fund for serving as investment adviser. Under the advisory agreements, the Funds pay the Company a daily fee which, on an annual basis, ranges, depending on the fund, from .25% to .85% of their average daily net assets. The Company also receives fees (expressed as a percentage of the average daily net assets) from the variable life and annuity mutual funds and The Aetna Series Fund for providing administration services, and from The Aetna Series Fund for providing shareholder services and promoting sales. The amount of compensation and fees received from the Separate Accounts and Funds, included in Charges Assessed Against Policyholders, amounted to $185.4 million, $128.1 million and $104.6 million in 1996, 1995 and 1994, respectively. The Company may waive advisory fees at its discretion.

The Company acts as an investment adviser for its affiliated mutual funds. Since August 1996, Aeltus Investment Management, Inc. ("Aeltus"), a wholly owned subsidiary of HOLDCO and an affiliate of the Company, has been acting as Subadvisor of all affiliated mutual funds and of most of the General Account assets. Fees paid by the Company to Aeltus, included in both Charges Assessed Against Policyholders and Net Investment Income, on an annual basis, range from
 .06% to .55% of the average daily net assets under management. For the year ended December 31, 1996, the Company paid $16.0 million in such fees.

The Company may, from time to time, make reimbursements to a Fund for some or all of its operating expenses. Reimbursement arrangements may be terminated at any time without notice.

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)
             Notes to Consolidated Financial Statements (Continued)

10. Related Party Transactions (Continued)

Since 1981, all domestic individual non-participating life insurance of Aetna and its subsidiaries has been issued by the Company. Effective December 31, 1988, the Company entered into a reinsurance agreement with Aetna Life Insurance Company ("Aetna Life") in which substantially all of the non-participating individual life and annuity business written by Aetna Life prior to 1981 was assumed by the Company. A $108.0 million commission, paid by the Company to Aetna Life in 1988, was capitalized as deferred policy acquisition costs. An additional $6.1 million commission, paid by the Company to Aetna Life in 1996, was capitalized as deferred policy acquisition costs. The Company maintained insurance reserves of $628.3 million and $655.5 million as of December 31, 1996 and 1995, respectively, relating to the business assumed. In consideration for the assumption of this business, a loan was established relating to the assets held by Aetna Life which support the insurance reserves. The loan is being reduced in accordance with the decrease in the reserves. The fair value of this loan was $625.3 million and $663.5 million as of December 31, 1996 and 1995, respectively, and is based upon the fair value of the underlying assets. Premiums of $25.3 million, $28.0 million and $32.8 million and current and future benefits of $39.5 million, $43.0 million and $43.8 million were assumed in 1996, 1995 and 1994, respectively.

Investment income of $44.1 million, $46.5 million and $51.5 million was generated from the reinsurance loan to affiliate in 1996, 1995 and 1994, respectively. Net income of approximately $8.1 million, $18.4 million and $25.1 million resulted from this agreement in 1996, 1995 and 1994, respectively.

On December 16, 1988, the Company assumed $25.0 million of premium revenue from Aetna Life for the purchase and administration of a life contingent single premium variable payout annuity contract. In addition, the Company also is responsible for administering fixed annuity payments that are made to annuitants receiving variable payments. Reserves of $28.9 million and $28.0 million were maintained for this contract as of December 31, 1996 and 1995, respectively.

Effective February 1, 1992, the Company increased its retention limit per individual life to $2.0 million and entered into a reinsurance agreement with Aetna Life to reinsure amounts in excess of this limit, up to a maximum of $8.0 million on any new individual life business, on a yearly renewable term basis. Premium amounts related to this agreement were $5.2 million, $3.2 million and $1.3 million for 1996, 1995 and 1994, respectively.

The Company received a capital contribution of $10.4 million in cash from HOLDCO in 1996. The Company received no capital contributions in 1995 or 1994.

The Company paid $3.5 million in cash dividends to HOLDCO in 1996. In 1995, the Company dividended $2.9 million in the form of two of its subsidiaries, Systematized Benefits Administrators, Inc. and Aetna Investment Services, Inc., to Aetna Retirement Services, Inc. (the Company's former parent).

Premiums due and other receivables include $2.8 million and $5.7 million due from affiliates in 1996 and 1995, respectively. Other liabilities include $10.7 million and $12.4 million due to affiliates for 1996 and 1995, respectively.

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)
             Notes to Consolidated Financial Statements (Continued)

10. Related Party Transactions (Continued)

Substantially all of the administrative and support functions of the Company are provided by Aetna and its affiliates. The financial statements reflect allocated charges for these services based upon measures appropriate for the type and nature of service provided.

11. Reinsurance

The Company utilizes indemnity reinsurance agreements to reduce its exposure to large losses in all aspects of its insurance business. Such reinsurance permits recovery of a portion of losses from reinsurers, although it does not discharge the primary liability of the Company as direct insurer of the risks reinsured. The Company evaluates the financial strength of potential reinsurers and continually monitors the financial condition of reinsurers. Only those reinsurance recoverables deemed probable of recovery are reflected as assets on the Company's Consolidated Balance Sheets.

The following table includes premium amounts ceded/assumed to/from affiliated companies as discussed in Note 10 above.

                                                Ceded to      Assumed
                                   Direct        Other       from Other      Net
                                   Amount      Companies      Companies     Amount
                                   ---------   -----------   ------------   --------
                                                      (millions)
1996
----
Premiums:
 Life Insurance                     $  34.6      $ 11.2         $ 25.3       $  48.7
 Accident and Health Insurance          6.3         6.3             --            --
 Annuities                             84.3          --            0.6          84.9
                                    --------     -------        -------      --------
  Total earned premiums             $ 125.2      $ 17.5         $ 25.9       $ 133.6
                                    ========     =======        =======      ========
1995
----
Premiums:
 Life Insurance                     $  28.8      $  8.6         $ 28.0       $  48.2
 Accident and Health Insurance          7.5         7.5             --            --
 Annuities                            164.0          --            0.5         164.5
                                    --------     -------        -------      --------
  Total earned premiums             $ 200.3      $ 16.1         $ 28.5       $ 212.7
                                    ========     =======        =======      ========
1994
----
Premiums:
 Life Insurance                     $  27.3      $  6.0         $ 32.8       $  54.1
 Accident and Health Insurance          9.3         9.3             --            --
 Annuities                            137.3          --            0.2         137.5
                                    --------     -------        -------      --------
Total earned premiums               $ 173.9      $ 15.3         $ 33.0       $ 191.6
                                    ========     =======        =======      ========

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)
             Notes to Consolidated Financial Statements (Continued)

12. Commitments and Contingent Liabilities

Commitments

Through the normal course of investment operations, the Company commits to either purchase or sell securities or money market instruments at a specified future date and at a specified price or yield. The inability of counterparties to honor these commitments may result in either higher or lower replacement cost. Also, there is likely to be a change in the value of the securities underlying the commitments. At December 31, 1996, the Company had commitments to purchase investments of $17.9 million. The fair value of the investments at December 31, 1996 approximated $18.3 million.

Litigation

The Company is involved in numerous lawsuits arising, for the most part, in the ordinary course of its business operations. While the ultimate outcome of litigation against the Company cannot be determined at this time, after consideration of the defenses available to the Company and any related reserves established, it is not expected to result in liability for amounts material to the financial condition of the Company, although it may adversely affect results of operations in future periods.

13. Segment Information (1)

The Company's operations are reported through two major business segments:
Financial Services and Individual Life Insurance.

Summarized financial information for the Company's principal operations was as follows:

(Millions)                               1996          1995          1994
------------------------------------   -----------   -----------   ----------
Revenue:
 Financial Services                     $ 1,195.1     $ 1,211.3    $1,013.5
 Individual Life Insurance                  445.7         407.9       386.1
                                        ----------    ----------   ----------
  Total revenue                         $ 1,640.8     $ 1,619.2    $1,399.6
-----------------------------------     ----------    ----------   ----------
Income before income taxes: (2)
 Financial Services                     $   129.9     $   160.1    $  122.5
 Individual Life Insurance                   83.0         103.1        98.4
                                        ----------    ----------   ----------
  Total income before income taxes      $   212.9     $   263.2    $  220.9
-----------------------------------     ----------    ----------   ----------
Net income: (2)
 Financial Services                     $    94.3     $   113.8    $   85.5
 Individual Life Insurance                   55.9          62.1        59.8
                                        ----------    ----------   ----------
Net income                              $   150.2     $   175.9    $  145.3
-----------------------------------     ----------    ----------   ----------

           AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES
         (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)
             Notes to Consolidated Financial Statements (Continued)

13. Segment Information (1) (Continued)

Assets under management: (3)
 Financial Services                  $ 27,268.1     $ 22,534.4    $18,122.9
 Individual Life Insurance              2,830.5        2,590.9      2,220.5
--------------------------------     -----------    -----------   -----------
  Total assets under management      $ 30,098.6     $ 25,125.3    $20,343.4
--------------------------------     -----------    -----------   -----------

(1) The 1996 results include severance and facilities charges of $30.7 million, after tax. Of this charge $21.5 million related to the Financial Services segment and $9.2 million related to the Individual Life Insurance segment.

(2) Excludes any effect of the corporate facilities and severance charge recorded in 1996 which is not directly allocable to the Financial Services and Individual Life Insurance segments. (Refer to Note 7).

(3) Excludes net unrealized capital gains (losses) of $366.4 million, $797.1 million and $(386.4) million at December 31, 1996, 1995 and 1994, respectively.